SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material under Rule 14a-12

                       THE WELLCARE MANAGEMENT GROUP, INC.
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (check the appropriate box):
[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Common Stock, $0.01 par value, AND Class A Common Stock, $0.01 par value

     (2)  Aggregate number of securities to which transaction applies:
          ___________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______

     (4)  Proposed maximum aggregate value of transaction: $11,750,000

     (5)  Total fee paid: $2350

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (6)  Amount Previously Paid:

     (7)  Form, Schedule or Registration Statement No.:

     (8)  Filing Party:

     (9)  Date Filed:

                       THE WELLCARE MANAGEMENT GROUP, INC.
                             280 BROADWAY, 3RD FLOOR
                            NEWBURGH, NEW YORK 12250
                                 ---------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON [JULY 30], 2002

To the Shareholders of The WellCare Management Group, Inc.:

         Notice is hereby given that a special meeting of shareholders of The WellCare Management Group, Inc. (the "Company" or "WellCare") will be held at WellCare's Florida corporate office, 6800 North Dale Mabry Hwy., Suite 268, Tampa, Florida 33614, on [July 30], 2002 at 10:00 a.m., Eastern time, for the following purposes:

         1. To adopt the Agreement and Plan of Merger among WellCare Acquisition Company, WellCare Merger Sub, Inc., and WellCare dated as of May 17, 2002, which provides for WellCare Merger Sub, Inc. to merge into WellCare; and

         2. To transact such other business as may properly come before the meeting or any adjournment or postponement.

         In the merger, each issued and outstanding share of common stock and Class A common stock of WellCare (other than shares properly dissenting from the merger) will be converted into the right to receive approximately $.24 in cash. The calculation of the exact amount of cash to be received by WellCare shareholders as a result of the merger is described in this proxy statement.

         WELLCARE'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

         Only shareholders of record at the close of business on June 24, 2002 will be entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. WellCare shareholders can vote their shares by completing, signing, dating, and returning the enclosed proxy card as promptly as possible in the enclosed pre-addressed, postage-paid envelope.

         WellCare shareholders have the right to dissent from the merger and obtain payment in cash of the fair value of their shares of common stock and Class A common stock under applicable provisions of New York law. In order to exercise dissenters' rights, shareholders must give written demand for appraisal of their shares before the vote on the merger and must not vote "FOR" the merger. A copy of the New York statutory requirements is included as Appendix 4 to the accompanying proxy statement and a summary of the provisions can be found under "You Have Dissenters' Appraisal Rights in the Merger."

         If there are not sufficient votes to approve the proposed merger at the time of the special meeting, the special meeting may be adjourned in order to permit further solicitation of proxies by WellCare's board of directors.

                                      By Order of the board of directors


                                      Kiran C. Patel, M.D., President and Chief
                                      Executive Officer

Newburgh, New York

This proxy statement is dated June [__], 2002, and is first being mailed to shareholders of WellCare on or about [________], 2002.

                                TABLE OF CONTENTS
                                                                            Page


SUMMARY TERM SHEET............................................................1

         Proposed Cash Merger.................................................1
         Unanimous Board Recommendation.......................................2
         Fairness Opinion.....................................................3
         Interests of Directors and Officers in the Merger That Differ
          from Your Interests.................................................4
         The Special Meeting of Shareholders..................................5
         Dissenters' Appraisal Rights.........................................6
         Federal Income Tax Consequences......................................6
         Anticipated Date of the Merger.......................................6
         Conditions to Completing the Merger..................................6
         Termination of the Merger Agreement..................................7
         Termination Fee......................................................7
         Contact Information..................................................7

THE SPECIAL MEETING OF WELLCARE SHAREHOLDERS..................................8

         Place, Date, Time and Purpose........................................8
         Who Can Vote?........................................................8
         Attending the Meeting................................................8
         Vote Required........................................................8
         Agreement to Vote Shares Held by Dr. Patel and Other
          WellCare Shareholders...............................................9
         Voting by Proxy......................................................9

PARTIES TO THE MERGER........................................................11

         WellCare ...........................................................11
         WellCare Acquisition Company........................................11
         WellCare Merger Sub, Inc............................................11

BACKGROUND AND REASONS FOR THE MERGER........................................12

         Recommendation of the Board of Directors............................14

OPINION OF WELLCARE'S FINANCIAL ADVISOR......................................15


THE MERGER CONSIDERATION AND RELATED MATTERS.................................20

         The Merger Consideration............................................20
         No Transfers of Shares After the Merger.............................21
         Exchange and Payment Procedures.....................................21
         Financing; Source of Funds..........................................22

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION..............................22

         Allocation of Merger Consideration..................................22
         Summary of the Florida Companies Sale...............................23
         Conflict of Interest in Pursuing Merger.............................23
         Consulting and Employment Agreements................................24
         Indemnification; Directors' and Officers' Liability Insurance.......24

THE MERGER AGREEMENT.........................................................25

         The Merger; Effects of the Merger...................................25
         Time of Closing.....................................................25
         Representations and Warranties......................................25
         WellCare's Covenants................................................26
         Additional Agreements...............................................28
         Takeover Laws.......................................................28
         Conditions to Completion of the Merger..............................28
         Termination of the Merger Agreement.................................30
         Termination Fees and Expenses.......................................31
         Expenses ...........................................................32
         Waiver .............................................................32
         Specific Performance................................................33

FEDERAL INCOME TAX TREATMENT.................................................34


YOU HAVE DISSENTERS' APPRAISAL RIGHTS IN THE MERGER..........................35

         How to Exercise Dissenters' Rights..................................35
         Procedure for Appraisal Proceeding..................................36

COMMON STOCK OWNERSHIP.......................................................38


DEADLINE FOR THE RECEIPT OF SHAREHOLDER PROPOSALS............................39


EXPENSES OF SOLICITATION.....................................................39


APPENDICES:

APPENDIX 1               MERGER AGREEMENT
APPENDIX 2               FORM OF VOTING AGREEMENT
APPENDIX 3               FAIRNESS OPINION
APPENDIX 4               DISSENTERS' RIGHTS STATUTE

                               SUMMARY TERM SHEET

         This summary term sheet does not contain all the information that is important to you. To fully understand the merger proposal, you should carefully read this entire proxy statement and the documents to which we have referred you. We have included page references parenthetically to direct you to a more complete description of the topics in the summary term sheet.

Proposed Cash Merger (see page 20)

         o Shareholder Vote. You are being asked to vote to adopt an agreement and plan of merger whereby WellCare will be acquired by WellCare Acquisition Company.

         o Cash Price for Your Stock. Upon completion of the merger, each share of WellCare common stock and Class A common stock then outstanding (other than shares properly dissenting from the merger) will be cancelled and converted into the right to receive approximately $.24 in cash, without interest, as described below.

         o The exact amount of cash to be received by a shareholder for each share of WellCare stock owned will not be known until the merger is completed. The WellCare shareholders will receive, based on their respective ownership interests in WellCare, an amount in cash, without interest, equal to:

                  o $11,750,000 less the sum of (1) all out-of-pocket expenses incurred by WellCare in connection with the merger (currently estimated to be approximately $600,000), (2) $300,000 for the continuation of officers' and directors' liability insurance after the merger, and (3) up to $1,447,000 for any shortfall in WellCare's minimum statutory reserve requirements as of the last day of the end of the month immediately preceding the merger closing, divided by:

                  o the aggregate number of shares of WellCare common stock and Class A common stock plus any shares issuable upon the exercise of options outstanding immediately before the merger becomes effective.

                           For example, if (1) WellCare's transaction expenses in connection with the merger (including premiums for officers' and directors' liability insurance) equal $913,759, (2) WellCare's minimum statutory reserve requirement shortfall is $1,447,000, and (3) the aggregate common stock and Class A common stock of WellCare (including options) outstanding immediately before the merger is equal to 39,121,695, then a WellCare stockholder that owns 100 shares of WellCare common stock will receive $24.00.

                           The above calculation is provided only as an example, as the actual amount of cash payable to WellCare common stockholders and Class A common stockholders cannot be determined until the amount of out-of-pocket expenses incurred in connection with the merger and the actual shortfall in minimum statutory reserve requirements are determined at the closing of the merger. However, we expect the amount of out-of-pocket expenses and minimum statutory reserve requirement shortfall to approximate the amounts in the example above.

                           The amount of cash payable to WellCare shareholders in the merger as described above is sometimes referred to in this proxy statement as the "merger consideration."

         o        Effects of the Merger. Upon consummation of the merger:

                  o WellCare Merger Sub, Inc. will be merged with and into WellCare, with WellCare continuing as the surviving corporation and becoming a wholly-owned subsidiary of WellCare Acquisition Company;

                  o Each share of common stock and Class A common stock outstanding at the time of the merger, other than dissenting shares and shares held by WellCare, WellCare Acquisition Company, or WellCare Merger Sub, Inc., will be converted into the right to receive the merger consideration;

                  o Holders of common stock or Class A common stock will no longer have any interest in WellCare;

                  o Options held by optionholders of WellCare will be cancelled; and

                  o Shares of WellCare common stock will be delisted from the OTC Bulletin Board, and there will be no further market for the shares.

         o The Acquiror. WellCare Acquisition Company is a Delaware corporation based in New York, New York, formed on May 13, 2002, for the purpose of acquiring WellCare and four affiliated companies controlled by WellCare's controlling shareholder, Kiran C. Patel.

         o WellCare Stock Price. Shares of WellCare common stock are traded on the OTC Bulletin Board under the symbol "WELL.OB." The closing price of WellCare common stock was $0.25 on May 16, 2002, which was the last trading day before the announcement of the merger. The average closing bid price of WellCare common stock for the 30 trading days ended May 16, 2002 was $0.17 per share. Shares of WellCare Class A common stock are not publicly traded.

         o Procedure For Receiving Merger Consideration. WellCare Acquisition Company will appoint a bank, trust company, or other entity reasonably satisfactory to us to serve as the paying agent under the merger agreement, to coordinate the payment of the merger consideration following the merger. The paying agent will send you written instructions for surrendering your certificates and obtaining the cash merger price after we have completed the merger. Do not send in your stock certificates at this time.

         o Financing for the Merger. A private equity fund has provided WellCare Acquisition Company's parent company, WellCare Holdings LLC, with a commitment letter to provide funds sufficient to pay the merger consideration and the cash portion of the purchase price for the Florida companies (as described under--"Interests of Directors and Officers in the Merger That Differ from Your Interests"), subject to the satisfaction of all conditions of WellCare Acquisition Company to consummate those transactions as described under "The Merger Consideration and Related Matters--Financing; Source of Funds."

Unanimous Board Recommendation  (see page 14)

         The WellCare board of directors unanimously approved the merger on May 16, 2002. The board of directors considered the following factors in connection with its approval of the merger:

         o WellCare currently is not in compliance with the regulatory reserve requirements with respect to its HMO operations in New York and Connecticut;

         o        WellCare's historical operating losses;

         o the lack of financing options to fund WellCare's operating losses and regulatory reserve requirements;

         o our board of directors' belief, based on discussions with our financial advisor, that it is unlikely that any other party would propose an acquisition of WellCare that would be more favorable to us and our shareholders than that proposed by WellCare Acquisition Company;

         o the current and historical trading prices of WellCare common stock, and the fact that the merger consideration, which we estimate to be approximately $.24 per share, represents a premium of approximately 54% and 31% over the 10-day and 30-day average stock prices as of May 9, 2002;

         o the low trading volume of WellCare's common stock, which has made it difficult for prospective buyers or sellers of our common stock to find willing sellers or buyers, respectively, and which tends to increase the volatility of the stock price when large purchases or sales do occur;

         o WellCare's insufficient cash and investment reserves in excess of its medical claims payable;

         o WellCare's business, operations, properties, assets, financial condition, and prospects;

         o        the fairness opinion of Houlihan Lokey Howard & Zukin;

         o our board of directors' belief that the value of WellCare or its operating subsidiaries sold on a stand-alone basis without the Florida companies would be substantially reduced; and

         o the fact that WellCare Acquisition Company has obtained a financing commitment for the merger consideration and the cash portion of the purchase price for the Florida companies, subject to satisfaction of all conditions to the obligations of WellCare Acquisition Company to consummate the merger.

         WellCare's board of directors also considered potential drawbacks to the merger, including:

         o the fact that the transaction will be taxable to WellCare's shareholders.

         WellCare's board of directors also considered the potential conflicts of interest, including the conflicts of interest in allocating the merger consideration between WellCare and the Florida companies discussed under "Interests of Certain Persons in the Transaction." WellCare's board of directors also considered the fact that WellCare's legal counsel and financial advisor in connection with the merger also represented the Florida companies in connection with their sale to the buyer.

         The WellCare board has determined that the merger is in the best interests of WellCare and its shareholders, has unanimously adopted the agreement and plan of merger, and recommends that WellCare shareholders vote "for" the adoption of the agreement and plan of merger.

Fairness Opinion (see page 15)

         Houlihan Lokey Howard & Zukin has delivered to the board of directors its opinion that the merger price of $11,750,000 less an amount not to exceed the sum of (1) estimated transaction expenses in connection with the merger of $913,759 and (2) the estimated shortfall in the minimum statutory reserve requirements of $1,447,000, is fair to the holders of WellCare common stock and Class A common stock from a financial point of view.

Interests of Directors and Officers in the Merger That Differ from Your Interests (see page 22)

         The merger is conditioned on the simultaneous acquisition by WellCare Acquisition Company of four privately held Florida companies controlled by Dr. Patel, who is also the controlling shareholder, a director, and the President and Chief Executive Officer of WellCare. The four Florida companies include two health maintenance organizations. The four Florida companies controlled by Dr. Patel are sometimes referred to in this proxy statement as the "Florida companies." Dr. Patel's brother, Pradip Patel, and Dr. Patel's brother-in-law, Rupesh Shah, together beneficially own the remaining outstanding stock of the Florida companies not owned by Dr. Patel. Pradip Patel and Rupesh Shah are also directors of WellCare and own a small number of shares of WellCare common stock. The total amount to be paid to the shareholders of the Florida companies will be $50 million in cash, a promissory note with an initial principal amount equal to $53 million, which is subject to adjustment following the closing, and an 8% equity interest in WellCare Acquisition Company's parent company, WellCare Holdings, LLC. The purchase price adjustments for the Florida companies may substantially increase the purchase price for the Florida companies, which will be effected by adjusting the promissory note. See "Interests of Certain Persons in the Transactions--Summary of the Florida Companies Sale."

         Dr. Patel, Mr. Patel, and Mr. Shah have the following potential conflicts of interest, and other interests that differ from yours, with respect to the allocation of consideration between WellCare and the Florida companies:

         o Dr. Patel beneficially owns approximately two-thirds of the outstanding stock of the Florida companies, a larger percentage than his 51% beneficial ownership of WellCare common stock. Mr. Patel and Mr. Shah own the remaining one-third of the outstanding stock of the Florida companies, a larger percentage than their beneficial ownership of WellCare.

         o Dr. Patel, Mr. Patel, and Mr. Shah are the only directors of the Florida companies and comprise three of the four directors of WellCare. The Florida companies do not have any independent directors, and WellCare has only one independent director.

         o Dr. Patel and Mr. Patel will enter into consulting agreements at closing to assist WellCare Acquisition Company with post-merger transition matters for six months after the merger. Dr. Patel will receive consulting compensation of $20,000 per month after the merger and Mr. Patel will receive consulting compensation of $20,000 per month for the first three months after the merger and $15,000 per month for the remainder of the six-month term. During the term of his consulting agreement, Dr. Patel will serve as a member of the boards of directors of one or more of the Florida companies.

         o Mr. Shah will enter into an employment agreement at closing, pursuant to which he will serve as Executive Vice President of WellCare Acquisition Company or a subsidiary for an initial term of one year after the merger, renewable at the option of WellCare Acquisition Company. Mr. Shah will receive compensation of $275,000 per year, will be eligible to receive an annual performance bonus, and will be entitled to other benefits and perquisites.

         o WellCare Acquisition Company has agreed to indemnify, and provide directors' and officers' insurance during a limited period for, the directors and officers of WellCare and its subsidiaries, and the directors and officers of the Florida companies, for certain events occurring before the merger.

         These potential conflicts of interest and other differing interests may have given Dr. Patel, Mr. Patel, and Mr. Shah an increased incentive to recommend adoption of the merger agreement, or an incentive to negotiate for a greater purchase price for the sale of the Florida companies and a corresponding lower purchase price for WellCare.

The Special Meeting of Shareholders (see page 8)

         o Place, Date and Time. The special meeting will be held at WellCare's Florida corporate office, 6800 North Dale Mabry Hwy., Suite 268, Tampa, Florida 33614 on [July 30], 2002 at 10:00 a.m. Eastern time.

         o Vote Required for Approval of the Merger. The adoption of the merger agreement requires the approval of two-thirds of the votes entitled to be cast. Each holder of record of common stock is entitled to one vote per share and each holder of record of Class A common stock is entitled to ten votes per share. Holders of WellCare common stock and Class A common stock vote together as a single class. Under New York law, an abstention, the failure to vote or a broker non-vote does not count as a vote cast and has the same effect as a vote against the merger.

         o Agreement to Vote Shares Held by Dr. Patel and Certain Other WellCare Shareholders. Dr. Patel and certain other shareholders of WellCare have agreed to vote all 31,550,093 shares of WellCare common stock owned by them, which as of the record date represents approximately ___% of the [__________] votes entitled to be cast, in favor of the adoption of the merger agreement and against any proposal in opposition to or in competition with the merger. As a result, adoption of the merger agreement is assured unless the voting provisions contained in the voting agreements do not apply for the reasons described under "The Special Meeting of WellCare Shareholders - Agreement to Vote Shares Held by Dr. Patel and Other WellCare Shareholders." The form of voting agreement is attached to this proxy statement as Appendix 2, and you are encouraged to read it in its entirety.

         o Shareholders Who May Vote at the Meeting. You can vote at the special meeting all the shares of WellCare common stock and Class A common stock you own of record as of June 24, 2002, which is the record date for the special meeting. If you own shares that are registered in someone else's name, for example, in the name of a broker, you need to direct that person to vote their shares or obtain authorization from them and vote the shares yourself at the meeting. As of the record date, there were [_______________] shares of WellCare common stock outstanding, held by approximately [_____] shareholders of record and [_______________] shares of Class A common stock outstanding held by approximately [____] shareholders of record. Each holder of record of common stock is entitled to one vote per share and each holder of record of Class A common stock is entitled to ten votes per share.

         o Procedure for Voting. You can vote your shares by attending the special meeting and voting in person or by mailing the enclosed proxy card. You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either: (1) advise WellCare's Corporate Secretary in writing or deliver a later-dated proxy before your common stock or Class A common stock has been voted at the special meeting or (2) attend the meeting and vote your shares in person. Attendance at the special meeting will not itself constitute revocation of your proxy.

Dissenters' Appraisal Rights (see page 35)

         New York law provides you with dissenters' appraisal rights in the merger. This means that if you are not satisfied with the amount you will receive in the merger, you are legally entitled to have the value of your shares independently determined and to receive payment based on that valuation. To exercise your dissenters' rights:

         (1) you must deliver a written objection to the merger to WellCare at or before the special meeting; and

         (2)      you must not vote "FOR" the adoption of the merger agreement.

         Your failure to exactly follow the procedures specified under New York law will result in the loss and waiver of your dissenters' rights. The failure to vote "AGAINST" the adoption of the merger agreement will not itself constitute a waiver of your dissenters' rights.

         WellCare Acquisition Company's obligation to complete the merger is conditioned upon holders of not more than 10% of WellCare's outstanding common stock and Class A common stock exercising their dissenters' rights.

Federal Income Tax Consequences (see page 34)

         The merger will be a taxable transaction to you for federal income tax purposes, and may also be a taxable transaction under state, local, and foreign tax laws. For federal income tax purposes, your receipt of cash in exchange for your shares of WellCare common stock and Class A common stock generally will cause you to recognize gain or loss measured by the difference between the cash you receive in the merger and your tax basis in your shares of WellCare common stock and Class A common stock. You should consult your own tax advisor for a full understanding of the merger's tax consequences that are particular to you.

Anticipated Date of the Merger (see page 25)

         We are working to complete the merger as soon as possible. The merger will close on the last day of the month, or such other date as the parties may agree upon, following receipt of shareholder approval and satisfaction of other requirements, including the conditions described below.

Conditions to Completing the Merger (see page 28)

         The completion of the merger depends on a number of conditions being met, including approval by WellCare's shareholders. In addition to the parties complying with the merger agreement, these conditions, unless waived, include:

         o approval from all governmental or regulatory authorities necessary for the merger, including the termination or expiration of any waiting period applicable to the merger under United States antitrust laws;

         o there being no proceeding by any governmental body challenging, delaying, or prohibiting the merger;

         o completion of the acquisition by WellCare Acquisition Company of the four Florida companies controlled by Dr. Patel, WellCare's controlling shareholder;

         o there must not have occurred any change or event since May 17, 2002 that is, or would reasonably be expected to be, materially adverse to, among other things, our financial condition, business, operations, assets, or key provider relationships; and

         o WellCare and its subsidiaries' balance sheets as of the last day of the month immediately preceding the closing shall comply with applicable regulatory capital requirements.

Termination of the Merger Agreement (see page 30)

         WellCare and WellCare Acquisition Company can agree at any time to terminate the merger agreement without completing the merger, even if the shareholders of WellCare have approved it. Also, either WellCare or WellCare Acquisition Company can decide, without the consent of the other, to terminate the merger agreement if, for example:

         o the merger is not completed by 5:00 p.m. Eastern time, October 31, 2002 (which date shall automatically be extended to December 31, 2002 if the parties have not received approval from all governmental and regulatory authorities necessary for the merger by October 31, 2002);

         o the other party commits a material breach of its representations, warranties, or covenants and the breach has not been cured within 15 days after the breaching party is notified;

         o any law or regulation or any court order or injunction permanently prohibits the merger; or

         o the merger agreement is not adopted by WellCare's shareholders at the special meeting or any adjournment or postponement thereof (provided that in the case of WellCare, the failure to obtain shareholder approval is not caused by an action or failure to act by WellCare, in violation of the merger agreement).

Termination Fee (see page 31)

         WellCare may be required to pay all of WellCare Acquisition Company's expenses and a termination fee of $300,000 in several circumstances, including if the merger agreement is terminated and WellCare has executed a definitive agreement in connection with a competing proposal or if WellCare consummates a competing proposal within nine months of such termination. In addition, if the merger agreement is not adopted by WellCare's shareholders at the special meeting under circumstances in which the termination fee is not payable, WellCare would still be required to pay all of WellCare Acquisition Company's expenses.

Contact Information

         If you have any questions regarding the merger or any other matters discussed in this proxy statement, please contact:

         Kiran C. Patel, M.D.
         President and Chief Executive Officer
         The WellCare Management Group, Inc.
         6800 North Dale Mabry Hwy., Suite 268,
         Tampa, Florida  33614
         (813) 290-6200

                  THE SPECIAL MEETING OF WELLCARE SHAREHOLDERS

Place, Date, Time and Purpose

         The special meeting will be held at WellCare's Florida corporate office, 6800 North Dale Mabry Hwy., Suite 268, Tampa, Florida 33614 on [July 30,] 2002 at 10:00 a.m., Eastern time. The purpose of the special meeting is to consider and vote on the proposed merger.

         A COPY OF THE MERGER AGREEMENT IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX 1. WE URGE YOU TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

         The WellCare board of directors has unanimously determined that the merger is in the best interests of WellCare and its shareholders, has unanimously adopted the agreement and plan of merger and unanimously recommends that WellCare shareholders vote "for" the adoption of the agreement and plan of merger.

Who Can Vote?

         The holders of record of WellCare common stock and Class A common stock at the close of business on June 24, 2002, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. On the record date, there were [____________] shares of WellCare common stock outstanding held by approximately [_____] shareholders of record and [_______] shares of WellCare Class A common stock outstanding held by approximately [_____ ] shareholders of record. Options to purchase 4,006,000 shares of common stock are not included in the number of shares outstanding and will be terminated without consideration before the closing of the merger.

Attending the Meeting

         If you are a beneficial owner of WellCare common stock or Class A common stock held by a broker, bank, or other nominee (i.e. held in "street-name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of WellCare common stock or Class A common stock held in street name at the meeting, you will have to obtain a written proxy or authorization in your name from the broker, bank, or other nominee who holds your shares.

Vote Required

         Adoption of the merger agreement requires the affirmative vote of two-thirds of the votes entitled to be cast. Each share of common stock is entitled to one vote and each share of Class A common stock is entitled to ten votes. A total of [________] votes are entitled to be cast on the merger. The holders of WellCare common stock and Class A common stock vote together as a single class. Your broker or nominee does not have the right to vote your shares of WellCare common stock and Class A common stock. You must instruct your broker on how to vote in order for your shares to be voted. Broker "non-votes," abstentions and failure to return a properly executed proxy card or to vote in person will not count as votes cast and will have the same effect as a vote against the merger.

         The presence, in person or by properly executed proxy, of the holders of a majority of the votes entitled to vote at the special meeting will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum and any adjournment of the special meeting, unless the holder is present solely to object to the special meeting.

Agreement to Vote Shares Held by Dr. Patel and Other WellCare Shareholders.

         In separate voting agreements, Dr. Patel and certain other WellCare shareholders have agreed to vote their shares of WellCare common stock (which as of the record date represented approximately ___% of the total voting power of WellCare capital stock) as follows:

         o        for the adoption of the merger agreement; and

         o against approval or adoption of any proposal made in opposition to or in competition with the merger.

         In the case of the voting agreements entered into by Dr. Patel, Mr. Pradip Patel, and Mr. Rupesh Shah (whose shares as of the record date represented approximately ___% of the total voting power of WellCare capital stock), the voting provisions will not apply if WellCare's board of directors has, under circumstances expressly permitted by the merger agreement:

         o withdrawn or modified, or proposed publicly to withdraw or modify, in a manner adverse to WellCare Acquisition Company, the approval of the merger agreement or the transactions contemplated thereby or its recommendation that shareholders vote in favor of adoption of the agreement; or

         o recommended, adopted, or approved, or proposed publicly to recommend, adopt, or approve, an alternative transaction.

         As a result of these voting agreements, adoption of the merger agreement by our shareholders is assured unless the voting provisions contained in the voting agreements executed by Dr. Patel, Mr. Pradip Patel, and Mr. Rupesh Shah do not apply for the reasons described above.

         The form of voting agreement is attached to this proxy statement as Appendix 2, and you are encouraged to read it in its entirety.

Voting by Proxy

         This proxy statement is being sent to you on behalf of the board of directors of WellCare to request that your shares of WellCare common stock and Class A common stock be represented at the special meeting by the persons named in the enclosed proxy card. All shares of WellCare common stock and Class A common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return the proxy card without giving voting instructions, your shares will be voted as recommended by WellCare's board of directors. The board unanimously recommends a vote "FOR" the adoption of the merger agreement.

         If any matters not described in this proxy statement are properly presented at the special meeting, the persons named on the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. However, no proxy voted against the proposal to approve the merger will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the merger. WellCare does not know of any other matters to be presented at the meeting.

         You may revoke the proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either (1) advise the Corporate Secretary of WellCare in writing or deliver a later-dated proxy, before your common stock or Class A common stock has been voted at the special meeting or
(2) attend the meeting and vote your shares in person. Attendance at the special meeting will not itself constitute revocation of your proxy.

         If your WellCare common stock or Class A common stock is held in a street name, you will receive instructions from your broker, bank, or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via telephone or the Internet. If your broker, bank, or other nominee has not sent you either a blank, executed proxy card or an instruction card, you may contact the record holder directly to provide it with instructions.

                              PARTIES TO THE MERGER

WellCare

         WellCare (originally incorporated under the name Ullman and Castellon, Inc.) is a health care management company, whose wholly owned subsidiaries, WellCare of New York, Inc. and FirstChoice HealthPlans of Connecticut, Inc. (formerly known as WellCare of Connecticut, Inc.), are health maintenance organizations. WellCare of New York, Inc. and FirstChoice HealthPlans of Connecticut, Inc. provide comprehensive health care services to their members for a fixed monthly premium, plus applicable co-payments, by the member to the physician for each office visit, and a dispensing fee or co-payment to the pharmacy for each prescription filled. The basic benefits consist of primary and specialty physician care, inpatient and outpatient hospital care, emergency and preventative health care, laboratory and radiology services, ambulance services, eye care, physical and rehabilitative therapy services, chiropractic services, mental health care, and alcohol and substance abuse counseling. The WellCare entities arrange for the provision of inpatient and outpatient hospital health care services by contracting with hospitals. Members are allowed to select any primary care physician or group practice participating in the WellCare provider network and are allowed to switch from one primary care physician or practice to another within the network.

         WellCare's address is:

                  The WellCare Management Group, Inc.
                  280 Broadway, Third Floor
                  Newburgh, New York 12550
                  (845) 440-2400

WellCare Acquisition Company

         WellCare Acquisition Company is a newly-formed Delaware corporation formed solely for the purpose of acquiring WellCare and the Florida companies and has not conducted any business operations. WellCare Acquisition Company is wholly owned by WellCare Holdings, LLC, a Delaware limited liability company formed for the special purpose of representing certain investor interests in WellCare Acquisition Company.

         WellCare Acquisition Company's address is:

                  WellCare Acquisition Company
                  67 East 11th Street, Suite 318
                  New York, New York 10003
                  (212) 388-1191

WellCare Merger Sub, Inc.

         WellCare Merger Sub, Inc. is a newly-formed New York corporation formed solely for the purpose of acquiring WellCare and is a wholly-owned subsidiary of WellCare Acquisition Company.

                      BACKGROUND AND REASONS FOR THE MERGER

         In January 2001, representatives of an entity proposed to be formed for the purpose of acquiring WellCare and the Florida companies contacted Dr. Patel, the controlling shareholder of WellCare and the Florida Companies, regarding their potential interest in an acquisition of WellCare and the Florida companies. In this section, we sometimes refer to the acquiring entity of WellCare and the Florida companies, which was incorporated as WellCare Acquisition Company in May 2002, and its principals as the "buyer."

         WellCare and the Florida companies engaged Houlihan Lokey as their investment banking firm in February 2001 to locate additional capital or find a buyer for the entire business, as well as to assist in the ongoing discussions with representatives of buyer. From February 2001 through June 2001, Houlihan Lokey conducted an extensive search for a buyer or merger candidate for WellCare and the Florida companies, either separately or as part of a single transaction. During the same period, Houlihan Lokey also contacted potential financing sources and continued discussions with buyer regarding the terms and structure of a possible acquisition of WellCare and the Florida companies.

         Between March 2001 and June 2001, Houlihan Lokey contacted approximately 86 potential acquirors of WellCare and the Florida companies, including both strategic and financial buyers. Houlihan Lokey advised Dr. Patel that some of these potential buyers were interested in the Florida companies, but not WellCare. Houlihan Lokey advised Dr. Patel that it believed that the WellCare shareholders would receive a higher potential purchase price for their shares if it was a part of a larger sale involving the Florida companies. As a result of Houlihan Lokey's search for a buyer or merger candidate, the boards of directors of WellCare and the Florida companies determined to continue negotiations with representatives of buyer regarding the possibility of an acquisition of all of the companies.

         On June 19, 2001, the buyer, WellCare, and the Florida companies executed a letter of intent for the acquisition of WellCare and the Florida companies for a combined enterprise value of approximately $101 million. The letter of intent contemplated that the final combined enterprise value would be subject to various earnouts and reductions and did not allocate the amount of the enterprise value between WellCare and the Florida companies. The letter of intent contained a 60-day exclusivity period.

         WellCare and the Florida companies provided representatives of the buyer with business, financial, and legal due diligence materials. During the exclusivity period, representatives of WellCare, the Florida companies, Houlihan Lokey, and the buyer spoke on numerous occasions regarding the business, financial, and legal due diligence investigation conducted by buyer. At the conclusion of the exclusivity period, the buyer notified Dr. Patel that, as a result of its preliminary due diligence investigation, it was not prepared to continue negotiations based on the financial performance of the combined companies during the second quarter of 2001.

         Subsequently, the parties continued to have informal discussions regarding a possible transaction. Dr. Patel and Houlihan Lokey held various discussions with the buyer during early October 2001 regarding the transaction structure and the potential enterprise value for the combined companies. WellCare and the Florida companies entered into a second letter of intent on October 15, 2001 with the buyer pursuant to which WellCare and the Florida companies agreed to a second 45-day exclusivity period and to reimburse the buyer for its expenses incurred in evaluating the transactions. On October 22, 2001, WellCare signed an engagement letter retaining Houlihan Lokey to render a fairness opinion to WellCare's board of directors concerning the fairness from a financial point of view of the consideration to be paid to WellCare's shareholders in any sale of the company.

         The October 15, 2001 letter of intent contemplated acquisition of WellCare and the Florida companies for a combined enterprise value of approximately $104 million,

$13 million of which was allocated to WellCare. The letter of intent contemplated that the final combined enterprise value would be subject to various earnouts and reductions for the commercial, Medicaid, and Medicare lines of business as well as purchase price holdbacks for specified liabilities and balance sheet audits.

         Because the buyer wanted to remain a private company, the parties contemplated that the purchase price for WellCare would be paid solely in cash. The shareholders of the Florida companies agreed to accept the risk of an equity interest in the buyer and a senior subordinated promissory note as part of the consideration for the Florida companies, in view of buyer's unwillingness to pay the entire price for all the companies in cash.

         During this second exclusivity period, the buyer continued its business, financial, and legal due diligence investigation of WellCare and the Florida companies. On November 7, 2001, the buyer provided the Florida companies with an initial draft of a purchase agreement reflecting an enterprise value of $104 million. The buyer also provided to WellCare and the Florida companies a draft purchase price adjustment calculation, which, among other things, contemplated that $5 million of the $13 million enterprise value allocated to WellCare would be held in escrow for two years to fund adjustments based on post-closing balance sheet audits relating to WellCare.

         Negotiations continued from November 2001 through January 2002 regarding the terms of the transaction, including the payment terms, earnouts, purchase price holdbacks, indemnities, and the structure of the acquisition of the Florida companies and of WellCare. On December 7, the buyer and WellCare and the Florida companies entered into a letter agreement to extend the exclusivity period and expense reimbursement obligations through January 18, 2002. On January 3, 2002, the buyer provided to counsel to WellCare with an initial draft of the merger agreement for the acquisition of WellCare. The parties were unable to agree upon the terms of the sale of all of the companies and, consequently, terminated negotiations in January 2002.

         Prior to April 10, 2002, the buyer and Dr. Patel exchanged communications regarding the possibility of reinitiating a purchase transaction with respect to all of the companies. On April 10, 2002, the buyer submitted a revised proposal to WellCare providing for the acquisition of all of the companies and the negotiations resumed. The buyer proposed to pay $11.75 million of the total consideration to WellCare in cash, and, in return, to eliminate the requirement that a portion of the purchase price for the WellCare transaction be held in escrow following the closing. However, the buyer was only willing to agree to not require any escrow for the WellCare transaction if the Florida companies' shareholders agreed to take the risk of any shortfall in WellCare's expense reserve for incurred but unrecorded medical claims as of the closing date.

         On April 16, 2002, the buyer provided to counsel to the companies two separate acquisition agreements: a stock purchase agreement with the shareholders of the Florida companies and a merger agreement with WellCare. Further negotiations and drafting of the two agreements occurred during the months of April and May. The principal areas of negotiation included payment terms, purchase price adjustments, terms of the promissory note to be issued to the Florida companies' shareholders, terms of the 8% equity interest in the parent of the buyer to be issued to the Florida companies' shareholders, and price protection, representations, warranties, and covenants to be made by WellCare and the Florida companies.

         Beginning in April 2002, representatives of WellCare had discussions pursuant to a confidentiality agreement with representatives of The 1818 Fund II, LP concerning the proposed terms of WellCare's merger. Because the fund beneficially owned at that time approximately 29.0% of WellCare's common stock, representing approximately 27% of the votes entitled to be cast on the merger, the fund's support for the merger would facilitate its approval by shareholders. On May 14, 2002, the fund agreed to vote for the merger and the adoption of the merger agreement and executed a voting agreement in favor of WellCare Acquisition Company.

         On May 16, 2002, WellCare's board of directors held a telephonic board meeting with counsel to WellCare and the Florida companies and with representatives of Houlihan Lokey to discuss the merger consideration and the merger agreement. WellCare's counsel reviewed with the board the principal terms of merger agreement for WellCare and the stock purchase agreement for the Florida companies, drafts of which were distributed to the directors before the meeting. WellCare's counsel also discussed with the directors their fiduciary duties with respect to the merger. Representatives of Houlihan Lokey then reviewed with WellCare's board of directors its financial analyses relating to the proposed transaction and rendered an oral opinion that the merger consideration was fair from a financial point of view to holders of WellCare common stock and Class A common stock. WellCare's board of directors voted unanimously in favor of the merger agreement. Following that approval, on May 17, 2002, Houlihan Lokey delivered to WellCare's board of directors its written letter confirming the oral opinion it had delivered to the board, WellCare signed the merger agreement, the shareholders of the Florida companies signed the stock purchase agreement for the Florida companies, and Dr. Patel and certain other WellCare shareholders delivered executed voting agreements.

Recommendation of the Board of Directors

         At their meeting on May 16, 2002, WellCare's board of directors approved the merger and adopted the merger agreement based on the totality of information presented and consideration given by them at all their meetings regarding the proposed merger. At this meeting, Houlihan Lokey delivered its oral fairness opinion. The board of directors unanimously determined that it was advisable, fair, and in the best interests of all WellCare shareholders to approve the merger. Accordingly, the board of directors unanimously recommends that shareholders vote "FOR" the merger.

         In reaching its decision, the board of directors considered the following material factors:

         o WellCare currently is not in compliance with the regulatory reserve requirements with respect to its HMO operations in New York and Connecticut;

         o        WellCare's historical operating losses;

         o the lack of financing options to fund WellCare's operating losses and reserve requirements;

         o our board of directors' belief, based on discussions with our financial advisor, that it is unlikely that any other party would propose an acquisition of WellCare that would be more favorable to us and our shareholders than that proposed by WellCare Acquisition Company;

         o the current and historical trading prices of WellCare common stock, and the fact that the merger consideration, which we estimate to be approximately $.24 per share, represents a premium of approximately 54% and 31% over the 10-day and 30-day stock prices as of May 9, 2002;

         o the low trading volume of WellCare's common stock, which has made it difficult for prospective buyers or sellers of our common stock to find willing sellers or buyers, respectively, and which tends to increase the volatility of the stock price when large purchases or sales do occur;

         o WellCare's insufficient cash and investment reserves in excess of its medical claims payable;

         o WellCare's business, operations, properties, assets, financial condition and prospects;

         o        the fairness opinion of Houlihan Lokey;

         o our board of directors' belief that the value of WellCare or its operating subsidiaries sold on a stand-alone basis without the Florida companies would be substantially reduced; and

         o the fact that WellCare Acquisition Company has obtained a financing commitment, subject to satisfaction of all conditions to the obligations of WellCare Acquisition Company to consummate the merger.

         WellCare's board of directors also considered potential drawbacks to the merger, including:

         o the fact that the transaction will be taxable to WellCare's shareholders.

         The board of directors also considered the potential conflicts of interest, including conflicts of interest in allocating the merger consideration between WellCare and the Florida companies, discussed under "Interests of Certain Persons in the Transaction." WellCare's board of directors also considered the fact that WellCare's legal counsel and financial advisor in connection with the merger also represented the Florida companies in connection with their sale to the buyer.

         The board of directors did not find it practicable to quantify or assign relative weights to the various factors that they considered in deciding to approve the merger. Individual directors may have assigned more importance to one factor over another, but considered all the factors as a whole.

                     OPINION OF WELLCARE'S FINANCIAL ADVISOR

         On May 16, 2002, Houlihan Lokey delivered its oral opinion to the WellCare board of directors that, as of the date of such opinion, and based upon the assumptions made, general procedures followed, matters considered and limitations on the review undertaken, as set forth in such opinion, the purchase price to be received by the holders of shares of common stock or Class A common stock was fair to such holders from a financial point of view. Houlihan Lokey subsequently confirmed its earlier oral opinion by delivery of its written opinion dated as of May 17, 2002.

         THE FULL TEXT OF THE WRITTEN OPINION OF HOULIHAN LOKEY, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX 3 TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE HOULIHAN LOKEY OPINION IS ADDRESSED TO WELLCARE'S BOARD OF DIRECTORS AND IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED IN THE MERGER BY THE HOLDERS OF COMMON STOCK AND CLASS A COMMON STOCK. THE

HOULIHAN LOKEY OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY WELLCARE SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE. WELLCARE SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. THE SUMMARY OF THE HOULIHAN LOKEY OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

         In connection with rendering the opinion described above and performing its related financial analysis, Houlihan Lokey, among other things:

         o reviewed WellCare's annual reports to shareholders on Form 10-K for the fiscal years ended December 31, 1998 through 2001 and a draft copy of the Form 10-Q prepared by WellCare for the period ended March 31, 2002, which WellCare's management represented as being the most current financial statements available;

         o reviewed the most recent (as of the date of the Houlihan Lokey fairness opinion) draft of the Agreement and Plan of Merger between WellCare, WellCare Acquisition Company and WellCare Merger Sub, Inc.;

         o met with certain members of the senior management of WellCare to discuss the operations, financial condition, future prospects and projected operations and performance of WellCare, and met with representatives of WellCare's independent accounting firm and counsel to discuss certain matters;

         o        visited the corporate offices of WellCare in Tampa, Florida;

         o reviewed forecasts and projections prepared by WellCare's management with respect to WellCare for the years ended December 31, 2002 through 2006;

         o reviewed the historical market prices and trading volume for WellCare's publicly traded securities;

         o reviewed certain other publicly available financial data for certain companies Houlihan Lokey deemed comparable to WellCare, and publicly available prices and premiums paid in other transactions that Houlihan Lokey considered similar to the merger;

         o reviewed drafts of certain documents to be delivered at the closing of the merger; and

         o conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

         Houlihan Lokey assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information and data publicly available or furnished to or reviewed by or discussed with it for the purposes of its opinion. Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections provided to Houlihan Lokey had been reasonably prepared and reflected the best then currently available estimates of the future financial results and condition of WellCare, and that there had been no material change in the assets, financial condition, business or prospects of WellCare since the date of the most recent financial statements made available to Houlihan Lokey. Houlihan Lokey expressed no view with respect to such forecasts and other information and data or the assumptions on which they were based. Houlihan Lokey expressed no opinion as to the underlying decision by WellCare to engage in the transaction.

         Houlihan Lokey did not independently verify the accuracy and completeness of the information supplied to Houlihan Lokey with respect to WellCare and did not assume any responsibility with respect to it. Houlihan Lokey did not make any physical inspection or independent appraisal of any of the properties or assets of WellCare. The Houlihan Lokey opinion is necessarily based on business, economic, market and other conditions as they existed and were evaluated by Houlihan Lokey as of the date of the written opinion.

Financial Analysis. The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with its oral opinion and the preparation of its written opinion described above. The following summary, however, does not purport to be a complete description of the analyses performed by Houlihan Lokey. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Houlihan Lokey, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

         Market Trading Analysis. Houlihan Lokey reviewed current and historical market prices and trading data concerning WellCare's common stock for specified periods prior to the announcement of the acquisition on May 17, 2002. In addition, Houlihan Lokey calculated the average of these market prices for the ten day and thirty day periods ending May 9, 2002. The following table presents the results of these calculations:


         Closing stock price as of 5/9/02                     $0.15

         10-day average stock price as of 5/9/02              $0.16

         30-day average stock price as of 5/9/02              $0.18

         3-month average trading volume as of 5/9/02          3,200 shares

         Market capitalization (based on 5/9/02 close)        $5.868 million

         12-month high and low stock price (as of 5/9/02)     $0.05 - $0.51


         Houlihan Lokey informed WellCare's Board of Directors that, on May 16, 2002, WellCare's common stock closed at $0.25 per share, which is greater than the implied transaction price per share of approximately $0.24. The implied transaction price per share of WellCare common stock of approximately $0.24 represented a premium of 54% and 31% over the 10-day and 30-day average stock price, respectively.

         Market Multiple Approach. Using publicly available information, Houlihan Lokey compared certain financial and operating information for WellCare with corresponding financial and operating information for a group of publicly traded companies that Houlihan Lokey deemed to be reasonably similar to WellCare. Earnings and cash flow multiples for the comparable companies are calculated based upon daily trading prices. Houlihan Lokey selected three publicly traded, domestic companies in the managed care industry whose primary reimbursement source is Medicaid. The companies included in this portion of the analysis were as follows: AmeriGroup, Inc., Centene, Inc., and United American Healthcare, Inc. Houlihan Lokey calculated multiples of earnings before interest, taxes, depreciation, and amortization, or EBITDA, earnings before interest and taxes, or EBIT, and net income, for the latest trailing twelve months and for projected next fiscal year. The Enterprise Value of a managed care company is calculated as the aggregate public trading value of its common stock plus preferred stock, total debt, and medical claims payables, less cash and investments. Cash and investments in excess of debt and medical claims payable are not subtracted from the Enterprise Value.


                       Valuation Summary - Market Approach
                       -----------------------------------

                      (LTM means the latest twelve months)


                                                Low        High       Median
LTM Enterprise Value to EBITDA                 7.3x         17x        11.7x
Enterprise  Value to  projected  fiscal        6.1x        9.2x         7.6x
2002 EBITDA
LTM Enterprise Value to EBIT                   8.4x       83.6x        12.6x
Enterprise  Value to  projected  fiscal        7.2x        9.5x         8.3x
2002 EBIT
LTM Price to net income                       17.8x       25.3x        22.8x
Price  to  projected  fiscal  2002  net       12.5x       14.7x        13.6x
income

         Houlihan Lokey also calculated implied transaction multiples for WellCare of 7.5 times projected 2002 EBITDA, 8.5 times projected 2002 EBIT, and
3.3 times projected 2002 net income, which represents 98.3%, 101.6%, and 24.4% of the medians calculated for the comparable public companies, respectively. The relatively low implied net income multiple is a function of WellCare's highly levered capital structure and related interest expense relative to the comparable public companies.

         Discounted Cash Flow Approach. Houlihan Lokey performed a discounted cash flow analysis of WellCare based upon estimates of projected financial performance prepared by WellCare for fiscal years 2002 through 2006. Utilizing these projections, Houlihan Lokey calculated an equity price per common share ranging from $0.08 to $0.14, which compares to a transaction value per share of approximately $0.24.

         Comparable Transaction Approach. Houlihan Lokey analyzed certain publicly available information relating to fifteen selected transactions in the managed care industry since January 2000. The transactions were as follows:

 Date        Acquiror                         Target                           Deal Value
 ----        --------                         ------                           ----------
                                                                              (in $millions)
 12/21/01    Oxford Health Plans, Inc.        Medspan, Inc.                       $19.000
 10/18/01    Amerigroup Corporation           MethodistCare STAR HMO                1.500

                                       18

 06/30/01    Coventry Health Care             Blue Ridge Health Alliance           12.500
 05/10/01    Amerigroup Corporation           Humana Health Plan of Texas             NA
 03/15/01    WellPoint Health Networks,       Cerulean                            700.000
              Inc.
 03/19/01    BCBS Wisconsin                   United Wisconsin                    101.600
 10/10/00    UnitedHealth Group Inc.          Lifemark Corp.                       56.210
 06/09/00    Security Capital Corp.           Health Power Inc.                    29.090
 11/13/00    Coventry Health Care             Health Partners' Commercial           4.500
 11/06/00    Horizon BCBS                     AtlantiCare Health Plans              2.000
 08/03/00    Scott Companies                  HIP Health Plan of Florida           40.000
 07/07/00    Coventry Health Care             WellPath Community                   20.700
 04/05/00    Venture Health Partners          Health Partners Southeast            23.000
 04/03/00    Coventry Health Care             PrimeOne                              3.900
 02/01/00    PacifiCare Health Systems        Harris Methodist Health Plans       121.000


                    Valuation Summary - Transaction Approach


                                     Low        High       Median
Enterprise Value per member       $83.33     $403.33      $188.00
Enterprise Value to EBITDA          5.3x       6.45x        5.87x
Price to net income                 5.6x      21.11x       13.36x


         Houlihan Lokey also calculated an implied transaction value of $440.81 per member, which represents 234.5% of the median per member value $188.00 for the comparable transactions.


         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Houlihan Lokey's opinion. In arriving at its fairness determination, Houlihan Lokey considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Houlihan Lokey made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to WellCare or the merger.

         Houlihan Lokey is a nationally recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Houlihan Lokey is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, corporate and other purposes. Houlihan Lokey does not beneficially own any interest in the securities of WellCare.

         Pursuant to a letter agreement, dated February 28, 2001, WellCare retained Houlihan Lokey to act as its exclusive financial advisor in connection with the merger. WellCare selected Houlihan Lokey based on its qualifications, expertise, reputation and knowledge in the valuation of assets and business related to the healthcare industry. A substantial portion of the fee for the financial advisory services is contingent on the completion of the merger.

         In addition, pursuant to its engagement letter with WellCare, Houlihan Lokey rendered a financial fairness opinion to WellCare's board of directors in connection with the merger and WellCare agreed to pay a customary fee to Houlihan Lokey in respect of such opinion, which fee is not contingent on the completion of the merger. WellCare has also agreed to reimburse Houlihan Lokey for its expenses incurred in performing its services and to indemnify it against certain liabilities, including liabilities under the federal securities laws.

                  THE MERGER CONSIDERATION AND RELATED MATTERS

The Merger Consideration

         Except as described below under "--WellCare Treasury Stock, WellCare Stock Held by WellCare Acquisition Company and its Subsidiaries," upon completion of the merger each share of common stock and Class A common stock of WellCare, other than shares held by persons who properly exercise their dissenters' rights, will be cancelled and converted into the right to receive approximately $.24 in cash, without interest, as described below. The WellCare shareholders will receive, based on their respective ownership interests in WellCare, an amount in cash, without interest, equal to:

         o $11,750,000 less the sum of (1) all out-of-pocket expenses incurred by WellCare in connection with the merger (currently estimated to be approximately $600,000), (2) $300,000 for the continuation of officers' and directors' liability insurance after the merger, and (3) up to $1,447,000 for any shortfall in WellCare's minimum statutory reserve requirements as of the last day of the end of the month immediately preceding the merger closing, divided by:

         o the aggregate number of shares of WellCare common stock and Class A common stock plus any shares issuable upon the exercise of options outstanding immediately before the merger becomes effective.

                  For example, if (1) WellCare's transaction expenses in connection with the merger (including premiums for officers' and directors' liability insurance) equal $913,759, (2) WellCare's minimum statutory reserve requirement shortfall is $1,447,000, and (3) the aggregate common stock and Class A common stock of WellCare (including options) outstanding immediately before the merger is equal to 39,121,695, then a WellCare stockholder that owns 100 shares of WellCare common stock will receive $24.00.

                  The above calculation is provided only as an example, as the actual amount of cash payable to WellCare common stockholders and Class A common stockholders cannot be determined until the amount of out-of-pocket expenses incurred in connection with the merger and the actual shortfall in minimum statutory reserve requirements are determined at the closing of the merger. These amounts will not be known until the merger is completed. However, we expect the amount of out-of-pocket expenses and minimum statutory reserve requirement shortfall to approximate the amounts in the above example.

         Treatment of Stock Options

         At the time the merger becomes effective, all outstanding employee or director options to purchase WellCare common stock will be cancelled, regardless of their exercise price.

         WellCare Treasury Stock, WellCare Stock Held By WellCare Acquisition Company and its Subsidiaries

         Upon the completion of the merger, each share of WellCare common stock and Class A common stock issued and owned or held by WellCare or WellCare Acquisition Company or its subsidiaries will by virtue of the merger be cancelled and retired. No merger consideration will be delivered for those shares in the merger.

No Transfers of Shares After the Merger

         No transfers of shares of WellCare common stock or Class A common stock will be made on our share transfer books after the merger becomes effective. Soon after the merger, we will apply to de-list our common stock from the OTC Bulletin Board and deregister our shares under the Securities Exchange Act of 1934.

Exchange and Payment Procedures

         Prior to the effective time of the merger, WellCare Acquisition Company will designate a bank, trust company, or other entity reasonably satisfactory to us to act as the paying agent to handle the exchange of our stock certificates in the merger for the cash consideration. Soon after the merger becomes effective, the paying agent will mail to you a letter of transmittal and instructions explaining how to exchange your stock certificates for the merger consideration. Unless you exercise dissenters' rights of appraisal, upon surrender to the paying agent of a valid stock certificate and a properly completed letter of transmittal, along with any other documents that the paying agent may reasonably require, you will be entitled to receive the merger consideration as described above under "--The Merger Consideration." Either WellCare Acquisition Company or the paying agent may withhold from the merger consideration payable to you any amounts required to be withheld by such parties under the Internal Revenue Code or other applicable state, local, or foreign tax law. Until surrendered in this manner, each stock certificate will represent only the right to receive the merger consideration. No interest will be paid on the merger consideration.

         You should not send your stock certificates now. You should send them only after you receive a letter of transmittal from the paying agent. A letter of transmittal will be mailed to you soon after the merger becomes effective.

         Any merger consideration made available to the paying agent that remains unclaimed by our shareholders for six months after the time the merger becomes effective will be returned to WellCare Acquisition Company, and any of our shareholders who have not by that time made an exchange must then look to WellCare Acquisition Company for payment of their claim for the merger consideration, subject to state unclaimed property laws.

Financing; Source of Funds

         WellCare Acquisition Company has represented in the merger agreement that it will have access to funds sufficient to pay the merger consideration. WellCare Acquisition Company expects to obtain the funds necessary to pay the merger consideration from Soros Private Equity Investors LP. Soros has provided WellCare Acquisition Company's parent company, WellCare Holdings, LLC, with a commitment letter to provide funds sufficient to pay the merger consideration, subject to the satisfaction of all conditions to the obligations of WellCare Acquisition Company to consummate the merger. Under the stock purchase agreement for the acquisition of the Florida companies, WellCare Holdings, LLC is obligated to transfer to WellCare Acquisition Company funds sufficient to permit it to make its payment obligations upon the closing of the merger agreement, subject to the satisfaction of all conditions to the obligations of WellCare Acquisition Company to consummate the merger.

                 INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

         In considering the recommendation of our board of directors with respect to the merger agreement and the transactions contemplated thereby, WellCare shareholders should be aware that certain members of WellCare's management and board of directors have interests in the merger that are different from, and in addition to, the interests of WellCare's shareholders generally. Our board of directors was aware of these interests and considered the following matters, among others, in approving the merger agreement and the merger.

Allocation of Merger Consideration

         The merger is conditioned on the simultaneous acquisition by WellCare Acquisition Company of the four Florida companies, which are controlled by Dr. Patel. Dr. Patel is also the controlling shareholder, a director, and President and Chief Executive Officer of WellCare. The four Florida companies include health maintenance organizations. Dr. Patel's brother, Pradip Patel, and Dr. Patel's brother-in-law, Rupesh Shah, together beneficially own the remaining one-third of the outstanding stock of the Florida companies not owned by Dr. Patel. Pradip Patel and Rupesh Shah are also directors of WellCare, and own a small number of shares of WellCare common stock. The total amount to be paid to the shareholders of the Florida companies will be $50 million in cash, a promissory note with an initial principal amount equal to $53 million, which is subject to adjustment following the closing, and an 8% equity interest in WellCare Acquisition Company's parent company, WellCare Holdings, LLC. The purchase price adjustments for the Florida companies may substantially increase the purchase price for the Florida Companies, which will be effected by adjusting the promissory note, as described below.

Dr.
Patel, Mr. Patel, and Mr. Shah have the following potential conflicts of interest with respect to the allocation of consideration between WellCare and the Florida companies:

         o Dr. Patel beneficially owns approximately two-thirds of the outstanding stock of the Florida companies, a larger percentage than his 51% beneficial ownership of WellCare common stock. Mr. Patel and Mr. Shah own the remaining one-third of the outstanding stock of the Florida companies, a larger percentage than their beneficial ownership of WellCare.

         o Dr. Patel, Mr. Patel, and Mr. Shah are the only directors of the Florida companies and comprise three of the four directors of WellCare. The Florida companies do not have any independent directors, and WellCare has only one independent director.

         These conflicts of interest may have given Dr. Patel, Pradip Patel, and Rupesh Shah an incentive to negotiate for a greater purchase price for the sale of the Florida companies and a corresponding lower purchase price for WellCare.

         Summary of the Florida Companies' Sale

         The Florida companies consist of WellCare HMO, Inc., a Florida HMO, HealthEase of Florida, Inc., a Florida HMO, Comprehensive Health Management, Inc., a Florida corporation, and Comprehensive Health Management of Florida, L.C., a Florida limited liability company. The Florida companies entered into a stock purchase agreement with WellCare Acquisition Company at the same time that WellCare entered into its merger agreement with WellCare Acquisition Company. The Florida companies will be acquired by WellCare Acquisition Company at the same time that WellCare Merger Sub, Inc. merges into WellCare. The shareholders of the Florida companies will receive total consideration as a result of the sale, as follows:

         o $50 million in cash at the closing, less any indebtedness at closing of the Florida companies to Dr. Patel;

         o an 8% equity interest in WellCare Acquisition Company's parent company, WellCare Holdings, LLC; and

         o a $53 million senior subordinated promissory note of WellCare Acquisition Company, bearing interest at 5.25% per year. The initial principal amount of the promissory note to be issued to the Florida companies' shareholders will be subject to adjustment based on (i) 3.25 times the Florida companies' operating income in 2002 for its Medicare line of business,
                  (ii) 1 times the Florida companies' operating income in 2002 for its Commercial line of business, the net worth of the Florida companies at the time of the closing, (iv) indemnification claims under the purchase agreement of up to $37 million, and (v) the items described below under "-Recourse Against Florida Companies' Shareholders."

Recourse against Florida Companies' Shareholders

         The shareholders of the Florida companies have agreed to take all actions within their respective powers to cause WellCare to perform its agreements and other obligations under the merger agreement, subject to any fiduciary duties of the shareholders to WellCare. In particular, the shareholders of the Florida companies have agreed that if there is a shortfall in WellCare's minimum statutory reserve requirements as of the last day of the month immediately preceding the merger closing in excess of $1,447,000, the shareholders will take all actions as may be necessary to cure that excess shortfall.

         In addition, the shareholders have agreed that WellCare Acquisition Company may offset deficiencies in WellCare's reserve for medical claims incurred but not recorded, which we refer to as the IBNR reserve, as of the closing date against the senior subordinated promissory note payable to the shareholders of the Florida companies. Under the stock purchase agreement for the Florida companies, if WellCare's aggregate consolidated IBNR reserves as of the last day of the month immediately preceding the month during which the closing occurs are less than the aggregate consolidated IBNR reserves on the first or second anniversaries of the closing date, WellCare Acquisition Company may offset any deficiency against the amounts owed under its senior subordinated promissory note.

Consulting and Employment Agreements

         The current directors and officers of WellCare will resign their positions at the time of the merger. Dr. Patel and Pradip Patel will enter into consulting agreements at closing to assist WellCare Acquisition Company with post-merger transition matters for six months after the merger. Dr. Patel will receive consulting compensation of $20,000 per month after the merger and Pradip Patel will receive consulting compensation of $20,000 per month for the first three months after the merger and $15,000 per month for the remainder of the six-month term. During the term of his consulting agreement, Dr. Patel will serve as a member of the boards of directors of one or more of the Florida companies.

         Mr. Shah will enter into an employment agreement at closing, pursuant to which he will serve as Executive Vice President of WellCare Acquisition Company or a subsidiary for an initial term of one year after the merger, renewable at the option of WellCare Acquisition Company. Mr. Shah will receive compensation of $275,000 per year, will be eligible to receive an annual performance bonus, and will be entitled to other benefits and perquisites.

Indemnification; Directors' and Officers' Liability Insurance

         The merger agreement requires WellCare to continue to provide indemnification and limitations on liability after the merger to current and former directors and officers of WellCare and its subsidiaries on the same basis as provided in WellCare and its subsidiaries' certificate of incorporation and bylaws before the merger. The merger agreement also requires WellCare as the surviving corporation in the merger to provide "run-off" directors' and officers' liability insurance coverage for six years after the merger with respect to acts or omissions occurring at or prior to the closing, provided that WellCare Acquisition Company will deduct $300,000 from the merger consideration to defray the cost of providing such insurance. In addition, the stock purchase agreement for the acquisition of the Florida companies requires WellCare Acquisition Company to provide "run-off" directors' and officers' liability insurance for three years after the merger with respect to acts or omissions occurring at or prior to the closing. Such insurance coverage is to have terms substantially similar to the terms of the respective companies' current policies.

                              THE MERGER AGREEMENT

         On May 17, 2002, WellCare entered into the merger agreement with WellCare Acquisition Company and WellCare Merger Sub, Inc. The following is a summary of material provisions of the merger agreement not described elsewhere in this proxy statement. Because it is a summary, it does not include all of the information that is included in the merger agreement, and may not include all of the information that is important to you. The merger agreement is attached as Appendix 1 to this proxy statement. We encourage you to read the merger agreement carefully in its entirety.

The Merger; Effects of the Merger

         If the WellCare shareholders holding at least two-thirds of the outstanding shares of WellCare common stock and Class A common stock approve the merger, and the other conditions of the merger have been satisfied or waived, WellCare Merger Sub, Inc. will merge into WellCare, and WellCare will continue as the surviving company. As a result of the merger:

         o With the exception of dissenting shares and WellCare shares held by WellCare, WellCare Acquisition Company, and WellCare Merger Sub, Inc., upon completion of the merger each share of common stock and Class A common stock of WellCare will be cancelled and converted into the right to receive an amount in cash that will be determined as described under "The Merger Consideration and Related Matters - The Merger Consideration."

         o WellCare will become a privately-held company, wholly owned by WellCare Acquisition Company. Shares of WellCare common stock will be delisted from the OTC Bulletin Board, and there will be no further market for shares of WellCare common stock.

         o Holders of common stock or Class A common stock will no longer have any interest in WellCare.

         o        Options held by optionholders of WellCare will be cancelled.

         o WellCare Merger Sub, Inc.'s officers and directors before the merger will be the officers and directors of WellCare after the merger.

Time of Closing

         The merger will close on the last day of the month, or such later date as the parties may agree upon, following satisfaction or waiver of the conditions to the merger. To complete the merger, WellCare and WellCare Merger Sub, Inc. will file a certificate of merger with the Department of State of the State of New York.

Representations and Warranties

         In the merger agreement, WellCare and WellCare Acquisition Company have made customary representations and warranties to each other about their organization, operations and financial and other matters. The representations and warranties in the merger agreement do not survive the closing of the merger.

WellCare's Covenants

         The following summarizes some of the most significant covenants we have made in the merger agreement:

         Interim Conduct of Our Business

         Until the merger becomes effective, we have agreed to conduct our business in the ordinary course consistent with past practice. We have also agreed to use reasonable best efforts to preserve our business and relationships with third parties and key employees, to confer with WellCare Acquisition Company regarding all material operational matters, to obtain WellCare Acquisition Company's approval prior to filing its 2003 Medicare rate filing, and to review most material disbursements with WellCare Acquisition Company.

         In addition, subject to certain exceptions, we have agreed not to, among other things:

         o amend our organizational documents, declare dividends, or recapitalize our stock;

         o        enter into, violate, amend, or modify material contracts;

         o issue, deliver, or sell, or propose to issue, deliver, or sell any equity securities;

         o dispose of or encumber any of our assets or acquire any assets other than in the ordinary course of business, provided that we notify WellCare Acquisition Company of any such transactions in excess of $100,000;

         o incur any indebtedness, other than in the ordinary course of business and not exceeding $50,000 in any instance and $100,000 in the aggregate during any month;

         o pay, discharge, or satisfy any claim, liability, or obligation (absolute, accrued, asserted or unasserted, contingent, or otherwise) arising other than in the ordinary course of business;

         o        terminate or waive any right of substantial value;

         o adopt new employee compensation arrangements or increase employee compensation or benefits, other than in the ordinary course of business consistent with past practice;

         o begin a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where we in good faith determine that failure to commence suit would result in the material impairment of a valuable aspect of our business, provided that we consult with WellCare Acquisition Company before the filing of such a suit; or (iii) for a breach of the merger agreement;

         o merge with any other person, or make material acquisitions or disposals;

         o make any tax elections or settle any material income tax liability; or

         o        change our accounting policies or procedures.

         The agreements related to the conduct of our business in the merger agreement are complicated and not easily summarized. We urge you to carefully read the section of the merger agreement entitled "Conduct Prior to the Effective Time."

         No Solicitation; Competing Proposals

         We have agreed that before the merger neither we nor any of our subsidiaries, employees, or advisors will, directly or indirectly:

         o solicit, initiate, or knowingly encourage any proposals or offers for an alternative transaction;

         o furnish any non-public information to any person in connection with, or participate in any negotiations with respect to, or knowingly take any other action to facilitate, any alternative transaction;

         o enter into a contract with respect to, or otherwise approve, an alternative transaction; or

         o make or authorize any statement, recommendation, solicitation, or endorsement in support of any possible alternative transaction to the merger.

         However, if at any time prior to the adoption of the merger agreement by WellCare's shareholders, provided that we have not violated the non-solicitation provisions contained in the merger agreement:

         o we receive an unsolicited written offer from a third party for an alternative transaction;

         o our board of directors believes in good faith, after advice from our financial advisor, that the competing proposal would be more favorable to our shareholders from a financial point of view than the merger, after taking account of all the terms and conditions of the competing offer, including the likelihood and timing of closing;

         o our board of directors determines in good faith, after advice from our attorneys, that doing so is necessary for our board of directors to comply with its fiduciary duties, then:

                  o subject to our compliance with certain procedures, we may furnish information to the third party and participate in negotiations regarding the competing proposal;

                  o our board must notify WellCare Acquisition Company of the superior proposal and give it three business days to propose changes to the merger agreement; and

                  o after three business days, our board may withdraw its approval and recommendation of the merger and may approve and recommend the competing proposal if the board continues to believe that the competing proposal is superior to any changes to the merger proposed by WellCare Acquisition Company.

         The merger agreement does not prohibit us from taking and disclosing to our shareholders a position with respect to a tender offer required by law.

Additional Agreements

         The parties to the merger agreement have agreed to use all reasonable efforts to do everything necessary or advisable to close the merger and related transactions. We have also agreed to cooperate with each other regarding making the necessary filings with the Securities and Exchange Commission, obtaining regulatory and other consents, holding the special meeting of WellCare shareholders to approve the merger and making public announcements. The merger agreement also requires that we provide WellCare Acquisition Company with access to offices, books and records and employees prior to the consummation of the merger, and that we terminate all of our affiliate agreements prior to the closing.

Takeover Laws

         If any "fair price," "merger moratorium," "control share acquisition" or other form of anti-takeover statute or regulation becomes applicable to the merger, WellCare's board of directors has agreed to take such actions within its power as are necessary to ensure that the merger may be consummated as promptly as practicable on the terms contemplated by the merger agreement and to eliminate the effect of any applicable statute or regulation on the merger.

Conditions to Completion of the Merger

         Mutual Closing Conditions

         Both parties' obligations to close the merger are subject to the satisfaction or waiver at or before the time the merger becomes effective of the following conditions:

         o approvals from all governmental or regulatory authorities necessary for the merger shall have been obtained, and any waiting period applicable to the merger under United States antitrust laws shall have expired or been terminated;

         o there being no proceeding by any governmental body challenging, delaying or prohibiting the merger; and

         o the approval by WellCare's shareholders of the merger in accordance with WellCare's certificate of incorporation and the New York Business Corporation Law.

         Governmental and Regulatory Approvals

         The closing of the merger is subject to the expiration or termination of any waiting period under United States antitrust laws. WellCare Acquisition Company and WellCare (or their ultimate parent entities) will be filing the required pre-merger notifications with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The closing of the merger is also subject to approval of the Insurance Department of Connecticut and the New York Department of Health and the New York Department of Insurance. WellCare Acquisition Company has filed a Statement Regarding the Acquisition of Control of, or Merger With, a Domestic Insurer with the Department of Insurance of Connecticut. WellCare Acquisition Company is also in the process of obtaining the approval of the New York Department of Health and the New York Department of Insurance to the merger.

         Additional Closing Conditions for WellCare's Benefit

         WellCare's obligation to complete the merger is subject to the satisfaction or waiver of additional conditions, including, among others:

         o the performance by WellCare Acquisition Company of its agreements and obligations under the merger agreement;

         o WellCare Acquisition Company's representations and warranties being accurate in all material respects on May 17, 2002 and on the closing date of the merger; and

         o the acquisition of the Florida companies by WellCare Acquisition Company under the Florida companies' and WellCare Acquisition Company's stock purchase agreement.

         Additional Closing Conditions for WellCare Acquisition Company's
Benefit

         WellCare Acquisition Company's obligation to complete the merger is subject to the satisfaction or waiver of additional conditions, including, among others:

         o the performance by WellCare of its agreements and obligations under the merger agreement;

         o WellCare's representations and warranties being accurate in all material respects on May 17, 2002 and on the closing date of the merger;

         o there must not have occurred any change or event since May 17, 2002, that is, or would reasonably be expected to be, materially adverse to, among other things, our financial condition, business, operations, assets, or key provider relationships;

         o        the receipt of all consents required by WellCare's agreements;

         o the exercise of dissenters' appraisal rights by the holders of not more than 10% of WellCare's outstanding common stock and Class A common stock;

         o all of the officers and directors of WellCare and its subsidiaries shall have resigned from such positions;

         o the acquisition of the Florida companies by WellCare Acquisition Company pursuant to the terms of the Florida companies' and WellCare Acquisition Company's stock purchase agreement;

         o termination of WellCare's stock option plans and all options granted pursuant to those plans; and

         o the balance sheets of WellCare and its subsidiaries as of the last day of the month immediately preceding the closing of the merger being fully compliant with applicable minimum statutory reserve requirements.

Termination of the Merger Agreement

         Even if WellCare's shareholders have approved the merger, the merger agreement may be terminated at any time before the closing by mutual written consent of WellCare and WellCare Acquisition Company or in any of the following other ways:

         o        by either WellCare or WellCare Acquisition Company if:

1. the merger is not completed by 5:00 p.m. Eastern time on October 31, 2002 (which date shall automatically be extended to December 31, 2002 if the parties have not received approval from all governmental and regulatory authorities necessary for the merger);

2. a final, nonappealable order of a federal or state court prevents the merger;

3. any statute, rule, regulation, or order enacted by any governmental or regulatory authority would make the merger illegal;

4. approvals from any governmental or regulatory authority necessary to permit the merger are not received or conditions are imposed that are materially adverse to the terminating party, and any applicable appeal period has expired;

5. the other party's representations and warranties are not true and correct in all material respects such that the conditions to the merger are not satisfied and such breach is not cured within 15 days after the breaching party's receipt of written notice of the breach;

6. the other party has not fully complied with its covenants and such breach is not cured within 15 days after the breaching party's receipt of notice;

7. the other party makes a general assignment for the benefit of creditors or is subject to any bankruptcy, insolvency, or similar proceeding; or

8. our shareholders do not adopt the merger agreement at the special meeting.

         o        by WellCare Acquisition Company if:

1. there is any action by any governmental or regulatory authority that would

         o prohibit WellCare Acquisition Company's ownership or operation of all or any material portion of the business of WellCare or WellCare's subsidiaries;

         o compel WellCare Acquisition Company to dispose of or hold separate all or any material portion of the assets and properties of WellCare or WellCare's subsidiaries as a result of the merger; or

         o prevent or impair WellCare Acquisition Company's ability to operate WellCare or WellCare's subsidiaries in a manner substantially similar to the operations prior to the date of the merger agreement; or

2. a competing proposed transaction has become publicly known and WellCare's board of director has:

         o failed to recommend against acceptance of the transaction by WellCare's shareholders;

         o failed to reconfirm its approval and recommendation of the merger within 10 business days of the first announcement or public knowledge of the competing proposed transaction; or

         o determined that the competing proposed transaction was a superior proposal; or

3. we fail to comply with the requirements of the merger agreement regarding competing proposals, which are summarized above under "--No Solicitation; Competing Proposals;"

4. our board of directors fails to present and recommend adoption of the merger agreement to our shareholders or withdraws, modifies or changes its recommendation in a manner adverse to WellCare Acquisition Company; or

5. our board of directors approves or recommends to our shareholders a competing proposal; or

6. if we and WellCare Acquisition Company are unable to agree upon the projected closing date balance sheets to be delivered by us prior to the closing.

         If the merger agreement terminates, it will become void, provided that either party may seek damages for termination because of a breach of the merger agreement by the other party before the merger agreement's termination. In addition, we would be responsible to pay WellCare Acquisition Company all of its expenses incurred in connection with the merger, and in some cases an additional fee of $300,000, under the circumstances described under "--Termination Fees and Expenses," below.

Termination Fees and Expenses

         WellCare has agreed to pay WellCare Acquisition Company a termination fee of $300,000 and all of WellCare Acquisition Company's expenses incurred in connection with the merger if:

1.       WellCare Acquisition Company terminates the merger agreement because:

         o our representations and warranties are not true and correct in all material respects such that the conditions to the merger are not satisfied and such breach is not cured within 15 days after we receive notice of the breach;

         o we do not fully comply with our covenants and such breach is not cured within 15 days after we receive notice of the breach;

         o we make a general assignment for the benefit of our creditors or are subject to any bankruptcy, insolvency or other similar proceeding;

         o a competing proposed transaction has become publicly known and WellCare's board of director has:

                  o failed to recommend against acceptance of the transaction by WellCare's shareholders;

                  o failed to reconfirm its approval and recommendation of the merger within 10 business days of the first announcement or public knowledge of the competing proposed transaction; or

                  o determined that the competing proposed transaction was a superior proposal;

         o we fail to comply with the requirements of the merger agreement regarding competing proposals, which are summarized above under "--No Solicitation; Competing Proposals;"

         o our board of directors fails to present and recommend adoption of the merger agreement to our shareholders or withdraws, modifies or changes its recommendation in a manner adverse to WellCare Acquisition Company; or

         o our board of directors approves or recommends to our shareholders a competing proposal; or

2. the merger agreement is terminated by WellCare Acquisition Company or us because:

         o the special meeting has not occurred (for reasons other than the SEC's failure to approve this proxy statement) and the merger has not otherwise closed by October 31, 2002 (or December 31, 2002 provided that governmental or regulatory approvals necessary to consummate the merger have not been received by October 31, 2002); or

         o our shareholders do not adopt the merger agreement at the special meeting and we enter a definitive agreement with respect to a competing proposal received before the special meeting or we consummate a transaction with respect to such competing proposal within nine months of such termination.

         In addition, in the event that the merger agreement is terminated because our shareholders do not adopt the merger agreement at the special meeting under circumstances in which the termination fees described above are not payable, we have agreed to pay all of WellCare Acquisition Company's expenses incurred in connection with the merger.

Expenses

         Except as described under "Termination Fees and Expenses," WellCare Acquisition Company and WellCare must pay their own expenses arising after April 10, 2002. WellCare has paid approximately $405,000 of WellCare Acquisition Company's expenses incurred before April 10, 2002.

Waiver

         Any term or condition in the merger agreement may be waived at any time by the party that is entitled to the benefit of the term or condition. In order for a waiver to be effective, it must be in writing signed by the party waiving the term or condition.

Specific Performance

         Either party has the right to seek specific performance if the other party breaches the merger agreement. In other words, if a party fails to complete the merger in violation of the merger agreement, the non-breaching party may seek a court order requiring the breaching party to close.

                          FEDERAL INCOME TAX TREATMENT

         The following is a discussion of certain federal income tax consequences of the merger to holders of WellCare common stock and Class A common stock. The discussion is based upon the Internal Revenue Code, Treasury regulations, IRS rulings, and judicial and administrative decisions in effect as of the date of this proxy statement. This discussion assumes that the WellCare common stock and Class A common stock is generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to WellCare shareholders subject to special rules, such as non-United States persons, financial institutions, tax-exempt organizations, dealers in securities or foreign currencies, or insurance companies.

         The receipt of cash for WellCare common stock and Class A common stock pursuant to the merger will be a taxable transaction for federal income tax purposes to shareholders, and may be a taxable transaction for state, local, and foreign tax purposes as well. You will recognize a gain or loss measured by the difference between your tax basis for the WellCare common stock and Class A common stock owned by you at the time of the merger and the amount of cash you receive for your WellCare shares. Your gain or loss will be a capital gain or loss if your WellCare stock is a capital asset in your hands. If your WellCare stock was held as a capital asset, your gain or loss will be long-term capital gain or loss if you held your stock for more than one year; otherwise, it will be short-term gain or loss.

         Under federal law, the paying agent must withhold 30% of the cash payments to holders of WellCare common stock and Class A common stock to whom backup withholding applies, and the federal income tax liability of such persons will be reduced by the amount withheld. To avoid backup withholding, you must provide the paying agent with your taxpayer identification number and complete a form in which you certify that you have not been notified by the IRS that you are subject to backup withholding as a result of a failure to report interest and dividends. The taxpayer identification number of an individual is his or her Social Security number.

         Neither WellCare nor WellCare Acquisition Company has requested or will request a ruling from the IRS as to any of the tax effects to WellCare's shareholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to WellCare's shareholders with respect to any of the tax effects of the merger to shareholders.

         The tax consequences of the merger to you may vary depending upon your particular circumstances. Therefore, you should consult your tax advisor to determine the particular tax consequences of the merger to you, including those relating to state, local and/or foreign taxes.

               YOU HAVE DISSENTERS' APPRAISAL RIGHTS IN THE MERGER

         WellCare shareholders have rights under New York law to dissent from the merger and to demand appraisal of, and to receive payment in cash of the fair value of, their shares of common stock and Class A common stock. The following is a brief summary of the statutory procedures to be followed by a holder of shares of common stock and Class A common stock who does not wish to accept the per share cash consideration pursuant to the merger in order to dissent from the merger and perfect dissenters' rights under New York law.

         THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTIONS 623 AND 910 OF THE NEW YORK BUSINESS CORPORATION LAW, THE TEXT OF WHICH IS SET FORTH IN APPENDIX 3 TO THIS PROXY STATEMENT. ANY SHAREHOLDER CONSIDERING DEMANDING APPRAISAL IS ADVISED TO CONSULT LEGAL COUNSEL. DISSENTERS' RIGHTS WILL NOT BE AVAILABLE UNLESS AND UNTIL THE MERGER IS CONSUMMATED.

         A holder of shares of common stock or Class A common stock who desires to exercise his dissenters' rights must fully satisfy the following conditions. Dissenters' rights of appraisal will be lost and waived if the procedural requirements of Section 623 are not fully and precisely satisfied. If dissenters' rights are lost and waived, the shareholder will be entitled to receive the consideration provided for in the merger agreement.

How to Exercise Dissenters' Rights

         Any holder of common stock or Class A common stock who elects to exercise dissenters' rights with respect to the merger must file with WellCare, before the special meeting, or at the special meeting but before the vote, written objection to the merger. The objection must include a notice of his election to dissent, his name and residence address, the number of shares of common stock and Class A common stock as to which he dissents and a demand for payment of the fair value of his shares of common stock and Class A common stock if the merger is completed. Such objection is not required from any shareholder to whom WellCare did not give notice of the meeting in accordance with the New York Business Corporation Law. A vote against the merger will not itself constitute an objection.

         Within 10 days after the shareholders' authorization date, which term as used in Section 623 means the date on which the shareholders' vote authorizing the merger is taken, WellCare must give written notice of such authorization by registered mail to each shareholder who filed written objection or from whom written objection was not required. However, written notice of such authorization will not be sent to any shareholder who voted for the merger because he will be deemed to have elected not to enforce his right to receive payment for his shares. The failure to vote against the merger will not itself constitute a waiver of a shareholder's dissenters' rights.

         Within 20 days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent must file with the corporation a written notice of such election, stating his name and residence address, the number of shares of common stock and Class A common stock as to which he dissents and a demand for payment of the fair value of his such shares.

         A shareholder may not dissent as to less than all the shares of common stock and Class A common stock as to which he has a right of dissent, held by him of record and that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all the shares of common stock or Class A common stock of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary. Furthermore, if the shares of common stock or Class A common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the shares of common stock or Class A common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be made by or for all owners of record.

         All demands for appraisal should be delivered before the vote on the merger is taken at the special meeting. All demands for appraisal and notices of election to dissent should be addressed to the Corporate Secretary, WellCare Management Group, Inc., 280 Broadway, 3rd Floor, Newburgh, New York 12550.

         At the time of filing a notice of election to dissent or within one month thereafter, a dissenting shareholder must submit all of his certificates representing shares of common stock and Class A common stock to WellCare or its transfer agent for notation thereon of the election to dissent, after which such certificates will be returned to the shareholder. Failure to submit such certificates may result in the loss of dissenters' rights.

Procedure for Appraisal Proceeding

         Within 15 days after the expiration of the period within which shareholders may file their notices of election to dissent, or within 15 days after the effective date of the merger, whichever is later, WellCare, as the surviving corporation, is required to make a written offer, by registered mail to each shareholder who has filed a notice of election to dissent, to pay for such holder's shares of common stock and Class A common stock at a specified price which WellCare considers to be their fair value. Such offer will be accompanied by a statement setting forth the aggregate number of shares of common stock and Class A common stock with respect to which such notices of election to dissent from the merger have been received and the aggregate number of holders of such shares of common stock and Class A common stock.

         If the merger has been completed at the time such offer is made, such offer will also be accompanied by (a) advance payment to each dissenting shareholder who has submitted his certificates for notation thereon of the election to dissent of an amount equal to 80% of the amount of such offer or (b) as to each dissenting shareholder who has not yet submitted his certificates for notation thereon, a statement that advance payment to such shareholder of an amount equal to 80% of the amount of such offer will be made promptly upon submission of his certificates. Acceptance of such advance payment by a dissenting shareholder will not constitute a waiver of his dissenters rights.

         If within 30 days after the making of such written offer, the surviving corporation and any dissenting shareholder agree upon the price to be paid for such holder's shares of common stock and Class A common stock, payment therefor will be made within 60 days after the making of such offer or the effective date of the merger, whichever is later, upon the surrender of the certificates representing such shares of common stock and Class A common stock. If WellCare fails to make such an offer within the 15-day period described above, or if it makes an offer but WellCare and a dissenting shareholder do not agree within 30 days of its making of the offer upon the price to be paid for such shareholder's shares of common stock and Class A common stock, WellCare must, within 20 days of such 15-or 30-day period, as the case may be, institute a special proceeding in the Supreme Court of New York to determine the rights of dissenting shareholders and fix the fair value of their shares of common stock and Class A common stock.

         The fair value of the shares of common stock and Class A common stock shall be the fair value as of the close of business on the day before the shareholders' authorization date. In fixing the fair value of the shares, the court will consider the nature of the merger and its effects on WellCare and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. If WellCare does not institute such a proceeding within the 20-day period, any dissenting shareholder may, within 30 days after such 20-day period, institute a proceeding for the same. If such proceeding is not instituted within such 30-day period, any dissenting shareholders who have not agreed with WellCare as to the price to be paid for their shares of common stock and Class A common stock will lose their dissenters' rights, unless the court, for good cause shown, otherwise directs.

         Within 60 days after the completion of any such court proceeding, WellCare must pay to each dissenting shareholder the amount found to be due him, with interest thereon at such rate as the court finds to be equitable, from the effective date of the merger to the date of payment, upon surrender by such shareholder of the certificates representing such shares of common stock and Class A common stock. If the court finds that the refusal of any dissenting shareholder to accept WellCare's offer was arbitrary, vexatious or otherwise not in good faith, no interest will be allowed to such shareholder.

         The parties to such court proceeding will bear their own costs and expenses, including the fees and expenses of their counsel and any experts employed by them, except that the court, in its discretion and under certain conditions, may apportion and assess all or any part of the costs, expenses and fees incurred by dissenting shareholders against the surviving corporation or may apportion and assess all or any part of the costs, expenses and fees incurred by the surviving corporation against any dissenting shareholders, including any dissenting shareholders who have withdrawn their notices of election to dissent from the merger, who the court finds were arbitrary, vexatious or otherwise not acting in good faith in refusing WellCare's offer of payment. Any shareholder who has filed a notice of election to dissent will not, after the effective date of the merger, have any of the rights of a shareholder with respect to his shares of common stock and Class A common stock other than the right to be paid the fair value of such shares of common stock and Class A common stock under the New York Business Corporation Law.

         Any notice of election to dissent may be withdrawn by a dissenting shareholder at any time before the acceptance in writing of an offer by WellCare, but in no case later than 60 days after the effective date of the merger unless WellCare consents in writing. However, if WellCare fails to make a timely offer to pay such shareholder the fair value of his shares of common stock or Class A common stock as provided above, the dissenting shareholder may withdraw his election to dissent at any time within 60 days after any date such an offer is made.

                             COMMON STOCK OWNERSHIP

         The following table sets forth, as of May 29, 2002, information with regard to the beneficial ownership of common stock and Class A common stock by
(i) each shareholder who is known by WellCare to beneficially own more than 5% of the outstanding shares of any such class of voting stock, (ii) each director,
(iii) each executive officer, and (iv) the directors and executive officers of WellCare as a group. Unless otherwise indicated in the footnotes, each of the shareholders has sole voting and investment power over the shares beneficially owned.

                                PERCENT OF TOTAL
                                          Class A                        Class A                                Total
Name of Beneficial Owner                   Common       Common            Common            Common               Vote
------------------------                   ------       ------            ------            ------               ----
Kiran C. Patel (1)                                    19,780,111                              51.0%              47.2%
The 1818 Fund II LP (2)                               11,250,000                              29.0%              26.8%
Adhia Investment Advisors Inc. (3)                       389,986                               1.0%                *
Sandip I. Patel (1)                                      261,195                                *                  *
Pradip C. Patel (1)                                      259,991                                *                  *
Rupesh Shah (1)                                          259,991                                *                  *
Mark D. Dean (4)                                          72,921                                *                  *
Robert W. Morey, Jr. (5)                  281,956        463,201           89.9%               1.2%               7.8%
Directors and executive officers
      as a group                                      20,373,014                              52.4%              48.5%

------------------------------
* Less than 1%.

(1)      Address is 6800 North Dale Mabry Highway, Suite 268, Tampa, FL 33614.

(2)      Address is 63 Wall Street, New York, NY 10005.

(3)      Address is 1408 N. Westshore Blvd., Suite 611, Tampa, FL 33607.

(4) Address is 4939B Meadow Drive, Vail, CO 81657. Includes 19,446 and 4862 shares owned by Dr. Dean's wife and son, respectively.

(5)      Address is Box I, 134 Lyford Drive, Tiburon, CA 94920.

                DEADLINE FOR THE RECEIPT OF SHAREHOLDER PROPOSALS

         WellCare will hold a 2002 annual meeting of shareholders only if the merger is not consummated before the time of such meeting. The deadline for submission of shareholder proposals under Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in WellCare's proxy statement for its 2002 annual meeting of shareholders is July 16, 2002 (unless the date of the 2002 annual meeting of shareholders is not held within 30 days of November 12, 2002, in which case the deadline will be a reasonable time before we begin to print and mail the proxy material for the 2002 annual meeting of shareholders). Notice to WellCare of a shareholder proposal submitted other than pursuant to Rule 14a-8 will be considered untimely, and the persons named in the proxies solicited by our board of directors for our 2002 annual meeting may exercise discretionary power with respect to any such proposal, if received by WellCare after October 1, 2002.

                            EXPENSES OF SOLICITATION

         WellCare will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional soliciting materials furnished to its shareholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials. The original solicitation of proxies may be supplemented by a solicitation by personal contacts, telephone, facsimile or other means by directors, officers or employees of WellCare. No additional compensation will be paid to those individuals for any such services.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE MERGER. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

         Please complete, date and sign your proxy card and mail it in the enclosed postage-paid envelope as soon as possible, so that your shares may be represented at the special meeting. You may change your vote at any time before your proxy is voted.

                                                                      Appendix 1

                                MERGER AGREEMENT

                                                                  EXECUTION COPY





                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                          WellCare Acquisition Company,


                           WellCare Merger Sub, Inc.,


                                       AND


                       The WellCare Management Group, Inc.


                            Dated as of May 17, 2002

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE 1 THE MERGER..........................................................2
   1.1      The Merger........................................................2
   1.2      Closing; Effective Time...........................................2
   1.3      Effect of the Merger..............................................2
   1.4      Certificate of Incorporation; Bylaws..............................2
   1.5      Directors and Officers............................................2
   1.6      Effect on Capital Stock...........................................3
   1.7      Adjustment of Consideration.......................................4
   1.8      Surrender of Certificates.........................................5
   1.9      No Further Ownership Rights in Company Common Stock...............7
   1.10     Lost, Stolen or Destroyed Certificates............................7
   1.11     Termination of Paying Agent Funding...............................7
   1.12     Taking of Necessary Action; Further Action........................7

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................8
   2.1      Organization and Qualification....................................8
   2.2      Authority Relative to this Agreement..............................8
   2.3      Capitalization....................................................9
   2.4      Subsidiaries; Investments........................................10
   2.5      Directors and Officers...........................................10
   2.6      No Conflicts.....................................................10
   2.7      Books and Records; Organizational Documents......................10
   2.8      SEC Filings; Companies' Financial Statements.....................11
   2.9      Absence of Changes...............................................12
   2.10     No Undisclosed Liabilities.......................................12
   2.11     Accounts Receivable..............................................12
   2.12     Banks and Brokerage Accounts.....................................12
   2.13     Capital Adequacy.................................................13
   2.14     Taxes............................................................13
   2.15     Business Combinations............................................15
   2.16     Legal Proceedings................................................15
   2.17     Compliance with Laws and Orders..................................16
   2.18     Plans; ERISA.....................................................16
   2.19     Permits and Approvals............................................19
   2.20     Real Property....................................................20
   2.21     Tangible Personal Property.......................................21
   2.22     Intellectual Property............................................21
   2.23     Government Healthcare Matters....................................22
   2.24     Commercial Subscriber Agreements.................................23
   2.25     Provider Agreements..............................................23
   2.26     Contracts........................................................24
   2.27     Suppliers........................................................24

   2.28     Audit Reports....................................................25
   2.29     Membership.......................................................25
   2.30     Premiums.........................................................25
   2.31     Claims...........................................................25
   2.32     Insurance........................................................25
   2.33     Power of Attorney; Guarantees....................................26
   2.34     Affiliate Transactions...........................................26
   2.35     Employees; Labor Relations.......................................27
   2.36     Environmental Matters............................................29
   2.37     Foreign Corrupt Practices Act; Proper Business Practices.........30
   2.38     Takeover Statutes................................................30
   2.39     Other Negotiations; Brokers; Third Party Expenses................30
   2.40     Opinion of Financial Advisor.....................................31
   2.41     Proxy Statement..................................................31
   2.42     Non-Solicitation.................................................31
   2.43     Disclosure.......................................................32

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT...........................32
   3.1      Organization and Qualification...................................32
   3.2      Authority Relative to this Agreement.............................32
   3.3      Merger Sub Capitalization........................................33
   3.4      No Conflicts.....................................................33
   3.5      Financing........................................................33
   3.6      Investment Advisors..............................................33
   3.7      Disclosure.......................................................33

ARTICLE 4 CONDUCT PRIOR TO THE EFFECTIVE TIME................................34
   4.1      Conduct of Business of the Company...............................34
   4.2      Operational Consultation.........................................37
   4.3      Child Health Plus Audit..........................................37

ARTICLE 5 ADDITIONAL AGREEMENTS..............................................37
   5.1      Shareholder Meeting..............................................37
   5.2      Preparation of the Proxy Statement...............................38
   5.3      Access to Information............................................39
   5.4      Public Disclosure................................................39
   5.5      No Solicitation..................................................39
   5.6      Approvals........................................................42
   5.7      Notification of Certain Matters..................................42
   5.8      Additional Documents and Further Assurances; Cooperation.........42
   5.9      Company's Auditors...............................................43
   5.10     Takeover Statutes................................................43
   5.11     Delivery of Stock Ledger, Minute Book and Assets and
             Properties of the Company.......................................43
   5.12     Resignations.....................................................43
   5.13     Certain Expenses.................................................43
   5.14     Termination of Affiliate Agreements..............................43
   5.15     Indemnification of Directors and Officers........................43

ARTICLE 6 TAX MATTERS........................................................44
   6.1      Tax Returns......................................................44
   6.2      Termination of Tax Sharing Agreements............................44
   6.3      Conduct of Audits and Other Procedural Matters...................44
   6.4      FIRPTA Compliance................................................44

ARTICLE 7 CONDITIONS TO THE MERGER...........................................44
   7.1      Conditions to Obligations of Each Party to Effect the Merger.....44
   7.2      Additional Conditions to Obligations of the Company..............45
   7.3      Additional Conditions to the Obligations of Parent...............46

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER..................................47
   8.1      Termination......................................................47
   8.2      Effect of Termination............................................49
   8.3      Expenses and Termination Fee.....................................49
   8.4      Termination of Representations and Warranties....................50

ARTICLE 9 MISCELLANEOUS PROVISIONS...........................................50
   9.1      Notices..........................................................50
   9.2      Entire Agreement; Modification...................................51
   9.3      Waiver...........................................................51
   9.4      Third Party Beneficiaries........................................52
   9.5      No Assignment; Binding Effect....................................52
   9.6      Headings.........................................................52
   9.7      Invalid Provisions...............................................52
   9.8      Governing Law....................................................52
   9.9      Jurisdiction; Venue..............................................52
   9.10     Waiver of Trial by Jury..........................................52
   9.11     Interpretation...................................................53
   9.12     Counterparts.....................................................53
   9.13     Specific Performance.............................................53

ARTICLE 10 DEFINITIONS.......................................................53
   10.1     Definitions......................................................53
   10.2     Construction.....................................................65

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A             Form of Voting Agreement
EXHIBIT B             Form of Certificate of Merger
EXHIBIT C             Form of Amended and Restated Certificate of Incorporation
EXHIBIT D             Form of Amended and Restated Bylaws
EXHIBIT E             Form of Opinion of Corporate Counsel to the Company

Schedule 2.1          Qualifications
Schedule 2.3(c)       Capitalization - Options
Schedule 2.3(e)       Capitalization - Certain Arrangements
Schedule 2.3(f)       Surplus Notes
Schedule 2.4          Subsidiaries; Investments
Schedule 2.5          Directors and Officers
Schedule 2.6          No Conflicts
Schedule 2.8          Financial Statements
Schedule 2.9          Absence of Changes
Schedule 2.12         Banks and Brokerage Accounts
Schedule 2.13         Capital Adequacy
Schedule 2.14         Taxes
Schedule 2.15         Business Combinations
Schedule 2.16(a)      Legal Proceedings
Schedule 2.16(b)      Threatened Actions and Legal Proceedings
Schedule 2.17         Compliance with Law and Orders
Schedule 2.18         ERISA
Schedule 2.19         Permits and Appeals
Schedule 2.20         Real Property
Schedule 2.21         Motor Vehicles
Schedule 2.22         Intellectual Property
Schedule 2.23(a)      Certain Government Contracts
Schedule 2.23(b)      Government Healthcare Matters
Schedule 2.24         Commercial Membership and Subscriber Agreements
Schedule 2.25         Provider Agreements
Schedule 2.26(a)      Contracts
Schedule 2.26(c)      Certain Contracts
Schedule 2.27         Suppliers
Schedule 2.28         Audit Reports
Schedule 2.29         Membership
Schedule 2.30         Premiums
Schedule 2.31         Claims
Schedule 2.32(a)      Insurance
Schedule 2.32(b)      Insurance Claims
Schedule 2.33         Powers of Attorney; Guarantees
Schedule 2.34         Affiliate Transactions
Schedule 2.35(b)      Employee; Labor Relations
Schedule 2.35(c)      Employee Claims

Schedule 2.35(d)      Policies, Handbooks and Manuals
Schedule 2.39         Brokers
Schedule 4.1          Conduct Prior to the Effective Time

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER is made and entered into as of May 17, 2002, by and among WellCare Acquisition Company, a Delaware corporation ("Parent"), WellCare Merger Sub, Inc., a New York corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and The WellCare Management Group, Inc., a New York corporation originally incorporated under the name Ullman and Castellon, Inc. (the "Company"). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 10 hereof.

                                    RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub have unanimously determined that it is in the best interests of their respective companies and the shareholders of their respective companies that the Company and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved this Agreement and the transactions contemplated hereby.

     B. Pursuant to the Merger, among other things, the outstanding shares of Company Common Stock will be converted into the right to receive certain cash consideration, as set forth herein.

     C. Certain shareholders of the Company, together with their Affiliates, own collectively all of the outstanding Equity Securities of the Florida Companies. Concurrently with the execution of this Agreement, Parent, the Florida Companies and the stockholders of the Florida Companies have entered into the Florida Companies Purchase Agreement, which provides, among other things, for the sale of the Florida Companies to Parent.

     D. It is a condition precedent to Parent's, Merger Sub's and the Company's respective obligations to consummate the Merger that Parent acquire the Florida Companies pursuant to the terms of the Florida Companies Acquisition Agreement, and the Florida Companies Acquisition Agreement requires the transactions contemplated hereby to be consummated as a condition precedent to Parent's obligations under the Florida Companies Acquisition Agreement.

     E. Concurrently with the execution of this Agreement and as an inducement to Parent and Merger Sub to enter into this Agreement, certain shareholders of the Company have on the date hereof entered into a voting agreement in the form attached hereto as Exhibit A (each, a "Voting Agreement" and collectively the "Voting Agreements") to, among other things, vote the shares of Company Common Stock owned by such persons to approve the Merger and against any competing proposals.

     F. The Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1
                                   THE MERGER

     1.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the Certificate of Merger attached hereto as Exhibit B (the "Certificate of Merger") and in accordance with the applicable provisions of the Business Corporation Law of the State of New York (the "NYBCL"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article 7 hereof or at such other time as the parties hereto agree. The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by the filing of the Certificate of Merger by the Department of State of the State of New York, in accordance with the relevant provisions of the NYBCL (the time of the effectiveness of such filing being the "Effective Time").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4 Certificate of Incorporation; Bylaws.

     (a) At the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated in its entirety in the form attached hereto as Exhibit C, and such Certificate of Incorporation, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the NYBCL and such Certificate of Incorporation.

     (b) At the Effective Time, the Bylaws of the Company shall be amended and restated in their entirety in the form attached hereto as Exhibit D, and such Bylaws, as so amended and restated, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 Directors and Officers. At the Effective Time, those persons who were the directors of Merger Sub shall be the directors of the Surviving Corporation, in each case until their successors are elected or appointed or until their earlier resignation or removal. The officers of Merger Sub shall be the initial officers of the Surviving Corporation, until their respective successors are duly elected or appointed or until their earlier resignation or removal.

     1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities:

     (a) Conversion of Company Common Stock. At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b) and other than Dissenting Shares) will be canceled and extinguished and be converted automatically into the right to receive in cash, without interest, an amount equal to (A) $11,750,000 less all amounts to be deducted pursuant to Sections 1.7(d), 5.13 and 5.15(b) (the "Merger Consideration") divided by (B) the aggregate number of shares of Company Common Stock issued and outstanding plus any shares issuable upon exercise of any Options outstanding immediately prior to the Effective Time. All shares of Company Common Stock, when converted at the Effective Time as provided herein, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration as prescribed herein.

     (b) Cancellation of Company Common Stock Owned by Parent or Company. At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock and all shares of Company Common Stock that are owned by Parent or any Subsidiary of Parent or the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     (c) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, if required by the NYBCL (but only to the extent required thereby) shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder (a "Dissenting Shareholder") who properly exercises appraisal rights thereto in accordance with Section 623 of the NYBCL ("Dissenting Shares") shall not be converted as described in
Section 1.6(a), but shall be converted into the right to receive payment of the appraised value of such shares in accordance with the provisions of such Section 623, until such holder fails to perfect or effectively withdraws or loses such holder's right to appraisal and payment under the NYBCL. If, after the Effective Time, any Dissenting Shareholder fails to perfect or effectively withdraws or loses such right, the shares of such Dissenting Shareholder shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon. The Company shall give Parent (i) prompt notice of any demands received by the Company for appraisal of shares (which notice shall in no event be given later than two Business Days after any such demand) and (ii) the right to participate in and, in Parent's sole and exclusive discretion, direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     (d) Company Stock Option. Prior to the Effective Time, the Company shall take all action required to (i) terminate no later than the Effective Time the Company's 1993 Incentive and Non-Incentive Stock Option Plan (as amended, the "1993 Plan") and 1996 Non-Incentive Executive Stock Option Plan (as amended, the "1996 Plan" and together with the 1993 Plan, the "Stock Option Plans"); (ii) adjust all outstanding options granted under the Stock Option Plans so that from and after the Effective Time, each such option shall represent the right to receive, upon payment of the exercise price thereof, the Merger Consideration payable per share of Common Stock with respect to each share of Common Stock subject to such option and (iii) terminate no later than the Effective Time all outstanding options to purchase shares of Company Common Stock granted under the Stock Option Plans. The Company will use its best efforts to obtain the consent of affected optionholders to the termination of all options granted under the Stock Option Plans as set forth in this Section 1.6(d).

     (e) Capital Stock of Merger Sub. At the Effective Time, each share of common stock, par value $0.001 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and shall thereafter represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of Parent. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.7 Adjustment of Consideration.

     (a) Delivery of Monthly Financial Reports. The Company shall deliver to Parent copies of all monthly financial reports of the type referenced in Section 2.8(c), as delivered by the Company to the NY DOI and/or the CT DOI after the date of this Agreement, within two Business Days of delivery to the NY DOI or the CT DOI, as applicable, together with a consolidated balance sheet, income statement and statement of cash flows for the Company.

     (b) Preparation of June 30, 2002 Financials. As soon as practicable following June 30, 2002, the Company shall cause the Company Accountants to perform, and to complete by no later than July 31, 2002, a review of, and to prepare a review report pursuant to Statement on Auditing Standard Number 71 (the "Review Report") with respect to, (i) the consolidated balance sheet of the Company and the Company Subsidiaries as of June 30, 2002, and the related consolidated statement of operations, shareholders' deficiency and cash flows for the six month period ended on such date, (ii) the statements of admitted assets, liabilities and surplus - statutory basis of WCNY as of June 30, 2002, and the related statements of operations - statutory basis, changes in surplus - statutory basis and cash flows - statutory basis for the six month period ended on such date and (iii) the unaudited statements of admitted assets, liabilities and surplus - statutory basis of FirstChoice as of June 30, 2002, and the related unaudited statements of operations - statutory basis, changes in surplus
- statutory basis and cash flows - statutory basis for the six-month period ended on such date (the "June 30 Financials"). The Company shall deliver a copy of the Review Report to Parent within two Business Days after its completion (and in any event by August 10, 2002). In the event that the Closing is to occur on or before July 31, 2002, the Company shall use its best efforts to provide Parent with information comparable to that to be provided pursuant to this
Section 1.7(b), on a timetable comparable to that set forth in this Section 1.7(b), as may be reasonably requested by Parent. The June 30

Financials shall (i) be prepared in accordance with the Applicable Accounting Principles, (ii) present fairly and accurately in all material respects the financial condition, results of operations and cash flows of the Company and each of the Company Subsidiaries as of the dates and during the periods indicated therein, (iii) in the case of the June 30 Financials of each of the Company Subsidiaries, present fairly, in all material respects and in accordance with SAP, the assets, liabilities and Statutory Surplus of such Person and (iv) be presented on a basis substantially consistent with the respective Audited Financial Statements for the Company and each of the Company Subsidiaries for the year ended December 31, 2001, except only with such changes as may be required under the Applicable Accounting Principles as determined by the Companies with the concurrence of the Company Accountants and in consultation with Parent and the Parent Representatives. The Company shall make all Books and Records relating to the Review Report and the June 30 Financials, as well as appropriate representatives of the Company and the Company Accountants, reasonably available to Parent in accordance with the provisions of Section 5.3.

     (c) Delivery of Balance Sheets. At least 20 days prior to the projected date of the Closing, the Company shall prepare in good faith and deliver to Parent a balance sheet for the Company and each of the Company Subsidiaries as of the last day of the month immediately preceding the month during which the Closing is projected to occur (each, a "Balance Sheet"). The Balance Sheets shall (i) record the establishment by the Company and each Company Subsidiary prior to the Closing of premium deficiency reserves with respect to all operating losses anticipated for the period from the date of the Closing through December 31, 2003, in accordance with the Applicable Accounting Principles, (ii) record the establishment by the Company and each Company Subsidiary of a loss adjustment expense reserve in an amount equal to 1.5% of all unpaid claims of such Person, (iii) be prepared in accordance with all NAIC standards and the Applicable Accounting Principles (in each case, without special consideration from any Governmental or Regulatory Authority), (iv) fully comply with all Laws applicable to the adequacy and maintenance of Statutory Surplus (items (iii) and (iv) collectively, the "Minimum Capital Requirements") and (v) comply with all applicable Laws in all material respects. In the event that Parent shall object to any of the information presented in any of the Balance Sheets initially delivered by the Stockholders, Parent and the Company shall negotiate in good faith and attempt to agree upon appropriate adjustments to the Balance Sheets, in which case the mutually agreed upon Balance Sheets shall be the Balance Sheets for all purposes under this Agreement. In the event that Parent and the Company are unable to so agree, Parent shall have the right to terminate this Agreement pursuant to Section 8.1(h).

     (d) Consideration Adjustment. If the Aggregate Net Worth Amount is less than the Aggregate Required Net Worth Amount, then the Merger Consideration shall automatically be reduced by the amount of such shortfall; provided that the amount of such reduction shall in no event exceed $1,447,000.

     1.8 Surrender of Certificates.

     (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank, trust company or other Person reasonably satisfactory to the Company to act as paying agent (the "Paying Agent") in the Merger.

     (b) Parent to Provide Cash. Promptly after the Effective Time, Parent shall make available to the Paying Agent for exchange in accordance with this Article 1, through such reasonable procedures as Parent may adopt, cash in the amount necessary to permit payment of the Merger Consideration. Any and all interest earned on the Merger Consideration made available to the Paying Agent pursuant to this Agreement shall be paid over to Parent.

     (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Paying Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if (i) such Certificate shall be properly endorsed or otherwise be in proper form for transfer, (ii) the Person requesting such payment has posted a bond in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate (which requirement may be waived by Parent, in its sole discretion, upon receipt of an opinion of counsel in form and substance satisfactory to Parent) and (iii) the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered pursuant to this Section 1.8(c), each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock (other than Certificates representing Dissenting Shares) will be deemed from and after the Effective Time, for all corporate purposes, to represent only the right to receive upon such surrender the Merger Consideration. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on the cash payable in respect of the Merger Consideration upon the surrender of any Certificate. Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code or under any provisions of state, local or foreign tax Law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made by Parent or the Paying Agent.

     (d) No Liability. Notwithstanding anything to the contrary in this Section 1.8, none of the Paying Agent, the Surviving Corporation, Parent or any party hereto shall be liable to any person for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article 1 would otherwise escheat to or become the property of any Governmental Entity) the cash payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

     1.9 No Further Ownership Rights in Company Common Stock. The cash paid as the Merger Consideration upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books or records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

     1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration to which the holder is entitled pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.11 Termination of Paying Agent Funding. Any portion of the funds (including any interest earned thereon) held by the Paying Agent which have not been delivered to holders of Certificates pursuant to this Article 1 within six months after the Effective Time shall promptly be paid to Parent, and thereafter holders of Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by Section 1.8(c) shall look only to Parent (subject to abandoned property, escheat and similar laws) for their claim for payment of the Merger Consideration to which they are entitled.

     1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub as follows:

     2.1 Organization and Qualification. Each of the Company and WCNY is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. FirstChoice is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. The Company and each of the Company Subsidiaries has full corporate power and authority to conduct its respective businesses as now conducted and as currently proposed to be conducted and to own, use, license and lease its respective Assets and Properties. The Company and each Company Subsidiary is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. Schedule
2.1 sets forth separately for the Company and each Company Subsidiary each jurisdiction where such Person is so qualified, licensed or admitted to do business and separately lists each other jurisdiction in which such Person owns, uses, licenses or leases its Assets and Properties, or conducts business or has employees or engages independent contractors.

     2.2 Authority Relative to this Agreement. The Company and each Company Subsidiary has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company's Board of Directors has unanimously (a) declared the Merger advisable and fair to and in the best interest of the Company and its shareholders, (b) approved this Agreement, (c) resolved to recommend the adoption of this Agreement and the approval of the Merger by the Company's shareholders and (d) directed that this Agreement and the approval of the Merger be submitted to the Company's shareholders for adoption. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby, and the performance by the Company of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary action by the Company's Board of Directors, and no other action on the part of the Board of Directors of the Company is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been or will be, as applicable, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof or thereof by Parent and Merger Sub, as applicable, each constitutes or will constitute, as applicable, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity. The affirmative vote of shares of Company Common Stock representing more than two-thirds of the combined voting power of all Company Common Stock issued and outstanding on the record date set for the Shareholder Meeting, with each class of Company Common Stock voting together as a single class, is the only vote of holders of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby.

     2.3 Capitalization.

     (a) The authorized capital stock of the Company consists only of (i) 75,000,000 shares of Common Stock, $0.01 par value per share (the "Undesignated Common Stock"), of which 38,798,870 shares were issued and outstanding as of May 13, 2002, (ii) 1,109,292 shares of Class A Common Stock, $0.01 par value per share (the "Class A Common Stock" and, together with the Undesignated Common Stock, the "Company Common Stock"), of which 313,555 shares are issued and outstanding, and (iii) 1,000,000 shares of Preferred Stock, $0.01 per value per share, none of which are issued and outstanding. All of the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal, state and foreign securities Laws. No shares of Company Common Stock are held in treasury or are reserved for issuance.

     (b) None of the Equity Securities issued by the Company are subject to a repurchase option on the part of the Company.

     (c) Except as set forth on Schedule 2.3(c), there are no outstanding Options or agreements, arrangements or understandings to which the Company or any Company Subsidiary is a party (written or oral) to issue any Options or other Equity Securities with respect to the Company or any Company Subsidiary.

     (d) There are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of any Equity Securities of the Company or any Company Subsidiary created by statute, the certificate of incorporation or by-laws (or equivalent organizational documents) of the Company or any Company Subsidiary, or an agreement or other arrangement to which the Company or any Company Subsidiary is a party (written or oral) or to which the Company or any Company Subsidiary is bound and there are no agreements, arrangements or understandings to which the Company or any Company Subsidiary is a party (written or oral) pursuant to which the Company or any Company Subsidiary has the right to elect to satisfy any Liability by issuing Equity Securities.

     (e) Except as set forth on Schedule 2.3(e), neither the Company nor any Company Subsidiary is a party or subject to any agreement or understanding, and there is no agreement, arrangement or understanding between or among any Persons, which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to the Equity Securities of the Company or any Company Subsidiary, including without limitation any voting trust agreement or proxy.

     (f) Schedule 2.3(f) sets forth a schedule of all surplus notes to which the Company or any Company Subsidiary is a party, the principal amount of such surplus notes, and any other parties to such surplus notes (such notes, the "Surplus Notes"). Except for the Surplus Notes and as set forth in Schedule 2.3(f), no debt securities or other Indebtedness of the Company or any Company Subsidiary are issued and outstanding.

     2.4 Subsidiaries; Investments. Except as set forth in Schedule 2.4, the Company does not have, and for the past five years has not had, any Subsidiaries other than the Company Subsidiaries, and neither the Company nor any Company Subsidiary holds, and in the past five years neither the Company nor any Company Subsidiary has held, any equity, membership, partnership, joint venture or other ownership interest in any Person. The Company directly owns 100% of the Equity Securities and voting power of WCNY, and WCNY directly owns 100% of the Equity Securities and voting power of FirstChoice.

     2.5 Directors and Officers. The name of each director and officer of the Company and each Company Subsidiary on the date hereof, and his or her position with such Person, are listed on Schedule 2.5.

     2.6 No Conflicts. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which the Company is a party does not, and the performance by the Company of its obligations under this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the respective certificate of incorporation, bylaws or equivalent organizational documents of the Company or any Company Subsidiary;

     (b) subject to (i) making such filings and giving such notices as may be required under the HSR Act and by the CMS and (ii) making such filings and obtaining such Approvals as may be required by the NY DOI, the CT DOI, the NY DOH and the CT DSS, conflict with or result in a violation or breach of any Law or Order applicable to the Company or any Company Subsidiary or any of the Assets and Properties of the Company or any Company Subsidiary; or

     (c) except as disclosed in Schedule 2.6, (i) conflict with or result in a material violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require the Company or any Company Subsidiary to obtain any Approval or action of, make any filing with or give any notice to any Person under, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon the Company, any Company Subsidiary or any of the Assets and Properties of the Company or any Company Subsidiary under or (vii) result in the loss of a material benefit under, any of the terms, conditions or provisions of any Contract or License to which the Company or any Company Subsidiary is a party or by which the Company's or any Company Subsidiary's Assets and Properties are bound.

     2.7 Books and Records; Organizational Documents. The minute books and stock record books and other similar records of the Company and each Company Subsidiary have been provided or made available to Parent or its counsel prior to the execution of this Agreement, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Such minute books contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, shareholders and committees of the Board of Directors of the Company and each Company Subsidiary from the date of such Person's incorporation through the date hereof. The Company has, prior to the execution of this Agreement, delivered to Parent true and complete copies of the certificate of incorporation and bylaws (or equivalent organizational documents), in each case as amended through the date hereof, of the Company and each Company Subsidiary. Neither the Company nor any Company Subsidiary is in violation of any provisions of its respective certificate of incorporation or bylaws (or equivalent organizational documents).

     2.8 SEC Filings; Companies' Financial Statements.

     (a) The Company has made available to Parent a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement and other filing made with the SEC by the Company since June 1, 1999 that is not available on the SEC's website at www.sec.gov, and, prior to the Effective Time, the Company will have furnished to Parent true and complete copies of any additional documents filed with the SEC by Company prior to the Effective Time (collectively, the "Company SEC Documents"). The Company has timely filed all forms, statements and documents required to be filed by it with the SEC since June 1, 1999. In addition, the Company has made available to Parent all exhibits to the Company SEC Documents and will promptly make available to Parent all exhibits to any additional Company SEC Documents filed prior to the Effective Time. All material documents required to be filed as exhibits to the Company SEC Documents are in full force and effect, except those which have expired in accordance with their terms, and neither the Company nor any of its Subsidiaries is in material default thereunder. As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document.

     (b) Attached to Schedule 2.8 are true and complete copies of the Companies' Financials. The Companies' Financials (a) present fairly and accurately in all material respects the financial condition, results of operations and cash flows of the Company and each Company Subsidiary as of the dates and during the periods indicated therein, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, which adjustments will not be material in amount or significance, and except that the Interim Financial Statements may not contain footnotes and (b) are consistent with the books and records of the Company and the Company Subsidiaries (which books and records are accurate and complete in all material respects). The financial statements of each of the Company Subsidiaries included as part of the Audited Financial Statements (collectively, the "Companies' SAP Financials") were prepared in accordance with SAP. The Companies' SAP Financials present fairly, in all material respects and in accordance with SAP, the assets, liabilities and Statutory Surplus of each of the Company Subsidiaries. The Companies' Financials (other than the Companies' SAP Financials) (collectively, the "Companies' GAAP Financials") were prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other

(except as may be indicated in the notes attached thereto, and, in the case of the Interim Financial Statements, subject to normal year-end adjustments, which adjustments will not be material in amount or significance and except that the Interim Financial Statements may not contain footnotes). Except as set forth in
Schedule 2.8, since June 1, 1999, there have been no changes in any accounting policies, principles, methods or practices, including any such change with respect to reserves (whether for bad debts, contingent liabilities or otherwise) or Statutory Surplus of the Company or any Company Subsidiary. To the knowledge of the Company, there are no adjustments or material unadjusted differences required to be made in the Companies' Financials.

     (c) The Company currently provides to the NY DOI and the CT DOI, within 30 days after the end of each month, monthly financial reports setting forth the financial condition, results of operations and cash flows of each Company Subsidiary for such month.

     2.9 Absence of Changes. Since the Interim Financial Statement Date, except as set forth in Schedule 2.9, (a) there has not been any Material Adverse Change, (b) there has been no material amendment or non-renewal of any of the Approvals held by or granted to the Company or either Company Subsidiary, and the Company and each Company Subsidiary has used commercially reasonable efforts to maintain such Approvals, (c) there has been no physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company, either Company Subsidiary or the Company and the Company Subsidiaries as a whole in an amount exceeding $50,000, individually or in the aggregate and (d) neither the Company nor either of the Company Subsidiaries has taken, or permitted to be taken, any action which, if proposed to be taken on or after the date of this Agreement, would require the consent of Parent pursuant to Section 4.1, other than any action of the types described in subsections (d), (q) or (v) of Section 4.1.

     2.10 No Undisclosed Liabilities. Except as recorded or reserved against in the Companies' Financials (including the notes thereto), there are no Liabilities of, relating to or affecting the Company, either Company Subsidiary or any of the Assets and Properties of the Company or either Company Subsidiary, other than Liabilities incurred in the ordinary course of business consistent with past practice since the Interim Financial Statement Date.

     2.11 Accounts Receivable. All accounts and notes receivable of the Company and the Company Subsidiaries reflected on the Interim Financial Statements or incurred in the normal course of business since the date thereof (a) arose from bona fide transactions in the ordinary course of business, consistent with past practice, and are payable on ordinary trade terms, (b) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (c) except as disclosed in Schedule 2.30, are not subject to any valid set-off or counterclaim, (d) except as disclosed in
Schedule 2.30, do not represent obligations subject to approval, rebate or any other repurchase or return arrangement and (e) to the knowledge of the Company, are good and collectible (net of any reserves for doubtful accounts shown on the applicable Interim Financial Statements), without resort to litigation or extraordinary collection activity, in accordance with the terms thereof.

     2.12 Banks and Brokerage Accounts. Schedule 2.12 sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or either Company Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company or either Company Subsidiary having signatory power with respect thereto and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, representing each such Investment Asset, the maturity date, if any, of each such Investment Asset, and any stock or bond powers or other authority for transfer granted with respect thereto.

     2.13 Capital Adequacy. Except as set forth on Schedule 2.13, the Company and each of the Company Subsidiaries is in full compliance with all Laws applicable to the adequacy and maintenance of its Statutory Surplus and, at the Closing, will fully satisfy the Minimum Capital Requirements (except that any shortfall in such requirements will be fully cured by virtue of Section 1.7(d)).

     2.14 Taxes.

     (a) All Tax Returns required to have been filed by or with respect to the Company, either Company Subsidiary or any affiliated, consolidated, combined, unitary or similar group of which the Company or either Company Subsidiary is or was a member (a "Relevant Group") have been duly and timely filed (including any extensions). All such Tax Returns are true, complete and correct in all material respects (including with respect to the adoption and application of all tax accounting methods utilized for each Taxable period by the Company and each of the Company Subsidiaries, including, without limitation, the methods of accounting for loss reserves, reserves for incurred but not reported losses, loss adjustment expense reserves and unearned premium reserves. All Taxes due and payable by the Company, either Company Subsidiary or any member of a Relevant Group, including withholding Taxes, whether or not shown on any Tax Return, or claimed to be due by any Tax Authority, for periods (or portions of periods) through the Interim Financial Statement Date, have been paid or accrued on the balance sheet included in the Interim Financial Statements.

     (b) Neither the Company nor either Company Subsidiary (or any member of a Relevant Group) has incurred any material liability for Taxes in the periods (or portions of periods) after the Interim Financial Statement Date. The unpaid Taxes of the Company and each Company Subsidiary (i) did not, as of the most recent fiscal month end, exceed the amount the reserve for Liability for Income Tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) or Other Tax set forth on the face of the balance sheet included in the Interim Financial Statements and (ii) will not exceed the amount of such reserve as adjusted for operations and transactions in the ordinary course of business through the Effective Time.

     (c) Neither the Company nor either Company Subsidiary is a party to any agreement extending the time within which to file any Tax Return, which Tax Return has not since been timely filed. No claim has ever been made by a Taxing Authority of any jurisdiction in which the Company or either Company Subsidiary or any member of any Relevant Group does not file Tax Returns that the Company, either Company Subsidiary or such member is or may be subject to taxation by that jurisdiction.

     (d) The Company has no knowledge of any actions by any Taxing Authority in connection with assessing additional Taxes against or in respect of it, either Company Subsidiary or any Relevant Group for any past period. There is no dispute or claim concerning any Tax Liability of the Company or either Company Subsidiary either (i) threatened, claimed or raised by any Taxing Authority or
(ii) of which the Company is otherwise aware. There are no Liens for Taxes upon the Assets and Properties of the Company or either Company Subsidiary other than Liens for Taxes not yet due. Schedule 2.14 indicates those Tax Returns, if any, of the Company, either Company Subsidiary and each member of any Relevant Group that have been audited or examined by Taxing Authorities, and indicates those Tax Returns of the Company, either Company Subsidiary and each member of any Relevant Group that currently are the subject of audit or examination. The Company has delivered to Parent complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company, either Company Subsidiary and each member of any Relevant Group since the fiscal year ended December 31, 1998.

     (e) There are no outstanding agreements or waivers extending the statute of limitations period applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or either Company Subsidiary, which period (after giving effect to such agreement or waiver) has not yet expired.

     (f) Neither the Company nor either Company Subsidiary has received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

     (g) Neither the Company nor either Company Subsidiary has liability for the Taxes of any Person (other than the Company or either Company Subsidiary) (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

     (h) Neither the Company nor either Company Subsidiary (i) has agreed to make nor is required to make any adjustment under Section 481 of the Internal Revenue Code by reason of a change in accounting method or (ii) is a "consenting corporation" within the meaning of Section 341(f)(1) of the Internal Revenue Code.

     (i) Neither the Company nor either Company Subsidiary (i) is a party to or bound by any obligations under any tax sharing agreement, tax allocation agreement, tax indemnity agreement or similar Contract, or (ii) is obligated under any Contract to afford any other Person the benefits of any net operating losses, charitable deductions or other Tax credits, or to permit the transfer of any revenues, receipts or gains to such Person from any Third Party.

     (j) Neither the Company nor either Company Subsidiary is involved in, subject to, or a party to any joint venture, partnership, Contract or other arrangement that is treated as a partnership for federal, state, local or foreign Income Tax purposes.

     (k) Except as disclosed in Schedule 2.14, neither the Company nor either Company Subsidiary was included or is includible in the Tax Return of any Relevant Group with any corporation other than such a return of which the Company is the common parent corporation.

     (l) Neither the Company nor either Company Subsidiary has made any payments, is obligated to make any payments, or is a party to any Contract covering any current or former employee or consultant of the Company or either Company Subsidiary that under certain circumstances could require it to make or give rise to any payments that are not deductible as a result of the provisions set forth in Section 280G of the Internal Revenue Code or the Treasury regulations thereunder or would result in an excise tax to the recipient of any such payment under Section 4999 of the Internal Revenue Code.

     (m) Except as disclosed in Schedule 2.14, there is currently no limitation on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of the Company or either Company Subsidiary under (i) Section 382 of the Internal Revenue Code, (ii) Section 383 of the Internal Revenue Code, (iii) Section 384 of the Internal Revenue Code, and (iv)
Section 1502 of the Internal Revenue Code and Treasury regulations promulgated thereunder.

     (n) All material elections with respect to Income Taxes affecting the Company or either Company Subsidiary are set forth in Schedule 2.14.

     (o) Neither the Company nor either Company Subsidiary is nor has ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

     2.15 Business Combinations. Except as set forth in Schedule 2.15, neither the Company nor either of the Company Subsidiaries has, for the five years preceding the date of this Agreement, acquired financial, voting, or other control of any other business, whether by Business Combination or other means (each such transaction individually a "Company Acquisition" and collectively "Company Acquisitions"). Schedule 2.15 sets forth, with respect to each Company Acquisition, the terms of any and all non-competition agreements with the sellers in such transactions and the terms of any existing payment obligations by the Company or either Company Subsidiary with respect to such transactions, whether contingent or otherwise.

     2.16 Legal Proceedings.

     (a) Except as set forth in Schedule 2.16(a):

          (i) there are no Actions or Proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company, either Company Subsidiary or the Assets or Properties of the Company or either Company Subsidiary;

          (ii) there are no Actions or Proceedings initiated by the Company, either Company Subsidiary or any Affiliate of the Company or either Company Subsidiary;

          (iii) there are no facts or circumstances known to the Company that the Company reasonably expects to give rise to any Action or Proceeding by or against, relating to or affecting the Company or either Company Subsidiary; and

          (iv) neither the Company nor either Company Subsidiary has received notice, or otherwise has knowledge, of any Orders outstanding against the Company or either Company Subsidiary.

     (b) Prior to the execution of this Agreement, the Company has delivered to Parent all responses of counsel for the Company or either Company Subsidiary to all auditor's requests for information for the preceding three years (together with the Company and the Company Subsidiaries as a consolidated group provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company or either Company Subsidiary. Schedule 2.16(b) sets forth all Actions or Proceedings since January 1, 2000, relating to or affecting, or, to the knowledge of the Company, threatened against, the Company, either Company Subsidiary or any of the Assets and Properties of the Company or either Company Subsidiary that involve claims in excess of $100,000 or that seek injunctive or some other form of non-monetary relief against the Company or either of the Company Subsidiaries.

     2.17 Compliance with Laws and Orders. Except as set forth on Schedule 2.17,
(a) neither the Company nor either Company Subsidiary, (b) no corporate director, corporate officer or Affiliate of the Company or either Company Subsidiary and (c) to the knowledge of the Company, no agent or employee of the Company or either Company Subsidiary, has, since January 1, 2000, violated in any material respect, or is currently in default or violation, in any material respect under any Law or Order applicable to the Company or Company Subsidiary or to any of its Assets and Properties, including but not limited to the NY Managed Care Act, the New York Prompt Pay Law (N.Y. Ins. Law sec. 3224-a), the CT Managed Care Act, the Connecticut Managed Care Accountability Act (Public Act No. 99-284) and the Connecticut Prompt Pay Law (CT Gen. Statutes sec. 38a-816), and the Company has no knowledge of any claim of material violation, or of any actual material violation, of any such Laws and Orders by the Company or either Company Subsidiary since January 1, 2000.

     2.18 Plans; ERISA.

     (a) Except as disclosed on Schedule 2.18, (i) neither the Company nor either Company Subsidiary currently maintains or sponsors, or makes or is required to make contributions to, any Plans, (ii) none of such Company Plans is a "multi-employer plan," as defined in Section 3(37) of ERISA, (iii) none of such Company Plans is a "defined benefit pension plan" within the meaning of
Section 3(35) of ERISA, (iv) none of such Company Plans provides post-retirement medical or health benefits (other than COBRA continuation coverage as required by federal law or similar state insurance law), (v) none of such Company Plans is a "welfare benefit fund," as defined in Section 419(e) of the Internal Revenue Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Internal Revenue Code, (vi) neither the Company nor either Company Subsidiary is a party to any collective bargaining agreement, and (vii) neither the Company nor either Company Subsidiary has announced or otherwise made any commitment to create or amend any Plan, other than amendments to any qualified retirement plan as needed to retain such plan's qualified status. Notwithstanding any statement or indication in this Agreement to the contrary, there are no Plans (A) as to which Parent will be required to make any contributions or with respect to which Parent shall have any obligation or liability whatsoever, whether on behalf of any of the current employees of the Company or either Company Subsidiary or on behalf of any other person, after the Closing, except contributions or liabilities disclosed on the Companies' Financials with respect to such Plans that Parent continues after the Closing, or (B) which Parent or any Subsidiary will not be able to terminate immediately after the Closing in accordance with their terms and ERISA. With respect to each of such Plans, at the Closing there will be no unrecorded liabilities of the Company or either Company Subsidiary with respect to the establishment, implementation, operation, administration or termination of any such Plan, or the termination of the participation in any such Plan by the Company, either Company Subsidiary or any of their respective ERISA Affiliates. With respect to each Plan currently maintained by the Company or either Company Subsidiary, the Company has delivered to Parent true and complete copies of: (I) each of the Plans and any related funding agreements thereto (including insurance contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder, (II) the currently effective Summary Plan Description pertaining to each of such Plans, (III) all annual reports for each of such Plans (including all related schedules) filed with respect to the last three plan years for which a filing is due, (IV) the most recently filed PBGC Form 1 (if applicable), (V) the most recent IRS determination letter, opinion, notification or advisory letter (as the case may be) for each such Plan which is intended to constitute a qualified plan under
Section 401 of the Internal Revenue Code, and (VI) for each funded Plan, financial statements consisting of (a) the consolidated statement of assets and liabilities of such Plan as of its most recent valuation date, and (b) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such Plan for the most recently-ended plan year, which such financial statements shall fairly present the financial condition and the results of operations of such Plan in accordance with GAAP, consistently applied, as of such dates.

     (b) The present value of all accrued benefits under any Company Plan or ERISA Affiliate Plan subject to Title IV of ERISA shall not, as of the Effective Time, exceed the value of the assets of such Plans allocated to such accrued benefits, determined on an ongoing basis and based upon the applicable provisions of the Internal Revenue Code and ERISA, and each such Plan shall be capable of being terminated as of the Effective Time in a "standard termination" under Section 4041(b) of ERISA. With respect to each Company Plan or ERISA Affiliate Plan that is subject to Title IV of ERISA, (i) no amount is due or owing from any Company or any of its ERISA Affiliates to the PBGC or to any "multi-employer Plan" as defined in Section 3(37) of ERISA on account of any withdrawal therefrom and (ii) no such Plan has been terminated within the last six years other than in accordance with ERISA or at a time when the Plan was not sufficiently funded. The transactions contemplated hereunder, including without limitation the termination of any Company Plan or ERISA Affiliate Plan at or prior to the Closing, shall not result in any such withdrawal or other liability with respect to the Company or either Company Subsidiary under any applicable Laws.

     (c) Neither the Company nor either Company Subsidiary is subject to any material liability, tax or penalty whatsoever to any person or agency whomsoever as a result of engaging in a prohibited transaction under ERISA or the Internal Revenue Code, and neither the

Company nor either Company Subsidiary has any knowledge of any circumstances which reasonably might result in any such material liability, tax or penalty, including but not limited to, a penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or under other Laws. Each Plan maintained by the Company or either Company Subsidiary which is required to comply with the provisions of Section 4980C of the Internal Revenue Code, or with the requirements referred to in Section 4980D of the Internal Revenue Code, has complied in all material respects. No event has occurred which could subject any Company Plan to tax under Section 511 of the Internal Revenue Code. None of the Company Plans or ERISA Affiliate Plans subject to Title IV of ERISA has been completely or partially terminated nor has there been any "reportable event," as such term is defined in Section 4043(b) of ERISA, with respect to any of the Plans within the prior six years nor has any notice of intent to terminate been filed or given with respect to any such Plan within the prior six years. Within the last six years, there has been no (i) withdrawal by the Company, either Company Subsidiary or any of their respective ERISA Affiliates that is a substantial employer from a single-employer plan which is a Plan and which has two or more contributing sponsors at least two of whom are not under common control, as referred to in Section 4063(b) of ERISA, or (ii) cessation by the Company, either Company Subsidiary or any of their respective ERISA Affiliates of operations at a facility causing more than 20% of Plan participants to be separated from employment, as referred to in Section 4062(f) of ERISA. None of the Company, either Company Subsidiary, any of their respective ERISA Affiliates or any other organization of which any of them are a successor or parent corporation as defined in Section 4069(b) of ERISA, have engaged in any transaction described in Section 4069(a) of ERISA.

     (d) None of the current Company Plans or ERISA Affiliate Plans nor any trust created thereunder has incurred any "accumulated funding deficiency" as such term is defined in Section 412 of the Internal Revenue Code, whether or not waived, as of the most recently completed plan year of such Plan, and no condition has occurred or exists which by the passage of time could be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan. Furthermore, none of the Company, either Company Subsidiary or any of their respective ERISA Affiliates has any unfunded liability under ERISA in respect of any of the Company Plans or ERISA Affiliate Plans. Each of the Company Plans which is intended to be a qualified plan under
Section 401(a) of the Internal Revenue Code has received a favorable determination letter, opinion, notification or advisory letter from the IRS or has a period of time remaining under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination and make any amendments necessary to obtain a favorable determination as to the qualification of each such Plan. All of the Company Plans have been administered and maintained in substantial compliance with their terms, ERISA, the Internal Revenue Code and all other applicable Laws. All contributions required to be made to each of the Company Plans under the terms of that Plan, ERISA, the Internal Revenue Code or any other applicable Laws have been timely made. Each Company Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Internal Revenue Code is in material compliance with such requirements. There are no Liens against the property of the Company, either Company Subsidiary or any of their respective ERISA Affiliates under
Section 412(n) of the Internal Revenue Code or Sections 302(f) or 4068 of ERISA. The Interim Financial Statements properly reflect all amounts required to be accrued as liabilities to date under each of the Company Plans.

     (e) Neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or further acts or events) will (i) result in any obligation or liability (with respect to accrued benefits or otherwise) on the part of Parent or its Affiliates to the PBGC, to any Plan, or to any present or former employee, director, officer, stockholder, contractor or consultant of Parent, the Surviving Corporation, or any their respective Subsidiaries or any of their dependents, except liability or obligations arising in the normal course a sponsor of a Company Plan or liability accrued on the Interim Financial Statements, (ii) be a trigger event under any Company Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any such present or former employee, officer, director, stockholder, contractor, or consultant, or any of their dependents (except with respect to termination of any qualified retirement plan or payment of benefits in the normal course thereunder, such as upon termination of employment), or (iii) accelerate the time of payment or vesting (except with respect to termination of any qualified retirement plan), or increase the amount, of any compensation theretofore or thereafter due or granted to any employee, officer, director, shareholder, contractor, or consultant of the Company or either Company Subsidiary or any of their dependents. With respect to any insurance policy which provides, or has provided, funding for benefits under any Company Plan, (A) there is and will be no liability of Parent or its Affiliates in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or actual or contingent liability as of the Effective Time, nor would there be any such liability if such insurance policy were terminated as of the Effective Time, except for liability to pay premiums as accrued on the Interim Financial Statements and (B) to the knowledge of the Company, no insurance company issuing any such policy is in receivership, conservatorship, bankruptcy, liquidation, or similar proceeding, and no such proceedings with respect to any insurer are imminent.

     (f) With respect to each Company Plan or ERISA Affiliate Plan which provides health care coverage, the Company, each Company Subsidiary and each ERISA Affiliate has complied in all material respects with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the applicable COBRA regulations and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder, and none of the Company, either Company Subsidiary or any of their respective ERISA Affiliates has incurred any liability under Section 4980B of the Internal Revenue Code.

     (g) Other than routine claims for benefits under the Company Plans, there are no pending, or, to the knowledge of the Company, threatened, Actions or Proceedings involving such Plans, or the fiduciaries, administrators, or trustees of any of such Plans or the Company or either Company Subsidiary as the employer or sponsor under any such Plan, with any of the IRS, the Department of Labor, the PBGC, any participant in or beneficiary of any such Plan or any other person whomsoever. The Company knows of any reasonable basis for any such claim, lawsuit, dispute, action or controversy.

     2.19 Permits and Approvals.

     (a) The Company and each Company Subsidiary has, and the Company and the Company Subsidiaries as a consolidated group have, all Permits and Approvals necessary to conduct their respective and collective businesses as currently conducted, other than such

Permits and Approvals which are not material to the business of the Company or either Company Subsidiary and could be obtained promptly and without the imposition of any Liabilities upon payment of a fee not in excess of $25,000 in any instance, or $100,000 in the aggregate, and such Permits and Approvals are valid and in full force and effect. Schedule 2.19 contains a list of each of the Permits and Approvals of the Company and each Company Subsidiary. Neither the Company nor either Company Subsidiary has received any notification of any violations in respect of any such Permit or Approval, and no proceedings are pending or, to the knowledge of the Company, threatened, concerning the revocation or limitation of any Permit or Approval of the Company or either Company Subsidiary. Since January 1, 2000, the Company and each Company Subsidiary has filed all material reports, registrations and statements, together with any material amendments required to be made with respect thereto, heretofore required to be filed with (i) the NY DOI, (ii) the CT DOI, (iii) the NY DOH, (iv) the CT DSS, (v) the CMS and (vi) any other Governmental or Regulatory Authority requiring the same.

     (b) WCNY is an HMO certified under Article 44 of the New York Public Health Law. FirstChoice is an insurer licensed pursuant to Chapter 698 of the Connecticut General Statutes. Except as set forth in Schedule 2.13 with respect to Laws applicable to the adequacy and maintenance of Statutory Surplus, the operations of the Company and each Company Subsidiary comply in all material respects with the applicable provisions of the NY Managed Care Act and the CT Managed Care Act, the applicable rules of the NY DOI, the CT DOI, the NY DOH and the CT DSS and the terms and requirements of each Medicaid Contract, Child Health Plus Contract, Family Health Plus Contract and Medicare Plus Choice Contract held by them, as applicable. Except as set forth on Schedule 2.19, since January 1, 2000, neither the Company nor either Company Subsidiary has received from the NY DOI, the CT DOI, the NY DOH, the CT DSS or CMS any citation, suspension, revocation, limitation, warning or similar notice. The Company does not have health plan or other operations outside of the States of New York and Connecticut, WCNY does not have health plan or other operations outside of the State of New York and FirstChoice does not have health plan or other operations outside of the State of Connecticut. Neither of the Company Subsidiaries has any business other than HMO operations and functions related thereto. None of the Company, either of the Company Subsidiaries or any of their respective Affiliates or Associates holds any third party administrator license.

     2.20 Real Property.

     (a) Schedule 2.20 contains a true and correct list of (i) each parcel of real property leased, utilized and/or operated by the Company or either Company Subsidiary (as lessor or lessee or otherwise) (the "Leased Real Property") and
(ii) all Liens relating to or affecting any parcel of real property referred to in clause (i) to which the Company or either Company Subsidiary is a party. Neither the Company nor either Company Subsidiary owns real property other than leasehold improvements, if any, on the Leased Real Property.

     (b) Subject to the terms of its respective leases, the Company and each Company Subsidiary has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the Leased Real Properties for the full term of the leases (including renewal periods) relating thereto. Each lease referred to in clause
(i) of paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or

Company Subsidiary, as applicable, and of each other Person that is a party thereto, and there is no, and neither the Company nor either Company Subsidiary has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither the Company nor either Company Subsidiary owes brokerage commissions or finders fees with respect to any such Leased Real Property, except to the extent that the Company or Company Subsidiary may renew the term of any such lease, in which case, any such commissions and fees would be in amounts that are reasonable and customary for the spaces so leased, given their intended use and terms.

     (c) All improvements on the Leased Real Property comply in all material respects with and are operated in all material respects in accordance with applicable laws (including, without limitation, Environmental Laws) and all applicable Liens, Approvals, Contracts, covenants and restrictions. There are no condemnation or appropriation proceedings pending or, to the knowledge of the Company, threatened against any of such real property or the improvements thereon. To the knowledge of the Company, each of the Leased Real Properties and the improvements thereon complies with the Americans with Disabilities Act.

     (d) True and correct copies of the documents under which the Leased Real Property is leased, subleased (to or by the Company, either Company Subsidiary or otherwise), utilized, and/or operated (the "Lease Documents") have been delivered to Parent. The Lease Documents are unmodified and in full force and effect, and there are no other Contracts between the Company or either Company Subsidiary and any third parties, or, to the knowledge of the Company, by and among any third parties, claiming an interest in the interest of the Company or either Company Subsidiary in the Leased Real Property or otherwise relating to the use or occupancy of the Leased Real Property.

     2.21 Tangible Personal Property. Except as set forth in Schedule 2.21, the Company and each Company Subsidiary is in possession of and owns, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on the Companies' Financials and tangible personal property acquired since the Audited Financial Statement Date, other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property (including plant, property and equipment) is free and clear of all Liens and is adequate and suitable in all material respects for the conduct by the Company or such Company Subsidiary, as applicable, of its business as presently conducted, and its use complies in all material respects with all applicable Laws. Schedule
2.21 contains a list of all motor vehicles owned, leased or otherwise used or insured by the Company or either Company Subsidiary, setting forth the make, model, vehicle identification number and year of manufacture of each vehicle, indicating whether each vehicle is owned or leased and, if owned, the name of any lienholder and the amount of the lien or, if leased, the name of the lessor and the general terms of the lease.

     2.22 Intellectual Property.

     (a) Schedule 2.22 contains an accurate and complete list of (i) all patents and patent applications, trademarks, service marks, Internet domain names and applications therefor, and copyrights and copyright applications, which are part of the Companies' Intellectual

Property and which have been issued or registered by, or filed with, any United States, foreign or international governmental or other body having authority to issue, register or review the same, and (ii) all licenses, sublicenses and other agreements pursuant to which the Company or either Company Subsidiary is granted rights under any third party Intellectual Property, other than licenses to use "off the shelf" software, or pursuant to which any third party is authorized to use any Intellectual Property. With respect to "off the shelf" software, site licenses are maintained and complied with by the Company or a Company Subsidiary, as applicable, permitting use by all current employees of such Person.

     (b) All of the Companies' Intellectual Property is: (i) owned solely and exclusively by the Company or a Company Subsidiary, free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements or encumbrances of any kind or (ii) rightfully used or otherwise enjoyed by the Company or a Company Subsidiary pursuant to one or more license agreements, each of which license agreements is valid and enforceable.

     (c) Neither the Company nor either Company Subsidiary is, and no action is currently pending which asserts that the Company or either Company Subsidiary is, infringing on any Intellectual Property of any Person. Neither the Company nor either Company Subsidiary has received notice from any Person asserting that the Company or either Company Subsidiary is infringing on any Intellectual Property of any Person, and, to the knowledge of the Company, there is no basis for any such claim. No action is currently pending which asserts that any Person is infringing on any of the Companies' Intellectual Property, neither the Company nor either Company Subsidiary has asserted any claim of such infringement against any Person and, to the knowledge of the Company, there is no basis for any such claim.

     (d) All Intellectual Property registrations included in the Companies' Intellectual Property have been duly maintained, are in full force and effect and have not been cancelled, expired or abandoned.

     2.23 Government Healthcare Matters.

     (a) Schedule 2.23(a) contains a true and complete list of each Contract, including all amendments, with CMS, the NY DOH, any county located in the State of New York, the CT DSS or any other Governmental or Regulatory Authority to which the Company or either Company Subsidiary is a party. Except as set forth in Schedule 2.23(a), the Company and each Company Subsidiary (i) is in compliance with all such Contracts, (ii) is not in breach or default of such Contract and (iii) is currently meeting all conditions of participation for any and all of its Medicare and Medicaid businesses, and for the Child Health Plus and Family Health Plus programs, in each such case other than any non-compliance, breach, default or failure to meet such conditions which the Company reasonably expects would not result in the termination of such Contract or, with respect to each such Contract, the imposition of a fine or corrective action which would require expenditures in excess of $50,000 in any instance or $100,000 in the aggregate. There do not exist any factual circumstances that with notice or lapse of time would constitute a breach or default of any Contract disclosed or required to be disclosed on Schedule 2.23(a) or the conditions of participation for the Medicare and Medicaid programs or for the Child Health Plus or Family Health Plus programs, other than such circumstances which, individually or in the aggregate, the Company reasonably expects would not result in the termination of such Contract or, with respect to each such Contract, the imposition of a fine or corrective action which would require expenditures in excess of $50,000 in any instance or $100,000 in the aggregate.

     (b) Schedule 2.23(b) contains (i) a list of the dates of all surveys performed by any Governmental or Regulatory Authority to which the Company or either Company Subsidiary was a party at any time since January 1, 2000, and any deficiencies for which a plan of correction was required and (ii) a list of all notices of noncompliance, requests for remedial action, return of overpayment or imposition of fines (whether ultimately paid or otherwise resolved) by any Governmental or Regulatory Authority or as a result of the participation by the Company or either Company Subsidiary in the Medicare, Medicaid, Child Health Plus or Family Health Plus programs at any time since January 1, 2000.

     2.24 Commercial Subscriber Agreements. Schedule 2.24 sets forth (i) a list of any and all forms for small and large group and individual commercial subscriber, beneficiary or membership agreements which have been approved by the DOI, (ii) the applicable, approved rates for such agreements and (iii) with respect to each group subscriber agreement, the name and address of any large group and the number of members of such group. The Company has delivered to Parent copies of such agreements with respect to the 20 largest commercial subscriber groups by membership as of the date hereof. All member or commercial subscriber agreements to which the Company or either Company Subsidiary is a party were entered into in the ordinary course of business and constitute legal, valid and binding agreements of the parties thereto. Except as set forth in
Schedule 2.24, to the knowledge of the Company, neither the Company nor either Company Subsidiary has violated any of the material terms or conditions of any membership or commercial subscriber agreement, and all material covenants to be performed by any other party thereto have, to the knowledge of the Company, been fully performed. Except as set forth in Section 2.6(a), no Approval of any other party, including but not limited to any Governmental or Regulatory Authority, is required under any such agreement as a result of the Merger or any of the transactions contemplated hereby.

     2.25 Provider Agreements. Schedule 2.25 sets forth a list of all Persons who are parties to provider agreements or similar Contracts for health care services, supplies or pharmaceuticals, and sets forth the number of covered lives serviced by each such Person. The Company has delivered to Parent copies of such agreements for the 20 largest providers doing business with the Company and each Company Subsidiary, on the basis of revenues collected or accrued for the twelve months ended March 31, 2002. Schedule 2.25 also designates those providers who through capitation or some other financial risk transfer arrangements have contractually assumed liability of ten percent or more for the delivery of specified health care services to members or subscribers. Except as disclosed in Schedule 2.25, to the knowledge of the Company, neither the Company nor either Company Subsidiary has violated any of the material terms or conditions of any provider agreement or similar Contract, other than violations which, individually or in the aggregate, could not reasonably be expected to result in the termination of such Contract or give rise to a claim which could reasonably be expected to require expenditures in excess of $50,000. Except as disclosed in Schedule 2.25, no such provider has ceased or materially reduced its provision of services to any plan beneficiary or group of the Company or either Company Subsidiary or has threatened to do so. Schedule 2.25 lists all of those provider agreements or similar Contracts which the Company or either Company Subsidiary intends not to renew, which Contract, if not renewed or replaced, could reasonably be expected to result in a Material Adverse Change. Attached to
Schedule 2.25 are (i) a standard base form (or forms) of provider agreement used by the Company or either Company Subsidiary as an agreement with its respective providers and (ii) summary reports setting forth (A) the Company's and each Company Subsidiary's primary care physician membership listing for April 2002,
(B) the Company's and each Company Subsidiary's primary care physician capitation report for April 2002, (C) the Company's and each Company Subsidiary's primary care physician check register for April 2002 and (D) a list of all fee-for-service providers to whom the Company or either Company Subsidiary have made payments in excess of $250,000 per year, calculated on an annualized basis, during calendar year 2001 or the four-month period ended April 30, 2002, and identifying which providers are par and which are non-par. Except as disclosed in Schedule 2.25, any and all provider agreements and similar Contracts are in compliance with all legal requirements as to form and substance under the applicable Laws, including but not limited to any investment, anti-referral, kickback or fee splitting prohibitions. Except as disclosed in
Schedule 2.25, no contractual or other relationship exists with any Person which would violate any federal or state Laws as to investment, anti-referral, kickback or fee splitting prohibitions.

     2.26 Contracts.

     (a) Schedule 2.26(a) contains a true and complete list of each Designated Contract to which the Company or either Company Subsidiary is a party.

     (b) Each Contract required to be disclosed in Schedule 2.26(a) is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms. Neither the Company nor either Company Subsidiary is, neither the Company nor either Company Subsidiary has received notice that it is and, to the knowledge of the Company, no other party to any such Contract is, nor has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

     (c) Except as disclosed in Schedule 2.26(c), neither the Company nor either Company Subsidiary is a party to or bound by (i) any Designated Contract that automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) any Contract that contains any covenant or other provision which limits the ability of the Company or either Company Subsidiary to compete with any Person in any line of business or in any area or territory.

     2.27 Suppliers. Set forth on Schedule 2.27 are the names and addresses of all the suppliers from which the Company or either Company Subsidiary ordered supplies, software and other goods or services with an aggregate purchase price of $50,000 or more during the twelve-month period ended March 31, 2002, and the amount for which each such supplier invoiced the Company or Company Subsidiary, as applicable, during such period. Neither the Company nor either Company Subsidiary has received any notice or has any reason to believe that any such supplier will not sell supplies, merchandise and other goods to the Company or either Company Subsidiary at any time after the Effective Time on terms and conditions substantially similar to those used in its current sales to the Company or a Company Subsidiary, subject only to general and customary price increases and decreases.

     2.28 Audit Reports. Schedule 2.28 sets forth a true, accurate and complete list of all reports and correspondence regarding all Agency Audits, and all other audit reports prepared by the CMS, the NY DOI, the CT DOI, the NY DOH, the CT DSS or any other Governmental or Regulatory Authority relating to the operations or business of the Company or either Company Subsidiary, from each year (or part thereof) since January 1, 2000.

     2.29 Membership. Schedule 2.29 sets forth the true and accurate number, with respect to the Company and each Company Subsidiary, of all (i) Medicare subscribers, (ii) Medicaid subscribers, (iii) subscribers in the Commercial Lines of Business, (iv) Child Health Plus subscribers and (v) Family Health Plus subscribers, in each case as of March 31, 2002 (excluding the effect of customary retroactive terminations).

     2.30 Premiums. Except as set forth in Schedule 2.30, all premiums or other payments received by the Company or either Company Subsidiary since January 1, 2000 were bona fide payments received from Governmental or Regulatory Authorities without subsequent setoff, overpayment, disgorgement or recoupment for fiscal years prior to Closing. Except as set forth in Schedule 2.30, all premiums for any Commercial Lines of Business were paid by unaffiliated third parties in arms length transactions and the receipt by and collection of such premiums complied with all Laws, without setoff, recoupment, dispute or repayment for unearned premiums.

     2.31 Claims. Attached to Schedule 2.31 are copies of lag reports setting forth the Company's and each Company Subsidiary's payment of medical claims during the four-month period ended April 30, 2002. Except as set forth in
Schedule 2.31, (a) subject to customary lags, consistent with the attached lag reports, all claims made by any parties under any and all products, lines of business or other medical plans offered by the Company or either Company Subsidiary have been paid within the applicable statutory time limit, (b) to the knowledge of the Company, all claims, capitated payments and other payments to providers made by any parties under any and all products, lines of business or other medical plans offered by the Company or either Company Subsidiary have been paid accurately and completely in accordance with the applicable provider's written Contract for medical services and (c) there has been no allegation of insufficient, untimely or otherwise inadequate payment or handling of claims. Except as set forth in Schedule 2.31, all such payments have been made in material compliance with any and all Contracts between the Company or either Company Subsidiary, and each subscriber, beneficiary, patient or provider to whom or to which payment is or was due, and there is no basis for any allegation of noncompliance with respect to the payment of any claims under any such Contract.

     2.32 Insurance.

     (a) Schedule 2.32(a) contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability, fidelity bond, reinsurance, medical malpractice and other insurance policies currently in effect that insure the business, operations or employees of the Company or either Company Subsidiary or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company or either Company Subsidiary and that have been issued to the Company, such Company Subsidiary or to any Person for the benefit of the Company or such Company Subsidiary. Except as disclosed in Schedule 2.32(a), none of the insurance coverage provided by the policies set forth in Schedule 2.32(a) will terminate or lapse by reason of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements. Each policy listed in Schedule 2.32(a) is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and none of the Company, either Company Subsidiary or any Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and to the knowledge of the Company, there is no reason or state of facts that the Company reasonably expects to lead to the cancellation of any of such policies or of any threatened termination of, or material premium increase with respect to, any of such policies. The insurance policies listed in Schedule 2.32(a) are in amounts and have coverages as required by any Contract to which the Company or either Company Subsidiary with such policies is a party or by which any of their respective Assets and Properties is bound.

     (b) Schedule 2.32(b) contains a list of all claims made under any insurance policies covering the Company or either Company Subsidiary in the last two years. Except as set forth in Schedule 2.32(b), neither the Company nor either Company Subsidiary has received notice that any insurer under any policy referred to in this Section is denying, disputing or questioning liability with respect to a claim thereunder or defending under a reservation of rights clause.

     2.33 Power of Attorney; Guarantees. Schedule 2.33 sets forth a complete list or outstanding powers of attorney executed on behalf of the Company or either Company Subsidiary. Except as set forth on Schedule 2.33, neither the Company nor either Company Subsidiary (i) is a guarantor or otherwise liable for any indebtedness of any other Person, (ii) holds any trust funds or (iii) acts in the capacity of trustee.

     2.34 Affiliate Transactions.

     (a) Except as disclosed in Schedule 2.34, (i) there are no Contracts or Liabilities between the Company or either Company Subsidiary, on the one hand, and (A) any current or former officer, director, manager, member, shareholder, unit holder or any Affiliate or Associate of the Company or either Company Subsidiary or (B) any Person who is an Associate of any such officer, director, shareholder, unit holder or Affiliate, on the other hand, (ii) neither the Company nor either Company Subsidiary provides or causes to be provided any assets, services or facilities to any such current or former officer, director, manager, member, shareholder, unit holder, Affiliate or Associate, (iii) none of the Company, either Company Subsidiary nor any current or former officer, director, manager, member, shareholder, unit holder, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company or either Company Subsidiary and (iv) neither the Company nor either Company Subsidiary beneficially owns, directly or indirectly, any Investment Assets of any such current or former officer, director, manager, member, shareholder, unit holder, Affiliate or Associate.

     (b) Except as disclosed in Schedule 2.34, no current or former officer, director, manager, member, shareholder, unit holder, employee or any Affiliate or Associate of the Company or either Company Subsidiary owns any Equity Securities in, or derives any financial benefit from, any provider or Person doing business with the Company or either Company Subsidiary.

     (c) Except as disclosed in Schedule 2.34, no Material Adverse Change will result with respect to the Company or either Company Subsidiary if the Company or either Company Subsidiary loses the benefits of the Contracts, Liabilities, assets, services or facilities disclosed or required to be disclosed in Schedule 2.34.

     (d) Except as disclosed therein, each of the Contracts and Liabilities disclosed (or required to be disclosed) on Schedule 2.34 has been submitted to and approved by each applicable Governmental or Regulatory Authority, as required by applicable Law (including, without limitation, the NY DOH pursuant to 10 NYCRR sec. 98-1.11).

     (e) Except as disclosed in Schedule 2.34, neither the Company nor either of the Company Subsidiaries has ever paid excessive dividends or distributions in violation of any applicable Law, including, without limitation, the New York Insurance Law and Connecticut General Statutes section 38a. Schedule 2.34 sets forth all dividends, distributions and other payments paid by the Company or either of the Company Subsidiaries since January 1, 2000 to any of their shareholders or their respective Affiliates or Associates, or otherwise in respect of the Company's or either Company Subsidiary's Equity Securities. With respect to any dividends, distributions or other payments which required the approval of any Governmental or Regulatory Authority, a copy of each such approval is attached to Schedule 2.34.

     2.35 Employees; Labor Relations.

     (a) Neither the Company nor either Company Subsidiary is a party to any collective bargaining agreement and there is no unfair labor practice or labor arbitration proceedings pending with respect to the Company or either Company Subsidiary, or, to the knowledge of the Company, threatened, and there are no facts or circumstances known to the Company or either Company Subsidiary that could reasonably be expected to give rise to such complaint or claim. To the knowledge of the Company, there are no organizational efforts presently underway or threatened involving any employees of the Company or either Company Subsidiary or any of the employees performing work for the Company or either Company Subsidiary but provided by an outside employment agency, if any. There has been no work stoppage, strike or, to the knowledge of the Company, other concerted action by employees of the Company or either Company Subsidiary.

     (b) Except as disclosed in Schedule 2.35(b), all employees of the Company and either Company Subsidiary are employed at will, and no employees of the Company or either Company Subsidiary are represented by a union. Schedule 2.35(b) sets forth, individually and by category, the name of each officer, employee and consultant of the Company and each Company Subsidiary, together with each such person's position or function, annual base salary or wage and any incentive, severance or bonus arrangements with respect to such person. Other than the employees listed on Schedule 2.35(b) and any consultants retained pursuant to a consulting agreement described on Schedule 2.26(a), no person (including any Affiliate or Associate of the Company or either Company Subsidiary, or any employee of any such Affiliate or Associate) provides services in the nature of employment or consulting services to the Company or either Company Subsidiary. The completion of the transactions contemplated by this Agreement will not result in any payment or increased payment becoming due by the Company or either Company Subsidiary to any current or former officer, director or employee of, or consultant to, the Company or either Company Subsidiary, and, to the knowledge of the Company, no employee of the Company or either Company Subsidiary has made any threat, or otherwise revealed an intent, to terminate such employee's relationship with the Company or either Company Subsidiary, for any reason, including because of the consummation of the transactions contemplated by this Agreement. Neither the Company nor either Company Subsidiary is party to any agreement for the provision of labor from any outside agency, other than standard Contracts, entered into in the ordinary course of business, for the provision of temporary personnel on a short-term basis. Since January 1, 2000, there have been no claims by employees of such outside agencies against the Company or either Company Subsidiary, and no claims by any governmental agency against the Company or either Company Subsidiary with regard to such employees.

     (c) Except as set forth on Schedule 2.35(c), since January 1, 2000, there have been no federal or state claims made against the Company or either Company Subsidiary based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, by any employees of the Company or either Company Subsidiary or by any of the employees performing work for the Company or either Company Subsidiary but provided by an outside employment agency, and to the knowledge of the Company there are no facts or circumstances that could reasonably be expected to give rise to such complaint or claim. Except as set forth in
Schedule 2.35(c), since January 1, 2000, neither the Company nor has either Company Subsidiary received any notice of any claim that it has not complied in any material respect with, any Laws relating to the employment of employees, including without limitation, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, the Immigration Reform and Control Act of 1986, and any provisions of any other Laws relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, equal employment opportunity, employment nor either Company Subsidiary has received any notice that it is liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing.

     (d) Neither the Company nor either Company Subsidiary has written policies and/or employee handbooks or manuals except as described in Schedule 2.35(d).

     (e) To the knowledge of the Company, no officer, employee or consultant of the Company nor either Company Subsidiary is obligated under any Contract or other agreement or subject to any Order or Law that would interfere with the Company's or either Company Subsidiary's business as currently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's or either Company Subsidiary's business as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of the Company's or either Company Subsidiary's business as presently conducted, will conflict with or result in a material breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under any Contract or other agreement under which any of such officer's, employees or consultants is now bound.

     (f) There are no individuals currently providing services, or who have within the last five years provided services, to the Company or either of the Company Subsidiaries whose status as an employee or consultant to such Person has not been properly reflected in the Tax filings of such Person.

     2.36 Environmental Matters.

     (a) The Company and each Company Subsidiary possesses any and all Environmental Permits necessary to or required for the operation of its business. The Company and/or each Company Subsidiary will obtain, prior to the Closing, any Environmental Permits that must be obtained as of or immediately after the Closing in order for Parent, the Surviving Corporation and/or such Person to conduct the business of such Person as it was conducted prior to the Closing.

     (b) The Company and each Company Subsidiary is in compliance with (i) all terms, conditions and provisions of its Environmental Permits; and (ii) all Environmental Laws.

     (c) None of the Company, either Company Subsidiary, any predecessor of the Company or either Company Subsidiary, nor any entity previously owned by the Company or either Company Subsidiary has received any notice of alleged, actual or potential responsibility for, or any inquiry regarding, (i) any Release or threatened or suspected Release of any Hazardous Material, or (ii) any violation of Environmental Law.

     (d) None of the Company, either Company Subsidiary, any predecessor of the Company or either Company Subsidiary, nor any entity previously owned by the Company or either Company Subsidiary has any obligation or liability with respect to any Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material, and there have been no events, facts or circumstances which could form the basis of any such obligation or liability.

     (e) No Releases of Hazardous Material(s) have occurred at, from, in, to, on, or under any Site and no Hazardous Material is present in, on, about or migrating to or from any Site.

     (f) None of the Company, either Company Subsidiary, any predecessor of the Company or either Company Subsidiary, nor any entity previously owned by the Company or either Company Subsidiary, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material at or to any location.

     (g) No Site is a current or proposed Environmental Clean-up Site.

     (h) There are no Liens under or pursuant to any Environmental Law on any Site.

     (i) There is no (i) underground storage tank, active or abandoned, (ii) polychlorinated biphenyl containing equipment, (iii) asbestos-containing material, (iv) radon, (v) lead-based paint or (vi) urea formaldehyde at any Site. Any underground storage tank meets all 1998 upgrade requirements.

     (j) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted with respect to any Site which have not been delivered to Parent prior to execution of this Agreement.

     (k) Neither the Company nor either Company Subsidiary is a party, whether as a direct signatory or as successor, assign, third party beneficiary, guarantor or otherwise, to, and neither the Company nor either Company Subsidiary is otherwise bound by, any lease or other contract under which the Company or either Company Subsidiary is obligated or may be obligated by any representation, warranty, covenant, restriction, indemnification or other undertaking respecting Hazardous Materials or under which any other person is or has been released respecting Hazardous Materials.

     (l) The Company, each Company Subsidiary, all predecessors of the Company or either Company Subsidiary, and any entity previously owned by the Company or either Company Subsidiary have provided all notifications and warnings, made all reports, and kept and maintained all records required pursuant to Environmental Laws.

     2.37 Foreign Corrupt Practices Act; Proper Business Practices. To the knowledge of the Company, neither the Company nor either Company Subsidiary, and no agent, employee or other Person associated with or acting on behalf of the Company or either Company Subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

     2.38 Takeover Statutes. The Company's Board of Directors has taken all appropriate action to approve this Agreement, the Voting Agreements, the Merger and the other transactions contemplated hereby pursuant to the provisions of
Section 912 of the NYBCL such that Section 912 of the NYBCL does not apply to this Agreement or the transactions contemplated hereby. No other Takeover Statute applicable to the Company or either Company Subsidiary is applicable to this Agreement, the Voting Agreements, the Merger or the other transactions contemplated hereby.

     2.39 Other Negotiations; Brokers; Third Party Expenses. None of the Company, either Company Subsidiary, nor any of their respective officers, directors, employees, agents, shareholders, members or Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, either Company Subsidiary or any such Affiliate) (a) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or (b) has entered into any Contract or had any discussions with any Person regarding any transaction involving the Company or either

Company Subsidiary which could result in Parent, the Company, either Company Subsidiary or any general partner, limited partner, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. Other than HLHZ, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of the Company or either Company Subsidiary. A complete and correct copy of each Contract between the Company or either Company Subsidiary, on the one hand, and HLHZ, on the other hand, is attached to Schedule 2.39.

     2.40 Opinion of Financial Advisor. The Company has been advised in writing by HLHZ that in the opinion of HLHZ, as of the date hereof, the consideration to be received by the shareholders of the Company pursuant to this Agreement is fair, from a financial point of view, to the shareholders of the Company, a signed copy of which opinion will be delivered to Parent upon the execution of this Agreement.

     2.41 Proxy Statement. The proxy statement (other than any information supplied by Parent in writing and stated to be specifically for use in such proxy statement) to be sent to the shareholders of the Company in connection with the Shareholder Meeting (such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to the Company's shareholders, at the time of the Shareholder Meeting or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholder Meeting which has become false or misleading. The Proxy Statement shall at all relevant times (including, without limitation, on the date of mailing to the Company's shareholders, at the time of the Shareholder Meeting and at the Effective Time) comply in all material respects as to form and substance with the provisions of the Exchange Act. If at any time prior to the Effective Time any event or information should be discovered by the Company which should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent.

     2.42 Non-Solicitation. Since April 10, 2002, neither the Company nor either Company Subsidiary has taken, nor has the Company permitted the officers, directors, employees, shareholders, attorneys, investment advisors, agents, representatives, Affiliates or Associates of the Company or either Company Subsidiary (collectively, "Representatives") to (directly or indirectly) take, any of the following actions with any Person other than Parent and its designees: (a) solicit, encourage, initiate, entertain, accept receipt of, review or encourage any proposals or offers from, or participate in or conduct discussions with or engage in negotiations with, any Person relating to any offer or proposal, oral, written or otherwise, formal or informal (a "Competing Proposed Transaction"), with respect to any possible Business Combination with the Company, either of the Company Subsidiaries or any of their respective Subsidiaries or Affiliates, (b) engage in any discussions or negotiations with, or provide any non-public information with respect to or access to any of the books or records of the Company or either Company Subsidiary to any Person, other than Parent, relating to (or which the Company or either Company Subsidiary believed would be used for the purpose of formulating an offer or proposal with respect to), or otherwise assist, cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with the Company, either Company Subsidiary or any of their respective Subsidiaries or Affiliates, (c) agree to, enter into a Contract with any Person, other than Parent, providing for, or approve a Business Combination with the Company, either Company Subsidiary or any of their respective Subsidiaries or Affiliates, (d) make or authorize any statement, recommendation, solicitation or endorsement in support of any possible Business Combination with the Company, either Company Subsidiary or any of their respective Subsidiaries or Affiliates other than by Parent, or (e) authorize or permit any of the Company's Representatives to take any such action.

     2.43 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any schedule to this Agreement furnished to Parent pursuant to any provision of this Agreement (including the Companies' Financials and the notes thereto) or in any of the closing documents delivered by Parent pursuant to any provision of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent hereby represents and warrants to the Company that:

     3.1 Organization and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Each of Parent and Merger Sub has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its respective Assets and Properties. Each of Parent and Merger Sub is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its respective Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary.

     3.2 Authority Relative to this Agreement. Each of Parent and Merger Sub has full corporate power and authority, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party and the consummation by each of Parent and a Merger Sub of the transactions contemplated hereby and thereby have been duly and authorized by all necessary action by the respective Boards of Directors of Parent and Merger Sub, and no other action on the part of the Board of Directors of either Parent or Merger Sub is required to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements to which Parent and/or Merger Sub is a party have been or will be, as applicable, duly and validly executed and delivered by Parent and/or Merger Sub, as applicable, and, assuming the due authorization, execution and delivery hereof by the Company and/or the other parties thereto, constitutes or will constitute, as applicable, a legal, valid and binding obligation of Parent and/or Merger Sub, as applicable, enforceable against Parent and/or Merger Sub, as applicable, in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     3.3 Merger Sub Capitalization. The authorized capital stock of Merger Sub consists only of 100 shares of Common Stock, $0.01 par value per share, all of which are issued and outstanding.

     3.4 No Conflicts. The execution and delivery by each of Parent and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party does not, and the performance by each of Parent and Merger Sub of its respective obligations under this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of its respective certificate of incorporation or bylaws;

     (b) conflict with or result in a violation or breach of any Law or Order applicable to it or its Assets or Properties; or

     (c) (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require it to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of the terms of (except for (A) such consents approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or federal securities laws, (B) such filings as may be required under the HSR Act and (C) such Approvals as may be required from any Governmental or Regulatory Authority under the Laws of any state), (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon it or its Assets or Properties, or (vii) result in the loss of a material benefit under, any of the terms, conditions or provisions of any Contract or License to which it is a party or by which any of its Assets and Properties are bound.

     3.5 Financing. As of the Effective Time, Parent will have access to funds in an amount sufficient to allow it to pay the Merger Consideration.

     3.6 Investment Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of Parent.

     3.7 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any schedule to this Agreement furnished by Parent pursuant to any provision of this Agreement or in any of the closing documents delivered by Parent pursuant to any provision of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE 4
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees, unless otherwise required pursuant to the express terms of this Agreement or if Parent has given its prior consent in writing (which consent shall not be unreasonably withheld), to carry on, and to cause each Company Subsidiary to carry on, its business in the usual, regular and ordinary course of business, to pay, and to cause each Company Subsidiary to pay, its Liabilities and Taxes when due in the usual, regular and ordinary course of business, to pay or perform and to cause each Company Subsidiary to pay or perform its other obligations when due in the usual, regular and ordinary course of business (other than Liabilities, Taxes and other obligations, if any, contested in good faith through appropriate proceedings), and to use, and to cause each Company Subsidiary to use, reasonable efforts to preserve intact its business organization, keep available the services of its officers and key employees and preserve its relationships with key providers, subscribers, suppliers, licensors, licensees, independent contractors and other Persons having business dealings with the Company and/or the Company Subsidiaries, and maintain the Company's and the Company Subsidiaries' respective Permits and Approvals, all with the express purpose and intent of preserving unimpaired the Company's and each Company Subsidiary's goodwill and ongoing business through the Effective Time. Except as otherwise expressly permitted by this Agreement, neither the Company nor either Company Subsidiary shall, without the prior written consent of Parent (which consent shall not be unreasonably withheld), take or agree in writing or otherwise to take any action that would make any of the Company's representations or warranties contained in this Agreement to be untrue or incorrect or prevent the Company from performing, or cause the Company not to perform, its agreements and covenants hereunder or knowingly cause any condition to Parent's closing obligations in Section 7.1 or
Section 7.3 not to be satisfied. Without limiting the generality of the foregoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as required or expressly permitted by this Agreement, neither the Company nor any Company Subsidiary shall cause or permit any of the following with respect to the Company or any Company Subsidiary, without the prior written consent of Parent (which consent shall (i) not be unreasonably withheld, except in the case of those matters set forth in subsections (e) and (v) below, with respect to which Parent may grant or deny consent in its sole and absolute discretion, and (ii) be granted as promptly as reasonably practicable, and in any event within two Business Days, or such shorter period as may be warranted due to exigent circumstances):

     (a) cause or permit any amendments to its certificate of incorporation or by-laws (or comparable organizational documents);

     (b) declare or pay any dividend on or make any other payment, dividend or distribution (whether in stock or property) in respect of any of its Equity Securities, or split, combine or reclassify any of its Equity Securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its Equity Securities; provided, however, that the Company or either Company Subsidiary may declare or pay cash dividends, so long as such dividends will not impair the obligation of the Company and the Company Subsidiaries to satisfy the Minimum Capital Requirements;

     (c) except as expressly contemplated by Section 1.6(d), accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

     (d) enter into any Contract or commitment, or amend or otherwise modify or waive any of the terms of any of its Contracts, other than (i) Contracts with providers (other than any Affiliate or Associate of the Company or either Company Subsidiary) entered into in the ordinary course of business which (A) involve total obligations of less than $1,000,000 per annum in the case of any provider that is a hospital or similar facility, or $150,000 per annum in the case of any other provider, and (B) have a term of not more than one year and
(ii) Contracts (excluding Contracts with providers) which involve total obligations of less than $50,000 per annum and which are not otherwise material to the business of the Company or the contracting Company Subsidiary, as applicable;

     (e) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any Equity Securities, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

     (f) transfer to any person or entity any rights to any Intellectual Property other than non-exclusive licenses in connection with the provision of services or benefits in the ordinary course of business;

     (g) sell, lease, license or otherwise dispose of or encumber any of its Assets and Properties, other than transactions in connection with cash management and investment activities entered into in the ordinary course of business, consistent with past practice, provided that the Company specifically notifies Parent of all such transactions in excess of $100,000;

     (h) acquire any Assets and Properties from any other Person, other than acquisitions in the ordinary course of business, consistent with past practice, not to exceed $100,000 in the aggregate during any month;

     (i) incur any Indebtedness, other than Indebtedness incurred in the ordinary course of business, consistent with past practice, not to exceed $50,000 in any instance or $100,000 in the aggregate during any month;

     (j) enter into any operating lease, other than in the ordinary course of business, consistent with past practice, and providing for payments of not greater than $50,000 over the term of the lease in any instance or $100,000 in the aggregate during any month;

     (k) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Companies' Financials and reasonable expenses incurred in connection with the transactions contemplated by this Agreement;

     (l) make any capital expenditures, capital additions or capital improvements, other than in the ordinary course of business, consistent with past practice, not to exceed $50,000 in any instance or $100,000 in the aggregate during any month;

     (m) reduce the amount of any insurance coverage provided by existing insurance policies, or fail to renew any such insurance policy;

     (n) terminate or waive any right of substantial value;

     (o) (i) adopt or amend any employee benefit or stock purchase or option plan, (ii) hire any new director level or officer level consultant or employee,
(iii) pay any special bonus or special remuneration to any employee, consultant or director or (iv) increase the salaries, wage rates, bonus levels, benefits, severance, termination pay, perquisites or compensation of any employee or consultant, other than increases in salaries or wage rates to non-director level or non-officer level employees, on an individual basis, in the ordinary course of business consistent with past practice;

     (p) establish or modify any targets, goals, pools or similar provisions under any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement;

     (q) commence a lawsuit other than (i) for the routine collection of bills,
(ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit, or (iii) for a breach of this Agreement;

     (r) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

     (s) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return (except for any Tax return that relates to the 2001 taxable period), enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

     (t) make any change in accounting policies, principles, methods, practices or procedures (including for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

     (u) revalue any of its assets, including writing off notes or accounts receivable or writing down any other assets;

     (v) (i) enter into any Contract with any Affiliate or Associate of the Company or either Company Subsidiary, (ii) enter into any other transaction which, if it had been entered into prior to the date hereof, would be required to be disclosed pursuant to Section 2.34, or (iii) make any payment to any Affiliate or Associate of the Company or either Company Subsidiary, other than payments required to be made pursuant to the express terms of any written Contract listed on Schedule 4.1;

     (w) fail to maintain or renew any Permits, fail to comply with any Law or Order in any material respect, or violate any Designated Contract in any material respect;

     (x) take or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (w) above.

     4.2 Operational Consultation. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall, and shall cause each Company Subsidiary to, (a) confer with Parent concerning any and all material operational matters relating to the Company or either Company Subsidiary, (b) review and obtain Parent's approval (not to be unreasonably withheld) for the 2003 Adjustable Community Rate filing for the Medicare line of business, scheduled to be filed by no later than July 1, 2002, (c) report not less than monthly to Parent concerning the business, operations and finances of the Company and the Company Subsidiaries, (d) review with Parent any material disbursements or payments (excluding payments to providers that are not Affiliates or Associates of the Company or either Company Subsidiary, other than payments required to be made pursuant to the express terms of any written Contract listed on Schedule 4.1) and (e) cooperate with Parent as may be reasonably requested by Parent from time to time to develop and implement an integration plan for the Company and the Company Subsidiaries.

     4.3 Child Health Plus Audit. Notwithstanding anything to the contrary contained herein, at the Closing, the amount of any premium overpayments determined to be due in connection with the audit by NY DOH of WCNY's participation in the Child Health Plus program shall be fully reserved for the outstanding liability on the Company's financial statements.

                                   ARTICLE 5
                              ADDITIONAL AGREEMENTS

     5.1 Shareholder Meeting. The Company will, consistent with applicable Law and its certificate of incorporation and bylaws, as soon as practicable following the date of this Agreement (but in any event not later than the date of mailing of the Proxy Statement as prescribed by Section 5.2), duly call, give notice of, convene and hold a meeting of shareholders (the "Shareholder Meeting") for the purpose of considering the approval and adoption of this Agreement and the Merger and at such meeting call for a vote in respect of the approval and adoption of this Agreement and the Merger. The Company shall consult with Parent regarding the date of the Shareholder Meeting and shall not postpone or adjourn (other than for the absence of a quorum or as may be reasonably necessary due to a delay in mailing the Proxy Statement solely as a result of the period of time necessary to respond to any comments received from the SEC staff with respect to the Proxy Statement) the Shareholder Meeting without the consent of

Parent. The Company will, through its Board of Directors, recommend to its shareholders the adoption of this Agreement, and shall not withdraw or modify such recommendation (provided, however, that the Board of Directors of the Company may exclude such recommendation from the Proxy Statement and otherwise change its recommendation if, pursuant to Section 5.5, it is permitted to endorse, recommend or approve and/or agree on a Superior Proposal). Subject to
Section 5.5, the Company shall use its reasonable best efforts to solicit from shareholders of the Company proxies in favor of the adoption of this Agreement and the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1 shall not be affected in any way by the commencement, public proposal, public disclosure or communication to the Company of a Competing Proposed Transaction or by any modification or withdrawal by the Board of Directors of its recommendation with respect to this Agreement and the Merger.

     5.2 Preparation of the Proxy Statement. The Company shall as soon as practicable after the date hereof (but in no event later than 20 days after the date hereof) prepare and file a preliminary Proxy Statement with the SEC and shall use its reasonable best efforts to respond to any comments of the SEC or its staff as promptly as practicable and to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable (but in no event later than five Business Days after (a) the tenth day after the filing date of the preliminary Proxy Statement (in the event the SEC staff does not review such preliminary Proxy Statement), or (b) the Company has received notification from the SEC staff that its review of the preliminary Proxy Statement has been satisfactorily completed, if applicable). The Company shall notify Parent promptly (but in any event not later than two Business Days) after the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Shareholder Meeting there shall occur any event or circumstance that should be set forth in an amendment or supplement to the Proxy Statement (provided that the receipt of any comments from the SEC or its staff relating to the Proxy Statement shall not be deeded to be an "event" or "circumstance" for such purposes), the Company shall as soon as practicable (but in no event later than five Business Days after the occurrence of such event or circumstance) prepare and file such an amendment or supplement with the SEC and shall use its reasonable best efforts to respond to any comments of the SEC or its staff as promptly as practicable and to cause such amendment or supplement to be mailed to the Company's shareholders as promptly as practicable (but in no event later than five Business Days after (a) the tenth day after the filing date of such amendment or supplement (in the event the SEC staff does not review such preliminary Proxy Statement), or (b) the Company has received notification from the SEC staff that its review of such amendment or supplement has been satisfactorily completed, if applicable). The Company shall not file or mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. Parent shall cooperate with the company in the preparation of the Proxy Statement or any amendment or supplement thereto. The Proxy Statement shall (i) solicit the adoption of this Agreement and the Merger by the shareholders of the Company, (ii) subject to Section 5.5, include the recommendation of the Board of Directors of the Company to the Company's shareholders that they vote in favor of the adoption of this Agreement and the Merger and (iii) include the fairness opinion of HLHZ referred to in Section 2.40.

     5.3 Access to Information. Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice the Company shall, and shall cause each Company Subsidiary to,
(a) give Parent and its officers, employees, accountants, actuaries, counsel, financing sources and other agents and representatives (collectively, the "Parent Representatives") full access during normal business hours to all of its buildings, offices, and other facilities and to all of its Books and Records, whether located on its premises or at another location; (b) permit Parent and the Parent Representatives to make such inspections during normal business hours as they may require; (c) cause its officers to furnish Parent and the Parent Representatives such financial, operating, technical, actuarial and cost data and other information with respect to the business and Assets and Properties and Taxes of the Company and each Company Subsidiary as Parent and the Parent Representatives from time to time may request, including without limitation financial statements, schedules and work papers; (d) allow Parent and the Parent Representatives the opportunity to interview during normal business hours such officers, employees, accountants, actuaries, counsel and other personnel and Affiliates of the Company and each Company Subsidiary with the Company's prior written consent, which consent shall not be unreasonably withheld or delayed; and (e) assist and cooperate with Parent and the Parent's Representatives in the development of integration plans for implementation by Parent and the Company following the Effective Time; provided, however, that no investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made by the Company herein. Materials furnished to Parent pursuant to this Section 5.3 may be used by Parent for strategic and integration planning purposes relating to accomplishing the transactions contemplated hereby.

     5.4 Public Disclosure. Unless otherwise required by Law (including federal and state securities laws), prior to the Effective Time, no party hereto shall (and each party hereto shall cause its respective Affiliates, Associates, employees, agents and representatives not to) issue any press release or make any other public disclosure (whether or not in response to any inquiry) with respect to the existence of, any subject matter of, or the terms and conditions of, this Agreement unless approved by the other party prior to release.

     5.5 No Solicitation

     (a) The Company acknowledges that the Company's Board of Directors has extensively solicited proposals for the sale of the Company from financial and strategic buyers and obtained valuations of the Company and relevant comparables from investment banks. Accordingly, and as a material inducement to Parent to execute this Agreement, until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not take, and will not permit either Company Subsidiary to take, nor will the Company permit any of the Company's Representatives to (directly or indirectly) take any of the following actions with any Person other than Parent and its designees: (a) solicit, initiate or knowingly encourage any proposals or offers from, or participate in or conduct discussions with or engage in negotiations with, any Person relating to any Competing Proposed Transaction with respect to any possible Business Combination with the Company, either of the Company Subsidiaries or any of their respective Subsidiaries or Affiliates (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (b) engage in any discussions or negotiations with, or provide any non-public information with respect to or access to any of the books or records of the Company or either Company Subsidiary to any Person, other than Parent, relating to (or which the Company or either Company Subsidiary believes would be used for the purpose of formulating an offer or proposal with respect to), or otherwise knowingly assist, cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with the Company, either Company Subsidiary or any of their respective Subsidiaries or Affiliates (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (c) agree to, enter into a Contract with any Person, other than Parent, providing for, or approve a Business Combination with the Company, either Company Subsidiary or any of their respective Subsidiaries or Affiliates (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (d) make or authorize any statement, recommendation, solicitation or endorsement in support of any possible Business Combination with the Company, either Company Subsidiary or any of their respective Subsidiaries or Affiliates (whether such Subsidiaries are in existence on the date hereof or are hereafter organized) other than by Parent, or (e) authorize or permit any of the Company's Representatives to take any such action; provided, however, that nothing herein shall prohibit the Company's Board of Directors from, to the extent applicable, complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to a Competing Proposed Transaction. Notwithstanding the immediately preceding sentence, at any time prior to the time at which this Agreement shall have been adopted by the Company's shareholders, if the Board of Directors of the Company shall have not violated the provisions of this Section 5.5(a) and shall have received an unsolicited written Competing Proposed Transaction then, to the extent that the Board of Directors of the Company (i) believes in good faith after advice from its financial advisor and after considering all terms and conditions of such written Competing Proposed Transaction, including the likelihood and timing of its consummation, that such Competing Proposed Transaction would result in a transaction more favorable to Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Competing Proposed Transaction being referred to in this Agreement as a "Superior Proposal") and (ii) determines in good faith after receiving advice from outside legal counsel that it is necessary for the Board of Directors of the Company to take any of the following actions to comply with its fiduciary duties to shareholders under applicable law, Company and the Representatives may, subject to compliance with Section 5.5(c), furnish in connection therewith information to, and enter into, maintain or continue discussions or negotiations with, any person that makes such unsolicited Superior Proposal after the date hereof, and such actions shall not be considered a breach of this Section 5.5 or any other provisions of this Agreement, provided that in each such event the Company notifies Parent of such determination by the Company's Board of Directors and provides Parent with a true and complete copy of the Superior Proposal received from such third party, and provides (or has provided) Parent with all documents containing or referring to non-public information of Company that are supplied to such third party; provided, however, that the Company provides such non-public information pursuant to a non-disclosure agreement at least as restrictive on such third party as the Confidentiality Agreement is on Parent. The Company shall, and shall cause each Company Subsidiary to, immediately cease and cause to be terminated any such contacts or negotiations with any Person relating to any such transaction or Business Combination referred to in the second sentence of this Section 5.5(a).

     (b) Neither the Company's Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval of this Agreement or the transactions contemplated hereby or the recommendation that the shareholders of the Company vote in favor of the adoption of this Agreement at the Shareholders Meeting or (ii) recommend, adopt or approve, or proposed publicly to recommend, adopt or approve, any Competing Proposed Transaction (such actions are hereinafter referred to as an "Adverse Recommendation Change"); provided, however, that nothing herein shall prohibit the Company's Board of Directors from, to the extent applicable, complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to a Competing Proposed Transaction. Notwithstanding the immediately preceding sentence, at any time prior to the time at which this Agreement shall have been adopted by Company's shareholders, if the Board of Directors of the Company shall have not violated the provisions of Section 5.5(a) and shall have received an unsolicited written Competing Proposed Transaction then, to the extent that the Board of Directors of the Company (i) believes in good faith after receiving advice from its financial advisor and after considering all terms and conditions of such written Competing Proposed Transaction, including the likelihood and timing of its consummation, that such Competing Proposed Transaction would result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement and (ii) determines in good faith after advice from outside legal counsel that it is necessary for the Board of Directors of the Company to take any of the following actions to comply with its fiduciary duties to shareholders under applicable Law, the Company's Board of Directors may make an Adverse Recommendation Change, and such actions shall not be considered a breach of this Section 5.5, provided that in each such event Company notifies Parent of such determination by the Company Board of Directors and provides Parent with a true and complete copy of the Superior Proposal received from such third party, and provides (or has provided) Parent with all documents containing or referring to non-public information of Company that are supplied to such third party; provided, however, that Company provides such non-public information pursuant to a non-disclosure agreement at least as restrictive on such third party as the Confidentiality Agreement is on Parent; and provided, further, that the Company's Board of Directors may not make an Adverse Recommendation Change in response to an unsolicited Superior Proposal until after the third Business Day following Parent's receipt of written notice (a "Notice of Adverse Recommendation") from the Company advising Parent that the Company's Board of Directors intends to make such an Adverse Recommendation Change and specifying the terms and conditions of such Superior Proposal (it being understood and agreed by the parties that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new three Business Day period). In determining whether to make an Adverse Recommendation Change in response to a Superior Proposal, the Company's Board of Directors shall take into account any changes to the terms of this Agreement proposed by Parent in response to a Notice of Adverse Recommendation or otherwise.

     (c) In addition to the obligations of the Company set forth in subsections
(a) and (b) of this Section 5.5, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal (formal or informal, oral, written or otherwise) relating to, or any inquiry or contact from any Person with respect to, a Competing Proposed Transaction, the Company shall immediately notify Parent thereof and provide Parent with the details thereof, including the identity of the Person or Persons making such offer or proposal, and will keep Parent fully informed on a current basis of the status and details of any such offer or proposal and of any modifications to the terms thereof. The Company acknowledges that this Section 5.5 was a significant inducement for Parent to enter into this Agreement and the absence of such provisions would have resulted in either (i) a material reduction in the Merger Consideration or (ii) a failure to induce Parent to enter into this Agreement.

     5.6 Approvals. Subject to Section 5.2, Parent shall use commercially reasonable efforts to obtain all Approvals from Governmental or Regulatory Authorities as may be required in connection with the Merger, and the Company shall provide Parent with such assistance and information as is required to obtain such Approvals. The Company shall use commercially reasonable efforts to obtain all Approvals from any other Person as may be required in connection with the Merger.

     5.7 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which will cause any representation or warranty of the Company or Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.8 Additional Documents and Further Assurances; Cooperation.

     (a) At any time or from time to time after the Closing, each party hereto, at the request of any other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including, but not limited to, all action reasonably necessary to seek and obtain any and all Approvals of any Government or Regulatory Authority or Person required in connection with the Merger) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. Without limiting the generality of the preceding sentence, if, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, properties, rights, privileges, powers and franchises of the Company, the officers and directors of the Company are fully authorized in the name of the Company to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with the Agreement. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the Merger to be satisfied.

     (b) Except as otherwise expressly permitted by this Agreement, Parent shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld), take or agree in writing or otherwise to take any action that would make any of Parent's representations or warranties contained in this Agreement to be untrue or incorrect or prevent Parent from performing its agreements and covenants hereunder or knowingly cause any condition to the Company's closing obligations in Section 7.1 or Section 7.2 not to be satisfied.

     5.9 Company's Auditors. The Company will use commercially reasonable efforts to cause its independent auditors to facilitate on a timely basis (a) the review of the Company's audit or work papers, including the examination of selected interim financial statements and data and (b) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Parent or its accountants.

     5.10 Takeover Statutes. If any Takeover Statute is or may become applicable to the transactions contemplated hereby, the Board of Directors of the Company will grant such approvals within its power and take such actions within its power as are necessary so that the transactions contemplated by this Agreement and the Ancillary Agreements may be consummated as promptly as practicable on the terms contemplated hereby and otherwise take such actions within its power to eliminate the effects of any Takeover Statute on any of the transactions contemplated hereby.

     5.11 Delivery of Stock Ledger, Minute Book and Assets and Properties of the Company. At the Closing, (a) the Company shall deliver the original stock ledgers and minute books of the Company and each Company Subsidiary to Parent and (b) the Company shall cause the directors and officers of the Company and each Company Subsidiary, and their respective Affiliates and Associates, to return to the Company and/or the Company Subsidiaries any Assets and Properties of the Company or either Company Subsidiary used by such director, officer, Affiliate or Associate.

     5.12 Resignations. At the Closing, the Company shall deliver to Parent the resignations of all officers and directors of the Company and each of the Company Subsidiaries from such positions, effective at the Effective Time.

     5.13 Certain Expenses. Any Expenses payable by the Company, including, without limitation, any fees payable by the Company to HLHZ, shall be deducted and paid from the aggregate Merger Consideration.

     5.14 Termination of Affiliate Agreements. The Company shall cause all Contracts disclosed or required to be disclosed in Schedule 2.34, other than any such Contracts designated by Parent in writing prior to the Closing, to be terminated prior to the Closing.

     5.15 Indemnification of Directors and Officers.

     (a) Parent and the Surviving Corporation agree that all rights to indemnification and exculpation from Liabilities or acts or omissions occurring at or prior to the Effective Time in favor of current or former directors or officers of the Company or either Company Subsidiary, as provided in the Company's and the Company Subsidiaries' respective certificate of incorporation and bylaws, in each case as in effect on the date hereof, shall survive the Merger and shall continue in full force and effect after the Effective Time; provided, however, that such indemnification and exculpation obligations shall be subject to any limitation imposed from time to time under applicable Law.

     (b) For six years after the Effective Time, Parent will cause the Surviving Corporation to provide "run-off" officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time on terms substantially similar to those of such policy in effect on the date hereof; provided that $300,000 shall be deducted and paid from the aggregate Merger Consideration to defray the cost to the Surviving Corporation of providing such insurance.

                                   ARTICLE 6
                                   TAX MATTERS

     6.1 Tax Returns. Parent shall prepare and file (or cause to be prepared and filed) all Tax Returns with respect to the Company and the Company Subsidiaries for all taxable periods ending on or before the date of the Closing and not filed prior to the Closing, as well as all Tax Returns for all taxable periods ending after the Closing.

     6.2 Termination of Tax Sharing Agreements. The Company hereby agrees and covenant that neither the Company nor either Company Subsidiary has or will have any obligations to another party pursuant to any tax sharing agreement or any similar arrangement in effect at any time before or at the Effective Time, and any further obligation that might otherwise have existed thereunder shall be extinguished as of the Effective Time.

     6.3 Conduct of Audits and Other Procedural Matters. Parent shall have the right to control any audit or examination by any Taxing Authority, and have the right to initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes for all taxable periods of the Company and the Company Subsidiaries.

     6.4 FIRPTA Compliance. At or prior to the Effective Time, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

                                   ARTICLE 7
                            CONDITIONS TO THE MERGER

     7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

     (a) HSR Approval. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (b) No Injunctions or Regulatory Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect; no Governmental or Regulatory Authority shall have notified any party to this Agreement that such Governmental or Regulatory Authority intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental or Regulatory Authority shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Effective Time; nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement that would prohibit the consummation of the Merger.

     (c) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company in accordance with the NYBCL and the certificate of incorporation of the Company.

     7.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company:

     (a) Representations and Warranties. The representations and warranties made by Parent in this Agreement shall be true and correct in all material respects when made and at and as of the Effective Time as though such representations and warranties were made at and as of the Effective Time (other than representations and warranties which by their express terms are made solely as of a specified earlier date and except for any changes specifically contemplated or permitted by this Agreement), and the representations and warranties made as of a specified date earlier than the Effective Time shall also be true and correct in all material respects as of such earlier date; provided, however, that in the case of any representation or warranty that is already qualified by materiality (whether by means of the use of the term "material" or a variation thereof, or the use of a minimum dollar threshold), such materiality qualifiers shall not be taken into account in determining whether the conditions set forth in this
Section 7.2(a) have been satisfied.

     (b) Performance. Parent shall have performed and complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent at or before the Effective Time.

     (c) Officers' Certificate. Parent shall have delivered to the Company (i) a certificate, dated as of the date of the Closing and executed by its President and Chief Executive Officer, certifying that the conditions set forth in Sections 7.2(a) and 7.2(b) have been fulfilled and (ii) a certificate attaching
(A) copies of the certificate of incorporation and by-laws of Parent as in effect immediately prior to the Effective Time, (B) copies of resolutions adopted by Parent's board of directors authorizing the transactions contemplated by this Agreement and (C) a certificate of good standing of Parent issued by the Secretary of State of the State of Delaware as of a date not more than ten days prior to the Effective Time, certified in the case of (A) and (B) as of the date of the Closing by the Secretary of Parent as being true, correct and complete.

     (d) Acquisition of the Florida Companies. Parent shall have consummated the acquisition of all of the outstanding Equity Securities of the Florida Companies, pursuant to the terms of the Florida Companies Acquisition Agreement.

     (e) Governmental and Regulatory Approvals. Approvals from any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained without the imposition of any conditions or requirements which are materially adverse to the Company.

     7.3 Additional Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

     (a) Representations and Warranties. The representations and warranties made by the Company in this Agreement shall be true and correct in all material respects when made and at and as of the Effective Time as though such representations and warranties were made at and as of the Effective Time (other than representations and warranties which by their express terms are made solely as of a specified earlier date and except for any changes specifically contemplated or permitted by this Agreement) and the representations and warranties made as of a specified date earlier than the Effective Time shall also have been true and correct in all material respects on and as of such earlier date; provided, however, that in the case of any representation or warranty that is already qualified by materiality (whether by means of the use of the term "material" or a variation thereof, or the use of a minimum dollar threshold), such materiality qualifiers shall not be taken into account in determining whether the conditions set forth in this Section 7.3(a) have been satisfied.

     (b) Performance. The Company shall have performed and complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or before the Effective Time.

     (c) Officers' Certificates. The Company shall have delivered to Parent (i) a certificate, dated as of the date of the Closing and executed by its President and Chief Executive Officer, certifying that the conditions set forth in Sections 7.3(a), 7.3(b) and 7.3(i) have been fulfilled and (ii) a certificate attaching (A) copies of the certificate of incorporation and by-laws (or comparable organizational documents) of the Company and each Company Subsidiary as in effect immediately prior to the Effective Time, (B) copies of resolutions adopted by the Company's board of directors and shareholders authorizing the transactions contemplated by this Agreement and (C) a certificate of good standing of the Company and each Company Subsidiary issued by the Secretary of State of the state of its incorporation as of a date not more than ten days prior to the Effective Time, certified in the case of (A) and (B) as of the date of the Closing by the Secretary of the Company as being true, correct and complete.

     (d) Consents. Parent shall have been furnished with evidence reasonably satisfactory to it of the written Approval of those Persons whose Approval is required in connection with the Merger under any Contract listed on Schedule 2.6.

     (e) Regulatory Approvals. There shall not have been any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Merger or the other transactions contemplated by the terms of this Agreement which would permit consummation of the Merger only (i) if material divestitures were made, (ii) if Parent, the Surviving Corporation or either of the Company Subsidiaries were to agree to material limitations on the business activities or operations of Parent, the Surviving Corporation or either of the Company

Subsidiaries or (iii) upon satisfaction of any other condition or requirement, the effect of which, either individually or in the aggregate, in the reasonable opinion of Parent, would materially adversely effect the business or operations of Parent, the Surviving Corporation or either of the Company Subsidiaries or the consummation of the transactions contemplated by this Agreement.

     (f) Corporate Legal Opinion. Parent shall have received a legal opinion from Foley & Lardner, corporate counsel to the Company, in the form attached as Exhibit E.

     (g) No Material Adverse Change. There shall have occurred no Material Adverse Change.

     (h) Acquisition of the Florida Companies. Parent shall have consummated the acquisition of all of the outstanding Equity Securities of the Florida Companies, pursuant to the terms of the Florida Companies Acquisition Agreement.

     (i) Dissenting Shareholders. Holders of not more than 10% of the outstanding shares of Company Common Stock shall have delivered prior to the Shareholder Meeting timely written notice of such holder's intent to demand payment as a dissenting shareholder for such shares in accordance with the NYBCL.

     (j) Resignations. Parent shall have received each of the resignations described in Section 5.12.

     (k) Minimum Capital Requirements. The Balance Sheets delivered by the Company shall satisfy the Minimum Capital Requirements.

     (l) Governmental and Regulatory Approvals. Approvals from any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained without the imposition of any conditions or requirements which are materially adverse to Parent.

     (m) Termination of Options. Parent shall have received evidence reasonably satisfactory to it that the Stock Option Plans, and all Options granted under the Stock Option Plan, shall have been terminated in accordance with Section 1.6(d).

                                   ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger cancelled at any time prior to the Effective
Time:

     (a) by mutual written agreement of Parent and the Company;

     (b) by Parent or the Company if: (i) the Closing has not occurred before 5:00 p.m. (Eastern Time) on October 31, 2002 (provided, however, that (A) the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before such date and (B) such date shall automatically be extended until

December 31, 2002 in the event that any of the conditions set forth in Section 7.1(a), 7.2(e) or 7.3(l) shall not have been satisfied by October 31, 2002);
(ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental or Regulatory Authority that would make consummation of the Merger illegal; or (iv) any of the Approvals required to be obtained from any Governmental or Regulatory Authority to permit the consummation of the Merger as provided in Section 5.6 shall be denied, or shall be granted with conditions or requirements that are materially adverse to the terminating party, and any applicable periods to appeal such decision shall have expired (provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iv) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure to obtain such Approval);

     (c) by Parent if there shall be any action taken, or any Law or Order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental or Regulatory Authority, which would: (i) prohibit Parent's ownership or operation of all or any material portion of the business of the Company or the Company Subsidiaries, (ii) compel Parent to dispose of or hold separate all or any portion of the Assets and Properties of the Company or the Company Subsidiaries as a result of the Merger, or (iii) prevent or impair Parent's ability to operate the Company or the Company Subsidiaries in a manner substantially similar to their respective operations prior to the date of this Agreement;

     (d) by Parent if (i) any representation or warranty of the Company in this Agreement is not true and correct in any material respect either on the date of this Agreement or at the Closing, such that the conditions set forth in clauses
(a) or (h) of Section 7.3 would not be satisfied, and, if such breach of a representation or warranty is capable of being cured, such breach shall not have been fully cured within 15 days following delivery by Parent to the Company of written notice of such breach, or (ii) the Company shall not have complied in full with any covenant or agreement contained in this Agreement and, if such failure to comply is capable of being cured, such non-compliance shall not have been fully cured within 15 days following delivery by Parent to the Company of written notice of such non-compliance, or (iii) the Company or any Company Subsidiary makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company or any Company Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of any Indebtedness under any applicable Laws;

     (e) by the Company if (i) any representation or warranty of Parent in this Agreement is not true and correct in any material respect either on the date of this Agreement or at the Closing, such that the conditions set forth in clause
(a) of Section 7.2 would not be satisfied, and, if such breach of a representation or warranty is capable of being cured, such breach shall not have been fully cured within 15 days following delivery by the Company to Parent of written notice of such breach, or (ii) Parent shall not have complied in full with any covenant or agreement contained in this Agreement and, if such failure to comply is capable of being cured, such non-compliance shall not have been fully cured within 15 days following delivery by the Company to Parent of written notice of such non-compliance, or (iii) Parent makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Parent seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of any Indebtedness under any applicable Laws;

     (f) by Parent, if (i) the Company shall have failed to comply with Section 5.5, (ii) the board of directors of the Company shall have failed to present and recommend the approval and adoption of this Agreement and the Merger to the shareholders of the Company, or withdrawn, modified or changed its recommendation of this Agreement or the Merger in a manner adverse to Parent,
(iii) the board of directors of the Company shall have approved or recommended to the shareholders of the Company a Competing Proposed Transaction, (iv) a Competing Proposed Transaction shall have been announced or otherwise become publicly known and the Board of Directors of the Company shall have (A) failed to recommend against acceptance of such by its shareholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance of a Competing Proposed Transaction involving a tender offer or exchange offer by its stockholders), (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within 10 Business Days of the first announcement or other public knowledge of such proposal for a Competing Proposed Transaction or (C) determined that the Competing Proposed Transaction was a Superior Proposal, or (v) the board of directors of the Company shall have resolved to take any of the actions described above; or

     (g) by Parent or the Company, if the Merger shall fail to receive the requisite votes for approval at the Shareholders' Meeting or any adjournment or postponement thereof (provided that the right to terminate this Agreement under this subsection (g) shall not be available to the Company in the event that the failure to obtain such shareholder approval shall have been caused by the action or failure to act of the Company and such action or failure constitutes a breach by the Company of this Agreement).

     (h) by Parent, if Parent and the Company are unable to agree upon the Balance Sheets pursuant to Section 1.7(c).

     8.2 Effect of Termination. Except as set forth in Section 8.3, in the event of a valid termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger, or the Company, or their respective officers, directors, shareholders, members or Affiliates or Associates; provided, however, that termination of this Agreement shall be without prejudice to any rights any party may have hereunder against any other party for any breaches of this Agreement prior to its termination; and provided, further, that the provisions of Sections 5.4, 8.2 and Article 9, and the applicable definitions set forth in Article 10, of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3 Expenses and Termination Fee.

     (a) Except as otherwise set forth in this Section 8.3, regardless of whether the Closing occurs, the parties hereto shall pay their own Expenses arising after April 10, 2002.

     (b) Without limiting any other remedies available to Parent for any willful or intentional breach of this Agreement, in the event that (i) Parent shall terminate this Agreement pursuant to Section 8.1(d) or Section 8.1(f), (ii) Parent or the Company shall terminate this Agreement pursuant to Section 8.1(b)(i) without the Shareholders' Meeting having occurred (provided that the sole reason for the failure of the Shareholders' Meeting to have occurred shall not be the failure of the SEC to approve the Proxy Statement, notwithstanding the Company's best efforts to obtain such approval) or (iii) Parent or the Company shall terminate this Agreement pursuant to Section 8.1(g) and at any time after the date of this Agreement and prior to the Shareholders' Meeting there shall have been a Competing Proposed Transaction with respect to the Company, and the Company shall have executed a definitive agreement with respect to such Competing Proposed Transaction, or such Competing Proposed Transaction shall have been consummated within nine months of such termination, then the Company shall pay to the Company (the "Termination Fee") a sum equal to all of Parent's Expenses (other than any such Expenses previously paid by the Company), and an additional amount equal to $300,000. Any Termination Fee shall be paid by wire transfer in same day funds to the account or accounts designated by Parent within three Business Days of the date of termination.

     (c) In the event that Parent or the Company shall terminate this Agreement pursuant to Section 8.1(g) and the Termination Fee is not payable pursuant to subsection (b)(iii) of this Section 8.3, then the Company shall pay to Parent, in same day funds within three (3) Business Days of the date of termination, a sum equal to all of Parent's Expenses (other than any such Expenses previously paid by the Company).

     8.4 Termination of Representations and Warranties. Each of the representations and warranties of the Parent, the Company and Merger Sub contained in this Agreement shall terminate at the Effective Time.

                                   ARTICLE 9
                            MISCELLANEOUS PROVISIONS

     9.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

If to Parent or Merger Sub:

              WellCare Acquisition Company
              67 East 11th Street, Suite 318
              New York, NY 10003
              Facsimile No.: (212) 388-1659
              Attn: Todd Farha, President and Chief Executive Officer with a copy to:

              Brobeck, Phleger & Harrison LLP
              2100 Reston Parkway, Suite 203
              Reston, VA 20191
              Facsimile No.: (703) 621-3001
              Attn: Thaddeus Bereday, Esq.

If to the Company to:

              The WellCare Management Group, Inc.
              6800 Dale Mabry, Suite 268
              Tampa, FL 33164
              Facsimile No.: (813) 290-6369
              Attn: Sandip Patel, Esq.

with a copy to:

              Foley & Lardner
              100 North Tampa Street, Suite 2700
              Tampa, FL 33602-5804
              Facsimile No.: (813) 221-4210
              Attn: Martin A. Traber, Esq.

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 9.1, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 9.1, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this
Section 9.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 9.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     9.2 Entire Agreement; Modification. This Agreement and the Exhibits and Schedules hereto, and each of the Ancillary Agreements, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be amended or modified only by an instrument in writing duly executed by the parties to this Agreement.

     9.3 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     9.4 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person.

     9.5 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     9.6 Headings. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     9.7 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     9.9 Jurisdiction; Venue. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York, and each party hereby irrevocably accepts and consents to the exclusive personal jurisdiction of those courts for such purpose. In addition, each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in any state or federal court sitting in the city of New York and further irrevocably waives any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

     9.10 Waiver of Trial by Jury. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO

AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR PROCEEDING.

     9.11 Interpretation. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction.

     9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     9.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

                                   ARTICLE 10
                                   DEFINITIONS

     10.1 Definitions. As used in this Agreement, the following defined terms shall have the meanings set forth below:

     "1993 Plan" has the meaning set forth in Section 1.6(d).

     "1996 Plan" has the meaning set forth in Section 1.6(d).

     "Actions or Proceedings" means any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation, audit or other proceeding, whether civil, criminal or administrative, in law or in equity, or commenced by or before any arbitrator or Governmental or Regulatory Authority.

     "Adverse Recommendation Change" has the meaning set forth in Section 5.5.

     "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) ten percent (10%) or more of any class of equity securities of that Person or any of its Affiliates or
(ii) ten percent (10%) or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) as to a corporation, each director and officer thereof, and as to a partnership, each general partner thereof, and as to a limited liability company, each managing member or similarly authorized person thereof (including officers), and as to any other entity, each Person exercising similar authority to those of a director or officer of a corporation. For the purposes of this definition, "control" (including with correlative meanings, the terms

"controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

     "Agency Audits" means any audits and all other state or federal audits, recoupments and overpayment, false claim, fine or penalty actions, in each case including any threatened or preliminary reports, audits, recoupments and overpayment, false claim, fine or penalty actions, (i) covering any of the following, or any matter similar to any of the following: Medicare/Medicaid dual HMO enrollment, newborn eligibility payments, downward substitution of (nursing home) care, death audits (payments for deceased members), recipients enrolled in counties with no certificates of authority, recipients ineligible for HMO coverage, coordination of benefits, patient responsibility, deductible, dual payments to another provider, and non-compliance with the Medicaid or Medicare HMO/managed care contract or applicable Laws, including but not limited to non-compliance with quality assurance requirements, reporting requirements, emergency room and other claim payment requirements, marketing practices requirements, employee compensation requirements, member grievance requirements or similar matters, or (ii) conducted or threatened to be conducted by the CMS, the NY DOI, the CT DOI, the NY DOH or the CT DSS.

     "Aggregate Net Worth Amount" means the sum (whether a positive or negative number) of the Net Worth Amounts reflected on the Balance Sheets for the Company and each Company Subsidiary.

     "Aggregate Required Net Worth Amount" means the sum of the Required Net Worth Amounts for the Company and each Company Subsidiary, in each case as of the date of the Balance Sheets.

     "Agreement" means this Agreement and Plan of Merger, including (unless the context otherwise requires) the Exhibits and Schedules and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

     "Ancillary Agreements" means the Voting Agreements and the Non-Competition Agreements.

     "Applicable Accounting Principles" shall mean (a) with respect to the Company, GAAP, and (b) with respect to each of the Company Subsidiaries, SAP applied in accordance with all applicable Laws.

     "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

     "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     "Audited Financial Statement Date" means December 31, 2001.

     "Audited Financial Statements" means the following financial statements:
(a) with respect to the Company, the audited consolidated balance sheet of the Company and subsidiaries as of December 31, 2001 and December 31, 2000, and the related audited consolidated statements of operations, shareholders' deficiency and cash flows for the years ended December 31, 2001 and December 31, 2000, (b) with respect to WCNY, the audited statements of admitted assets, liabilities and surplus - statutory basis as of December 31, 2001 and December 31, 2000, and the related audited statements of operations - statutory basis, changes in surplus - statutory basis and cash flows - statutory basis for the years ended December 31, 2001 and December 31, 2000, and (c) with respect to FirstChoice, the audited statements of admitted assets, liabilities and surplus - statutory basis as of December 31, 2001 and December 31, 2000, and the related audited statements of operations - statutory basis, changes in surplus - statutory basis and cash flows - statutory basis for the years ended December 31, 2001 and December 31, 2000.

     "Balance Sheet(s)" has the meaning set forth in Section 1.7(c).

     "Books and Records" means all files, documents, instruments, papers, books and records relating to the business or Assets and Properties of a Company, including financial statements, internal reports, Tax Returns and all related work papers, schedules, correspondence, auditor communications, actuarial worksheets or calculations, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files, claims data, medical management information and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

     "Business Combination" means, with respect to any Person, (a) any merger, consolidation, share exchange reorganization or other business combination transaction to which such Person is a party, (b) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person (except for issuances of common stock upon conversion of preferred stock outstanding on the date hereof or the exercise of options or warrants outstanding on the date hereof or issued in accordance with the covenants of this Agreement), (c) any acquisition, tender offer (including a self tender), or exchange offer for 15% or more of the outstanding shares of capital stock of such Person or the filing of a registration statement under the Securities Act in connection therewith, (d) any sale, dividend or other disposition of all or a material or significant portion of the Assets and Properties of such Person (including by way of exclusive license or joint venture formation) or (e) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of such Person, with respect to any of the foregoing.

     "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

     "Certificate of Merger" has the meaning set forth in Section 1.1.

     "Certificates" has the meaning set forth in Section 1.8(c).

     "Child Health Plus" shall mean the State of New York's Child Health Plus program and the State of Connecticut's Healthcare for Uninsured Kids and Youth Part B ("Husky B") program.

     "Class A Common Stock" has the meaning set forth in Section 2.3(a). "Closing" has the meaning set forth in Section 1.2.

     "CMS" means the United States Center for Medicare and Medicaid Services.

     "COBRA" has the meaning set forth in Section 2.18(f).

     "Commercial Lines of Business" shall mean the commercial lines of business of FirstChoice but shall exclude all Medicare business.

     "Companies' Financials" means the Audited Financial Statements and the Interim Financial Statements.

     "Companies' GAAP Financials" has the meaning set forth in Section 2.8(b).

     "Companies' Intellectual Property" shall mean any Intellectual Property that (a) is owned by, (b) is licensed to, (c) was developed or created by or for any Company or (d) is used in or necessary for the conduct of the business of each Company as presently or heretofore conducted or as proposed to be conducted, including any Intellectual Property created by any of the Companies' founders, employees or consultants and including any Intellectual Property created by any of the Companies' founders prior to the creation of such Company.

     "Companies' SAP Financials" has the meaning set forth in Section 2.8(b).

     "Company" has the meaning set forth in the forepart of this Agreement.

     "Company Accountants" shall mean Deloitte & Touche LLP.

     "Company Acquisition" and "Company Acquisitions" shall have the meanings ascribed to them in Section 2.15 of this Agreement.

     "Company Common Stock" has the meaning set forth in Section 2.3(a).

     "Company Plan" means a Plan maintained by the Company or either Company Subsidiary, or to which the Company or either Company Subsidiary contributes, for the benefit of its current or former employees.

     "Company SEC Documents" has the meaning set forth in Section 2.8(a).

     "Company Subsidiaries" shall mean WCNY and FirstChoice.

     "Competing Proposed Transaction" has the meaning set forth in Section 2.42.

     "Confidentiality Agreement" shall mean that certain letter agreement dated May 2, 2001 between HLHZ and the Company.

     "Contract" means any contract, agreement, arrangement or understanding, whether oral or written.

     "CT DOI" means the State of Connecticut Department of Insurance.

     "CT DSS" means the State of Connecticut Department of Social Services.

     "CT Managed Care Act" means the Connecticut Managed Care Act (Public Act No. 97-99, as amended by Public Act No. 97-8).

     "Designated Contract" means any Contract of the following types:

          (i) any distributor, sales, advertising, agency or manufacturer's representative Contract;

          (ii) any continuing Contract for the purchase of materials, supplies, equipment or services involving more than $100,000 per annum;

          (iii) any Contract with any officer, director, employee, consultant, or Affiliate or Associate of the foregoing;

          (iv) any Contract that expires or may be renewed at the option of any person other than a Company so as to expire more than one year after the date of this Agreement;

          (v) any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

          (vi) any Contract for capital expenditures in excess of $100,000 in the aggregate;

          (vii) any Contract limiting the freedom of any Company to engage in any line of business or to compete with any other Person or any confidentiality, secrecy or non-disclosure Contract;

          (viii) any Contract pursuant to which a Company is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in the case of any such Contract more than $50,000 per annum; or

          (ix) any Contract of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

     "Dissenting Shareholders" has the meaning set forth in Section 1.6(c).

     "Dissenting Shares" has the meaning set forth in Section 1.6(c).

     "Effective Time" has the meaning set forth in Section 1.2.

     "Environment" means air, surface water, ground water, or land, including land surface or subsurface, and any receptors such as persons, wildlife, fish, biota or other natural resources.

     "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the CHM Environmental Response, Compensation and Liability Information System, or on any similar state list of sites relating to investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any location at which there has been a Release or threatened or suspected Release of a Hazardous Material.

     "Environmental Law" means any federal, state, local or foreign environmental, health and safety or other Law relating to of Hazardous Materials, including without limitation the CHM, Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

     "Environmental Permit" means any permit, license, approval, consent or authorization required under or in connection with any Environmental Law and includes without limitation any and all orders, consent orders or binding agreements issued by or entered into with a Governmental or Regulatory Authority.

     "Equity Equivalents" means securities (including Options to purchase any shares of capital stock or limited liability company units) which, by their terms, are or may be exercisable, convertible or exchangeable for or into common stock, preferred stock, limited liability company units or other securities either at the election of the holder thereof or otherwise.

     "Equity Security" or "Equity Securities" means all shares of capital stock of all classes, any and all limited liability company units, membership interests or other equity of any type and all Equity Equivalents.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any corporation or other entity that, along with the Company or either Company Subsidiary, constitutes a controlled group of business within the meaning of Section 4001(a)(14) of ERISA.

     "ERISA Affiliate Plan" means a Plan maintained by an ERISA Affiliate, other than the Company or either Company Subsidiary.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     "Expenses" shall mean all out-of-pocket expenses (including, without limitation, reasonable attorneys fees and expenses, all fees and expenses of accountants, financial advisors, experts and consultants) incurred by any party hereto, or by any of their respective Affiliates or Associates, in connection with or related to the preparation, negotiation or execution of this Agreement, the performance of any obligations pursuant to this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, the filing of any HSR Act notice or any other filings required to be filed by any Governmental or Regulatory Authority.

     "Family Health Plus" shall meant the State of New York's Family Health Plus program (N.Y. Social Services Law section 369-ee).

     "FirstChoice" means FirstChoice HealthPlans of Connecticut, Inc., a Connecticut corporation.

     "Florida Companies" means, collectively, Well Care HMO, Inc., a Florida corporation, HealthEase of Florida, Inc., a Florida corporation, Comprehensive Health Management, Inc., a Florida corporation, and Comprehensive Health Management of Florida, L.C., a Florida limited liability company.

     "Florida Companies Acquisition Agreement" means the Purchase Agreement of even date herewith entered into among Parent, the Florida Companies and the stockholders of the Florida Companies.

     "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, any state thereof, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include all self regulatory organizations, insurance and health care authorities and any stock exchange, quotation service and the National Association of Securities Dealers. The foregoing shall include, but not be limited to, the NY DOI, the CT DOI, the NY DOH, the CT DSS, any Medicare or Medicaid authorities, the CMS and any other federal or state insurance, health care, or HMO regulatory body that regulates the Company or either Company Subsidiary.

     "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law, (c) any biohazardous or biomedical waste, as such terms are defined by the Laws of the United States or (d) any other chemical, material, substance or waste which is regulated by any Governmental or Regulatory Authority or which could constitute a nuisance.

     "HLHZ" means Houlihan Lokey Howard and Zukin, financial advisor to the Company.

     "HMO" means health maintenance organization.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Income Tax" means (a) any income, alternative or add-on minimum, gross income, gross receipts, franchise or profits tax, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign); or (b) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. ss.1.1502-6 or comparable provisions of any Taxing Authority in respect of a Tax Return of a Relevant Group or any Contract.

     "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than provider claims, rent payments and trade payables or accruals incurred in the ordinary course of business), (d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

     "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

     "Interim Financial Statement Date" means March 31, 2002.

     "Interim Financial Statements" means (a) the unaudited consolidated balance sheet of the Company and subsidiaries as of March 31, 2002, and the related unaudited consolidated statement of operations, shareholders' deficiency and cash flows for the three month period ended on such date, (b) the unaudited statements of admitted assets, liabilities and surplus - statutory basis of WCNY as of March 31, 2002, and the related unaudited statements of operations - statutory basis, changes in surplus - statutory basis and cash flows - statutory basis for the three month period ended on such date and (c) the unaudited statements of admitted assets, liabilities and surplus - statutory basis of FirstChoice as of March 31, 2002, and the related unaudited statements of operations - statutory basis, changes in surplus - statutory basis and cash flows - statutory basis for the three month period ended on such date.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans, margin accounts and other investment or portfolio assets owned of record or beneficially by the Company or either Company Subsidiary.

     "IRS" means the United States Internal Revenue Service or any successor entity.

     "June 30 Financials" has the meaning set forth in Section 1.7(b).

     "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority. "Law" and "Laws" shall include, but not be limited to, all Laws relating to (i) the licensure, certification, qualification or authority to transact business relating to the provision of and/or payment for health benefits and insurance, including but not limited to ERISA, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Health Insurance Portability and Accounting Act of 1996 and Titles XVIII and XIX of the United States Code, (ii) all Laws relating to the regulation of HMOs, workers compensation, managed care organizations, insurance, preferred provider organizations, point-of-service plans, certificates of need, third-party administrators, utilization review, coordination of benefits, hospital reimbursement, Medicare and Medicaid participation, physician investment, fraud and abuse and patient referrals and (iii) all other Laws governing the corporate, business, financial or other activities of the Companies.

     "Lease Documents" has the meaning set forth in Section 2.20(d).

     "Leased Real Property(ies)" has the meaning set forth in Section 2.20(a).

     "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

     "License" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including without limitation any covenants not to sue with respect to any Intellectual Property).

     "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

     "Material Adverse Change" means any circumstance, change in, or effect on the Company or either Company Subsidiary that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Company or either Company Subsidiary is, or would be reasonably expected to be, materially adverse to the financial condition, business, operations, assets or Liabilities, key provider relationships, Governmental or Regulatory Authority relationships (as they currently exist), compliance with Laws, results of operations or the condition (financial or otherwise) of any Company.

     "Medicaid" means the applicable provision of Title XIX of the Social Security Act and the regulations promulgated thereunder and the state laws and regulations implementing the Medicaid program.

     "Medicare" means the applicable provisions of Title XVIII of the Social Security Act and the regulations promulgated thereunder.

     "Merger" has the meaning set forth in Recital A.

     "Merger Consideration" has the meaning set forth in Section 1.6(a).

     "Merger Sub" has the meaning set forth in the forepart of this Agreement.

     "Merger Sub Common Stock" has the meaning set forth in Section 1.6(e).

     "Minimum Capital Requirements" has the meaning set forth in Section 1.7(c).

     "NAIC" means the National Association of Insurance Commissioners.

     "Net Worth Amount" means, with respect to the Company or either Company Subsidiary, the positive or negative number calculated as (a) the total assets of such Person reduced by (b) the total liabilities of such Person, calculated in each case in accordance with the Applicable Accounting Principles; provided, however, that in calculating the Net Worth Amount of the Company, the Net Worth Amounts of the Company Subsidiaries shall be excluded to the extent that the Net Worth Amounts of the Company Subsidiaries would otherwise be included in the Net Worth Amount of the Company on a GAAP basis.

     "Notice of Adverse Recommendation" has the meaning set forth in Section
5.5.

     "NYBCL" has the meaning set forth in Section 1.1.

     "NY DOH" means the State of New York Department of Health.

     "NY DOI" means the State of New York Department of Insurance.

     "NY Managed Care Act" means the New York Managed Care Act, codified at 1996 N.Y. Laws Ch. 705.

     "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (a) purchase or otherwise receive or be issued any Equity Securities of such Person or any security of any kind convertible into or exchangeable or exercisable for Equity Securities or other equity interests of such Person or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of Equity Securities or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

     "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "Other Tax" means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign).

     "Parent" has the meaning set forth in the forepart of this Agreement.

     "Parent Representatives" has the meaning set forth in Section 5.3.

     "Paying Agent" has the meaning set forth in Section 1.8(a).

     "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

     "Permit" or "Permits" means any license, permit, franchise or authorization.

     "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "Plan" mean (a) an "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) and (b) any similar employment, severance or other arrangement or policy (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

     "Proxy Statement" has the meaning set forth in Section 2.41.

     "PTO" means the United States Patent and Trademark Office.

     "Regulated Entities" means WCNY and FirstChoice.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

     "Relevant Group" has the meaning set forth in Section 2.14(a).

     "Representatives" has the meaning set forth in Section 2.42.

     "Required Net Worth Amount" means, with respect to the Company and each of the Company Subsidiaries, the minimum Net Worth Amount that will permit such Person to comply, as of the date of determination, with all applicable Laws, all NAIC standards and the Applicable Accounting Principles (in each case, without special consideration from any Governmental or Regulatory Authority), taking into account the total liabilities of such Person as of the date of determination (and including the effect of any audit adjustments, adjustments for regulatory charges, refunds, assessments or allocations).

     "Review Report" has the meaning set forth in Section 1.7(b).

     "SAP" means, with respect to WCNY, statutory accounting principles as defined under NY DOI regulation 172, including but not limited to the accounting standards as codified by the NAIC and, with respect to FirstChoice, the accounting standards as codified by the NAIC.

     "SEC" means the Securities and Exchange Commission or any successor entity.

     "SEC Documents" means, with respect to any Person, each report, schedule, form, statement or other document filed or required to be filed with the SEC by such Person pursuant to Section 13(a) of the Exchange Act.

     "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "Shareholder Meeting" has the meaning set forth in Section 5.1.

     "Site" means any of the real properties currently or previously owned, leased, occupied, used or operated by any Company, any predecessors of such Company, or any entities previously owned by a Company, including all soil, subsoil, surface waters and groundwater.

     "Social Security Act" means the Social Security Act of the United States, as amended.

     "Stock Option Plans" has the meaning set forth in Section 1.6(d).

     "Statutory Surplus" means, with respect to any of the Regulated Entities, the amount of such Company's surplus determined in accordance with SAP.

     "Subsidiary" means any Person in which any Company or Parent, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

     "Superior Proposal" has the meaning set forth in Section 5.5.

     "Surplus Notes" has the meaning set forth in Section 2.3(f).

     "Surviving Corporation" has the meaning set forth in Section 1.1.

     "Takeover Statute" means a "fair price," "merger moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States.

     "Tax" or "Taxes" means Income Taxes and/or Other Taxes, as the context requires.

     "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

     "Tax Laws" means the Internal Revenue Code, federal, state, county, local or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

     "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

     "Termination Fee" has the meaning set forth in Section 8.3(b).

     "Undesignated Common Stock" has the meaning set forth in Section 2.3(a).

     "Voting Agreement" and "Voting Agreements" have the meanings set forth in Recital E.

     "WCNY" means Well Care of New York, Inc., a New York corporation.

     10.2 Construction.

     (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of a Company, (iv) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation" and (v) the predicate of any noun or pronoun shall be the immediately preceding prior noun. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

     (b) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person, and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after due inquiry. For this purpose, "due inquiry" with respect to any matter means inquiry of and consultations with
(A) the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as such officers and directors, (B) other employees of and the advisors to such Person, including legal counsel and outside auditors, who have principal responsibility for the matter in question or are otherwise likely to have information relevant to the matter, and (C) the stockholders owning more than ten percent (10%) of the equity interests, by vote or value, of such Person.

     (c) All references to "dollars" or "$" in this Agreement shall mean United States dollars.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have executed this Agreement or caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.



WellCare Acquisition Company


By:
   -----------------------------------------
    Todd Farha
    President and Chief Executive Officer




WellCare Merger Sub, Inc.


By:
   -----------------------------------------
    Todd Farha
    President and Chief Executive Officer




The WellCare Management Group, Inc.


By:
   -----------------------------------------
    Name:
    Title:

                                                                      Appendix 2

                            FORM OF VOTING AGREEMENT

                                                                 EXECUTION COPY


                                VOTING AGREEMENT

     This VOTING AGREEMENT (this "Agreement") is made and entered into as of May ___, 2002 between WellCare Acquisition Company, a Delaware corporation ("Parent"), and the undersigned shareholder (the "Shareholder") of The WellCare Management Group, Inc., a New York corporation (the "Company"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement (as defined below).

                                    RECITALS

     A. Pursuant to an Agreement and Plan of Merger of even date herewith (as the same may from time to time be amended, the "Merger Agreement") among Parent, WellCare Merger Sub, Inc., a New York corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, Merger Sub will be merged with and into the Company and the shareholders of the Company will receive cash as set forth in the Merger Agreement (the "Merger").

     B. As a condition to, and in consideration for, Parent's willingness to enter into the Merger Agreement and to consummate the Merger, Parent has required that the Shareholder enter into this Agreement.

     C. The Shareholder is the owner of the number of shares of the Company's Common Stock and/or the Company's Class A Common Stock indicated on the signature page of this Agreement (collectively, the "Shares").

     NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), intending to be legally bound hereby, the Shareholder and Parent agree as follows:

     1. Agreement to Retain Shares. Unless specifically required by court order or operation of law, in which case the transferee shall agree to be bound by this Agreement as if it were the Shareholder hereunder, the Shareholder agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber any Shares or New Shares (as hereinafter defined), or any interest therein, or to make any offer or enter into any agreement relating thereto, at any time prior to the earlier to occur of (i) the Effective Time or (ii) the termination of the Merger Agreement in accordance with the terms thereof (the "Expiration Date").

     2. Agreement to Vote Shares and Take Certain Other Actions.

     (a) Prior to the Expiration Date, unless the Company's Board of Directors shall have made an Adverse Recommendation Change under circumstances expressly permitted by Section 5.5(b) of the Merger Agreement, which Adverse Recommendation Change shall not have been subsequently withdrawn, at every meeting of the shareholders of the Company at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following matters, the Shareholder shall vote the Shares and any New Shares: (i) in favor of the adoption of the Merger Agreement and the terms thereof, and each of the other transactions contemplated by the Merger Agreement, and any matter which would, or could reasonably be expected to, facilitate the Merger or any of the transactions contemplated by the Merger Agreement; (ii) against approval of any proposal made in opposition to or in competition with the consummation of the Merger or the Merger Agreement; (iii) against any Competing Proposed Transaction involving the Company or either Company Subsidiary; (iv) against any liquidation or winding up of the Company; and (v) against any other proposal or action which would, or could reasonably be expected to, prohibit or discourage the Merger (each of (ii) through (v) is hereinafter referred to as an "Opposing Proposal").

     (b) Prior to the Expiration Date, the Shareholder, as the holder of voting stock of the Company, shall be present, in person or by proxy, at all meetings of shareholders of the Company at which any matter referred to in this Section 2 is to be voted upon so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings.

     (c) This Agreement is intended to bind the Shareholder only with respect to the specific matters set forth herein, and shall not prohibit the Shareholder from acting in accordance with the Shareholder's fiduciary duties as an officer or director of the Company, to the extent applicable.

     3. Irrevocable Proxy. The Shareholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Annex A (the "Proxy"), such Proxy to cover the Shares and all New Shares in respect of which the Shareholder is entitled to vote at any meeting of the shareholders of the Company (including, without limitation, each written consent in lieu of a meeting) prior to the Expiration Date. In the event that the Shareholder is unable to provide any such Proxy in a timely manner, the Shareholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of the Shareholder, such power of attorney, being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of the Shareholder. Upon the execution of this Agreement by the Shareholder, the Shareholder hereby revokes any and all prior proxies or powers of attorney given by the Shareholder with respect to the voting of the Shares and agrees not to, prior to the Expiration Date, (a) grant any subsequent proxies or powers of attorney with respect to the voting of the Shares, (b) deposit any of the Shares into a voting trust, or (c) enter into a voting agreement with respect to any of the Shares.

     4. New Shares. The Shareholder agrees that any shares of capital stock or voting securities of the Company that the Shareholder purchases or with respect to which the Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares and to the extent that the nature of the Shareholder's beneficial ownership of such New Shares enables the Shareholder to grant such rights with respect thereto.

     5. Representations and Warranties of Shareholder. The Shareholder represents and warrants to Parent that (a) the Shareholder is a record or beneficial owner of the Shares, with power to vote the Shares or cause the Shares to be voted; (b) the Shares constitute the Shareholder's entire interest in the outstanding capital stock and voting securities of the Company, other than Shares that are subject to employee stock options or other rights to acquire capital stock of the Company; (c) no other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire the Shares or any portion of the Shares; (d) the Shares are, and will be at all times up until the Expiration Date, free and clear of any liens, claims, options, charges or other encumbrances; (e) the Shareholder's address is accurately set forth on the signature page hereto; (f) the Shareholder has full power and legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder; (g) this Agreement has been duly and validly executed and delivered by the Shareholder and constitutes the valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law; and (h) the execution and delivery of this Agreement by the Shareholder does not, and the performance of the Shareholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or the Shares or New Shares are or will be bound or affected.

     6. Additional Agreements and Covenants of Shareholder.

     (a) The Shareholder waives, as of the Effective Time, any claims it may have in its capacity as a shareholder of the Company and has no knowledge of any pending or threatened claims against the Company by any other security holder of the Company.

     (b) Subject to Section 2(c), until the Expiration Date, the Shareholder will not: (i) solicit, initiate, encourage or take any other action to facilitate, directly or indirectly, any Opposing Proposal; (ii) initiate, directly or indirectly, any contact with any Person in an effort to or with a view towards soliciting any Opposing Proposal; (iii) furnish information concerning the business, properties or assets of the Company or either Company Subsidiary to any Person or other entity or group (other than Parent, or any associate, agent or representative of Parent) under any circumstances that could reasonably be expected to relate to an actual or potential Opposing Proposal;
(iv) negotiate or enter into discussions or any agreement, directly or indirectly, with any entity or group with respect to any potential Opposing Proposal; or (v) otherwise cooperate in any way with, or assist or participate in any effort or attempt by any Person with respect to any Opposing Proposal.

     (c) The Shareholder agrees not to take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of the Shareholder to perform his or her obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby or by the Merger Agreement.

     (d) The Shareholder understands and agrees that if the Shareholder attempts to transfer, vote or provide any other Person with the authority to vote any of the Shares or New

Shares other than in compliance with this Agreement, the Company shall not, and the Shareholder hereby unconditionally and irrevocably instructs the Company not to, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or New Shares or record such vote unless and until the Shareholder shall have complied with the terms of this Agreement.

     7. Additional Documents. The Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

     8. Consent and Waiver. The Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which the Shareholder is a party or pursuant to any rights the Shareholder may have.

     9. Termination. This Agreement and the Proxy delivered in connection herewith, and all obligations of the Shareholder hereunder and thereunder, shall terminate and shall have no further force or effect after the Expiration Date.

     10. Miscellaneous.

     (a) Entire Agreement; Modification. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be amended or modified only by an instrument in writing duly executed by the parties to this Agreement.

     (b) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and the Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

     (c) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

If to Parent, to:

              WellCare Acquisition Company
              67 East 11th Street, Suite 318
              New York, NY 10003
              Facsimile No.: (212) 388-1659
              Attn: Todd Farha, President and Chief Executive Officer

with a copy to:

              Brobeck, Phleger & Harrison LLP
              2100 Reston Parkway, Suite 203
              Reston, VA 20191
              Facsimile No.: (703) 621-3001
              Attn: Thaddeus Bereday, Esq.

If to the Shareholder to:

              _____________________________
              _____________________________
              Facsimile No.: (___) ___-____
              Attn: _______________________

with a copy to:

              Foley & Lardner
              100 North Tampa Street, Suite 2700
              Tampa, FL 33602-5804
              Facsimile No.: (813) 221-4210
              Attn: Martin A. Traber, Esq.


All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10(c), be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section 10(c), be deemed given upon facsimile confirmation, and (iii) if delivered by overnight courier to the address as provided in this Section 10(c), be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 10(c). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     (d) Binding Effect. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     (e) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     (f) Jurisdiction; Venue. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York, and each party hereby irrevocably accepts and consents to the exclusive personal jurisdiction of those courts for such purpose. In addition, each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in any state or federal court sitting in the city of New York and further irrevocably waives any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

     (g) Waiver of Trial by Jury. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR PROCEEDING.

     (h) Severability. Any term or provision of this Agreement that is invalid, illegal or unenforceable in any situation in any jurisdiction shall not affect the validity, legality or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If such invalidity, illegality or unenforceability is caused by length of time or size of area, or both, the otherwise invalid provision shall be, without further action by the parties, automatically amended to such reduced period or area as would cure such invalidity, illegality or unenforceability; provided, however, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction in which such determinations is made.

     (i) Interpretation. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction.

     (j) Headings. The headings and table of contents used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     (k) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Parent and the Shareholder executed this Agreement as of the date first written above.

WELLCARE ACQUISITION COMPANY              STOCKHOLDER


By:
   -----------------------------------    -------------------------------------
   Todd Farha                             (Signature)
   President and Chief
   Executive Officer

                                          -------------------------------------
                                          (Print Name of the Shareholder)


                                          -------------------------------------
                                          (Print Street Address)


                                          -------------------------------------
                                          (Print City, State and Zip)


                                          -------------------------------------
                                          (Print Telephone Number)





Total Number of Shares of the Company's Common Stock owned directly on the date hereof:

_________________________________


Total Number of Shares of the Company's Class A Common Stock owned directly on the date hereof:

_________________________________



                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                                                       ANNEX A


                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                       THE WELLCARE MANAGEMENT GROUP, INC.


     The undersigned shareholder of The WellCare Management Group, Inc., a New York corporation (the "Company"), hereby irrevocably appoints the members of the Board of Directors of WellCare Acquisition Company, a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to (i) all of the issued and outstanding shares of capital stock of the Company that now are owned of record by the undersigned and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares owned of record by the undersigned shareholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such Shares until after the Expiration Date (as defined below).

     This Irrevocable Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger (the "Merger Agreement") by and among Parent, WellCare Merger Sub, Inc., a New York corporation ("Merger Sub"), and the Company, which Merger Agreement provides for the merger of Merger Sub with and into the Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) the termination of the Merger Agreement in accordance with the terms thereof.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting: (i) in favor of the adoption of the Merger Agreement and the terms thereof, and each of the other transactions contemplated by the Merger Agreement, and any matter which would, or could reasonably be expected to, facilitate the Merger or any of the transactions contemplated by the Merger Agreement; (ii) against approval of any proposal made in opposition to or in competition with the consummation of the Merger or the Merger Agreement; (iii) against any Competing Proposed Transaction (as defined in the Merger Agreement) involving the Company or any subsidiary of the Company; (iv) against any liquidation or winding up of the Company; and (v) against any other proposal or action which would, or could reasonably be expected to, prohibit or discourage the Merger.

     The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

     All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Dated:  May __, 2002
                                      -------------------------------------
                                      (Signature of the Shareholder)


                                      -------------------------------------
                                      (Print Name of the Shareholder)


                                      Shares owned of record:


                                      _______________________ shares of
                                      Common Stock of the Company

                                      _______________________ shares of Class A
                                      Common Stock of the Company




                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]

                                                                      Appendix 3

                                FAIRNESS OPINION


                  [Letterhead of Houlihan Lokey Howard & Zukin]

May 17, 2002

board of directors
WellCare Management Group, Inc.
6800 North Dale Mabry Hwy., Suite 268
Tampa, Florida 33614

Dear Sirs:

We understand that WellCare Acquisition Company (entity funded by Soros Private Equity Partners LLC), a Delaware corporation (the "Parent Company"), and WellCare Merger Corp. (the "Merger Sub"), a New York corporation and a wholly owned subsidiary of the Parent Company, have proposed to enter into a cash merger (the "Merger" hereinafter) with WellCare Management Group, Inc., a New York corporation, ("WellCare" or the "Company" hereinafter). At the consummation of the Merger, the Merger Sub will merge with WellCare, and the corporate existence of the Merger Sub will cease, while WellCare will continue as the surviving corporation. Pursuant to the Merger all shares of WellCare Common Stock issued and outstanding, which are currently held by public stockholders, will be converted into the right to receive cash.

It is also our understanding that the consideration being paid to the public shareholders is $11,750,000 in cash less estimated transaction expenses of $913,759 and estimated regulatory capital requirement of $1,447,000. The estimated transaction expenses and capital requirements may change prior to closing; however, in no event will the actual incurred expenses exceed the amounts listed herein. With 39,121,695 public shares outstanding, the net purchase price equates to approximately $0.24 per share. Excluded from the above share count are 4,006,000 management options outstanding, which will be terminated upon the closing of the Transaction without consideration. Also, WellCare's representations and warranties will not survive closing. Dr. Kiran Patel (majority shareholder in WellCare) and shareholders of WellCare HMO, Inc., Healthease of Florida, Inc., and Comprehensive Health Management, Inc., are indemnifying the buyer of WellCare for actual medical claims incurred but not reported ("IBNR") (based on claims run-out) that are higher than the recorded IBNR as of the closing date. Such transaction and all related transactions are referred to collectively herein as the "Transaction."

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address WellCare's underlying business decision to effect the Transaction.

In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1. reviewed WellCare's annual reports to shareholders on Form 10-K for the fiscal years ended December 31, 1998 through 2001 and a draft copy of the Form 10-Q prepared by WellCare for the period ended March 31, 2002, which WellCare's management has represented as being the most current financial statements available;

     2.   reviewed the most recent copy of the:

          -    Agreement and Plan of Merger between WellCare and WC Merger Corp.

                                      3-1

     3. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met with representatives of the Company's independent accounting firm, investment bankers and counsel to discuss certain matters;

     4.   visited the corporate office of the Company in Tampa, Florida;

     5. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ended December 31, 2002 through 2006;

     6. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

     7. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction;

     8. reviewed drafts of certain documents to be delivered at the closing of the Transaction; and

     9. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the Public Stockholders of the Company in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.


                                      3-2

                                                                      Appendix 4

                           DISSENTERS' RIGHTS STATUTE

       SECTION 910 AND SECTION 623 OF THE NEW YORK GENERAL CORPORATION LAW

ss. 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange

(a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

(1) Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

(A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

(i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

(ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

(iii) Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

(C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

                                      4-1

(3) Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

ss. 623. Procedure to enforce shareholder's right to receive payment for shares

(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all

                                      4-2
his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenters rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for

                                      4-3
his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

(1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

(2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenters rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

(3) All dissenting shareholders, excepting those who, as provided in paragraph
(g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

(4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

(5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

(6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any

                                      4-4
shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

(7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

(8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

(1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

(2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

(3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

                                      4-5

(l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).




                                      4-6

PROXY                             WELLCARE                                 PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                SPECIAL MEETING OF STOCKHOLDERS -[JULY 30], 2002

         The undersigned, having received the notice of the special meeting and accompanying proxy statement, hereby revokes all previous proxies and appoints each of [____________________] and [_______________], each with the power to appoint his substitute, as proxies of the undersigned, and hereby authorizes them to represent and to vote all the shares of common stock of WellCare held of record by the undersigned on [_______________], 2002, at the special meeting of stockholders of WellCare to be held on [July 30], 2002, and at any adjournment or postponement thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Special Meeting of Stockholders
                       The WellCare Management Group, Inc.


                                 [July 30, 2002]



                 Please Detach and Mail in the Envelope Provided

|X|  Please mark your
     vote as in this
     example.

          Proposal 1:  Adoption of the merger agreement dated May 17, 2002 among
                       The WellCare Management Group, Inc., WellCare
                       Acquisition Company, and WellCare Merger Sub, Inc., and the transactions contemplated thereby.

             |_| FOR                 |_| AGAINST                    |_| ABSTAIN

          Proposal 2:  In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the special meeting and upon other matters as may properly come before the meeting.

             |_| FOR                 |_| AGAINST                    |_| ABSTAIN


    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE MERGER.


________________________    ___________________________  DATED _________________
SIGNATURE OF STOCKHOLDER    SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as name or names appear hereon. If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please put full title under signature.